As filed with the Securities and Exchange Commission on June 17, 1998
                                                Registration No. 333-_____


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    ----------

                           ABN AMRO MORTGAGE CORPORATION
          (Exact name of registrant as specified in governing instruments)

                                    ----------

       Delaware              181 West Madison Street              363886007
   (State or other           Chicago, Illinois  60602         (I.R.S. Employer
   jurisdiction of       (Address of principal executive       Identification
   incorporation or                  offices)                      Number)
    organization)

                                    ----------

                                Joseph Krul, President
                             ABN AMRO Mortgage Corporation
                                181 West Madison Street
                                Chicago, Illinois  60602
                                     (248) 643-2530
                           (Name and address of agent for service)

                                    ----------

                                     Copies to:
                                 Diane Citron, Esq.
                                Mayer, Brown & Platt
                              190 South LaSalle Street
                            Chicago, Illinois  60603-3441
                                    (312) 782-0600

                                    ----------

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
        From time to time after this Registration Statement becomes effective.


       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                                    ----------

                           CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                                          Maximum       Maximum
                                         Offering      Aggregate    Amount of
   Title of Securities   Amount to be    Price Per     Offering    Registration
     being Registered     Registered       Unit*        Price*         Fee(2)
   -------------------   ------------    ---------     ---------   -------------
 Mortgage Pass-Through    $1,000,000       100%       $1,000,000    $295.00
 Certificates(1)

*      Estimated solely for the purpose of calculating the registration fee.
(1) Also registered hereby are secondary market sales in Mortgage Pass-Through Certificates to be effected by ABN-AMRO Chicago Incorporated, the volume of which cannot be determined.
(2) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to $___________ of securities previously registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-42127), as to which this Registration Statement constitutes a Post-Effective Amendment.

                                    ----------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            EXPLANATORY NOTE

       This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in the offering of each Series of Mortgage Pass-Through Certificates. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of certificates, the specific classes of certificates to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement. Because an affiliate of the Registrant intends to make a market in the Certificates of one or more Series for which its acts as an underwriter, immediately following the form of the Prospectus and Prospectus Supplement there follow (a) alternate pages of the Prospectus and (b) alternate pages of the form of Prospectus Supplement. All other pages of the Prospectus and Prospectus Supplement are also to be used in the market-making Prospectus and Prospectus Supplement.

              SUBJECT TO COMPLETION, DATED                   , 199

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                   , 199[ ])

                            $       [(APPROXIMATE)]

                      ABN AMRO MORTGAGE CORPORATION*[LOGO]

                                   DEPOSITOR

      MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199[ ]-[    ][, CLASS  ]

   [PRINCIPAL AND INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH BEGINNING IN
                                        , 199[ ]]
                            ------------------------

THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ABN AMRO
        MORTGAGE CORPORATION OR ANY OF ITS AFFILIATES. NEITHER THESE
            CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE
             GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
                                 UNITED STATES.
                            ------------------------

    The Mortgage Pass-Through Certificates, Series 199[ ]-    , offered hereby
will [consist of] [include]    classes: [list classes] (the "Certificates").
[The issuance of the Certificates is subject to the condition that they be rated
at least [       ] by [       ].]

    Distributions to Certificateholders will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the immediately succeeding
Business Day, commencing in [             ] 199[ ] (each, a "Distribution
Date"). Distributions of principal of and interest on [each Class of] Certificates will be distributed on each Distribution Date to the extent described herein. See "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein. [listing of classes, with principal balances, remittance rates and other applicable information]

                                                                             UNDERWRITING
                                                                             DISCOUNTS AND      PROCEEDS TO ISSUER OR
                                                     PRICE TO PUBLIC          COMMISSIONS           OTHER PERSONS
Per Unit........................................
Total...........................................

    [This Prospectus Supplement and the related Prospectus may be used by ABN AMRO Incorporated, an affiliate of the Depositor, in connection with offers and sales related to secondary market transactions in the Certificates. ABN AMRO Incorporated may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

    [The Certificates are being offered by the Underwriter(s) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales may be made to investors at the same price or at different prices. See "Method of Distribution" herein. The aggregate proceeds (excluding accrued interest) to ABN AMRO Mortgage Corporation (the "Company") from the sale of the Certificates, before deducting expenses estimated to be
$       , will be   % of the initial aggregate Certificate Principal Balance.
The difference between the consideration received by the Company in payment for the Certificates and the aggregate proceeds from the sale of the Certificates realized by the Underwriter(s) will constitute underwriting discounts and commissions. The Company has agreed to indemnify the Underwriter(s) against certain liabilities, including liabilities under the Securities Act of 1933. See "Method of Distribution" herein.]

                           --------------------------

    [SEE "RISK FACTORS" BEGINNING PAGE S-  HEREIN AND ON PAGE   OF THE
ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING CERTIFICATES.]
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY
         SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

    [The Certificates are offered by the Underwriter(s), as specified herein, subject to receipt and acceptance by them, and subject to [it][their] right to reject any order in whole or in part and to certain other conditions. It is expected that delivery of the Certificates will be made [at the offices of
                          , New York, New York][through the facilities of
                          ] on or about                     , 199[ ].]
(Additional cover page information is contained on the reverse side of this page.

ABN AMRO INCORPORATED                               [NAME OF OTHER UNDERWRITERS]

     The date of this Prospectus Supplement is                   , 199[ ].

    The Certificates[, together with the "residual interest" evidenced by the Class R Certificate (which is not offered hereby),] will evidence all the beneficial ownership interest in a trust (the "Trust") established by the Company. The Trust will contain a pool (the "Mortgage Pool") of conventional one- to four-family, [fixed rate], [adjustable rate] first lien residential mortgage loans (the "Mortgage Loans") deposited into the Trust by the Company
[and [master] serviced by                         ([in its capacity as [master]
servicer,] the "Servicer")] [or certificates of interest or participations
therein] [,a mortgage pool insurance policy issued by [                ], a
[reserve fund] [letter of credit] [insurance policy] [bond] [guaranty] covering up to a specified amount of losses arising from special hazards, certain mortgage repurchase defaults by the [Master] Servicer and Mortgagor bankruptcy,] and certain other assets, all as described herein. [All of the Mortgage Loans
will be acquired by the Company from                         ([in its capacity
as seller,] the "Seller"). The Company will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain administrative services specified in the Pooling Agreement (in such capacity, the "Certificate Administrator").]

    Except for certain representations and warranties relating to the Mortgage Loans and certain other exceptions, the Master Servicer's obligations with respect to the Certificates are limited to its contractual servicing obligations. In the event the amount available for distribution to Certificateholders on any Distribution Date is less than the amount due them, the Master Servicer will advance cash to the Certificateholders to the extent set forth herein. See ["Advances" herein and] "Description of the Certificates--Advances and Limitations Thereon" in the Prospectus.

    The Company intends to cause an election to be made to treat the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Certificates will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of a REMIC "residual interest". See "Certain Federal Income Tax Consequences" in the Prospectus.

    The Certificates evidence interests in the Trust only and are payable solely from amounts received with respect thereto.

    The Company has the right to effect early retirement of the Certificates under certain circumstances. See "Description of the Certificates--Optional Termination of the Trust" herein.

    [MORTGAGORS MAY PREPAY THE MORTGAGE LOANS AT ANY TIME WITHOUT PENALTY. THE YIELD ON THE INTEREST STRIP CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE INTEREST STRIP CERTIFICATES, INCLUDING THE POSSIBILITY THAT IF THE RATE OF PRINCIPAL PREPAYMENTS IS EXTREMELY RAPID, SUCH INVESTORS MAY NOT FULLY RECOUP THEIR INITIAL INVESTMENTS. IN ADDITION, IF THE PASS-THROUGH RATES ON THE MORTGAGE LOANS WHICH PREPAY ARE HIGHER THAN THE WEIGHTED AVERAGE PASS-THROUGH RATE ON THE MORTGAGE LOANS, DISTRIBUTIONS TO THE INTEREST STRIP CERTIFICATES (WHICH ARE SOLELY ATTRIBUTABLE TO THE EXCESS OF INTEREST AT THE WEIGHTED AVERAGE PASS-THROUGH RATE ON THE
MORTGAGE LOANS THEN OUTSTANDING OVER   % PER ANNUM) WILL DECREASE TO A GREATER
EXTENT THAN IF THE PREPAYMENTS ARE ON MORTGAGE LOANS WITH PASS-THROUGH RATES WHICH ARE EQUAL TO OR BELOW THE WEIGHTED AVERAGE PASS-THROUGH RATE. SEE "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.]

    The Certificates will represent undivided interests in the principal and interest payments on the Mortgage Loans in the Mortgage Pool. The Certificates are offered in denominations equivalent to not less than [$100,000] initial Certificate Principal Balance each and multiples of [$1,000] in excess thereof, except that one Certificate will be issued in a different amount as to each Class having an initial Class Principal Balance that is not a multiple of $1,000. [Interest Strip Certificates are offered in denominations equivalent to
not less than        , and multiples of        in excess thereof.] There is at
present no market for [any Class of][the] Certificates and there can be no assurance that a secondary market for [any Class of] [the] Certificates will develop or, if it does develop, that it will provide Certificateholders [of such Class] with liquidity of investment or will continue for the life of [such Class of] [the]Certificates.

    The Certificates offered by this Prospectus Supplement constitute a separate Series of Certificates being offered by the Company from time to time pursuant
to the Prospectus dated                   , 199[ ], of which this Prospectus
Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

    [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------

SUMMARY INFORMATION........................................................................................        S-6

RISK FACTORS...............................................................................................       S-15

THE TRUST..................................................................................................       S-15

DESCRIPTION OF THE MORTGAGE POOL...........................................................................       S-15

  General..................................................................................................       S-15

  [Description of Arms]....................................................................................       S-17

  [The Seller].............................................................................................       S-17

DESCRIPTION OF THE CERTIFICATES............................................................................       S-17

  [Book-Entry Registration.................................................................................       S-18

  [Definitive Certificates.................................................................................       S-19

  Priority of Distributions................................................................................       S-20

  Distributions of Interest................................................................................       S-20

  Distributions of Principal...............................................................................       S-20

  Principal Prepayments....................................................................................       S-20

  [Subordination and Allocation of Losses].................................................................       S-20

  [Pre-Funding Account.....................................................................................       S-20

  The Class R Certificate..................................................................................       S-20

  [Retained Yield..........................................................................................       S-20

  Advances.................................................................................................       S-21

  Available Distribution Amount............................................................................       S-21

  Last Scheduled Distribution to Certificateholders........................................................       S-22

  [The [Master] Servicer]..................................................................................       S-22

  [Master] Servicing Compensation [, Retained Yield] and Payment of Expenses...............................       S-22

  [The Trustee.............................................................................................       S-23

  Optional Termination of the Trust........................................................................       S-23

YIELD AND PREPAYMENT CONSIDERATIONS........................................................................       S-23

  General..................................................................................................       S-23

  [Yield Considerations with Respect to the Adjustable Strip Certificates].................................       S-26

  [Inverse Floater Certificate Yield Considerations].......................................................       S-27

  Sensitivity of Pre-tax Yield to Maturity of the Inverse Floater Certificates to Prepayments and [COFI]...       S-28

  [Residual Certificate Yield Considerations...............................................................       S-29

  Additional Information...................................................................................       S-29

CREDIT ENHANCEMENTS........................................................................................       S-29

  Subordination............................................................................................       S-29

  [The Mortgage Pool Insurance Policy].....................................................................       S-29

  [The Special Hazard [Reserve Fund] [Letter of Credit] [Insurance Policy].................................       S-30

  [The Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond]........................................       S-31

  [The Bankruptcy [Reserve Fund] [Letter of Credit] [Bond].................................................       S-32

  [Fraud Insurance]........................................................................................       S-32

  Primary Mortgage Insurance...............................................................................       S-32

CERTAIN LEGAL INVESTMENT ASPECTS...........................................................................       S-33


                                                                                                               PAGE
                                                                                                             ---------
ERISA CONSIDERATIONS.......................................................................................       S-34

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................       S-34

METHOD OF DISTRIBUTION.....................................................................................       S-34

LEGAL MATTERS..............................................................................................       S-35

[CERTIFICATE RATING].......................................................................................       S-36

                              SUMMARY INFORMATION

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS.

TITLE OF SECURITIES...............  Mortgage Pass-Through Certificates, Series 199[  ]-   [,
                                    issuable in   classes] (the "Certificates").

ISSUER............................  ABN AMRO Mortgage Trust 1998-    (the "Issuer"), a trust
                                    to be formed by the Depositor pursuant to the Pooling
                                    and Servicing Agreement dated            , 1998 between
                                    the Depositor, the Master Servicer and the Trustee.

CERTIFICATES......................  The Certificates will[, together with the Class R
                                    Certificate, which is not offered hereby,] evidence
                                    beneficial ownership of a trust (the "Trust") into which
                                    the Mortgage Loans will be deposited. The Company will
                                    cause an election to be made to treat the Trust as a
                                    real estate mortgage investment conduit (a "REMIC"). See
                                    "Description of the Certificates" herein.

                                    [Define Classes of Certificates and list Class Principal
                                    Balances and Remittance Rates for each Class of
                                    Certificates]

[INITIAL AGGREGATE CERTIFICATE
  PRINCIPAL BALANCE OF THE
  CERTIFICATES....................  $       (approximate, subject to an upward or a downward
                                    variance of no more than   %).]

THE TRUST.........................  The primary assets of the Trust will consist of a pool
                                    (the "Mortgage Pool") of [conventional] one- to
                                    four-family residential mortgage loans (the "Mortgage
                                    Loans") [or certificates of interest or participations
                                    therein], with an aggregate outstanding principal
                                    balance as of         1, 199[  ] (the "Cut-Off Date") of
                                    approximately $     . The trust will also contain [(i) a
                                    mortgage pool insurance policy (the "Mortgage Pool
                                    Insurance Policy") issued by          and other]
                                    insurance policies related to the Mortgage Loans, [(ii)]
                                    a reserve fund (the "Reserve Fund") [a letter of credit
                                    (the "Letter of Credit")] [an insurance policy] [a Bond]
                                    [a guaranty] [covering up to a specified amount of
                                    losses arising from special hazards, certain mortgage
                                    repurchase defaults by the [Master] Servicer and
                                    Mortgagor bankruptcy,] [(iii)] real property which
                                    secured a Mortgage Loan and which is acquired by
                                    foreclosure or by deed in lieu of foreclosure after the
                                    Cut-Off Date, and [(iv)] amounts held in an account or
                                    accounts established by the [Master] Servicer. See "The
                                    Trust" herein.


[REMITTANCE RATE..................  The rate of interest borne by a Certificate (the
                                    "Remittance Rate") will be   %.]

[INITIAL WEIGHTED AVERAGE MORTGAGE
  INTEREST RATE (AS OF THE CUT-OFF
  DATE)...........................  % (approximate).]

THE MORTGAGE LOANS................  [Conventional] Mortgage Loans, secured by one- to four-family residential properties [and, in the case of
                                         Mortgage Loans, an interest in shares issued by a
                                    cooperative apartment corporation and the related
                                    proprietary lease]. [All of the Mortgage Loans will be
                                    acquired by the Company from the Seller (as defined
                                    below).] [additional description of Mortgage Loan
                                    characteristics, including whether Mortgage Interest
                                    Rates are fixed or adjustable and whether the Mortgage
                                    Loans are fully amortizing, have graduated payments
                                    and/or provide for negative amortization]

DEPOSITOR.........................  ABN AMRO Mortgage Corporation, a wholly-owned, indirect subsidiary of ABN AMRO Bank N.V. [, and an affiliate of
                                    the [Underwriter] [Master Servicer][Trustee]].

[SELLER...........................                     . See "Description of the Mortgage
                                    Pool--The Seller" herein.]

[SERVICER [AND MASTER SERVICER]...  LaSalle Home Mortgage Corporation. See "Description of
                                    the Certificates--The Servicer" herein.]

[CERTIFICATE ADMINISTRATOR........                          ]

TRUSTEE...........................                       Bank.

[CERTIFICATE REGISTRAR AND PAYING
  AGENT...........................                         .]

CUT-OFF DATE......................                       1, 199[ ].

CLOSING DATE......................  On or about            , 199[ ].

[LAST SCHEDULED DISTRIBUTION
  DATE............................                        , 20  .]

[RATING...........................  It is a condition to the issuance of the Certificates
                                    that they be rated       and       by       (the "Rating
                                    Agencies"). The ratings on the Certificates address the
                                    likelihood of the receipt by Certificateholders of all
                                    distributions with respect to the underlying Mortgage
                                    Loans to which they are entitled and do not address the
                                    likely actual rate of prepayments in full on the
                                    Mortgage Loans and partial principal prepayments on the


                                    Mortgage Loans (collectively, "Principal Prepayments"),
                                    which rate could, if different than originally
                                    anticipated, adversely impact the yield realized by
                                    Certificateholders or cause Certificateholders to fail
                                    to recoup their underlying investments. [The ratings
                                    also do not address the likelihood that the [Master]
                                    Servicer will be able to repurchase any Mortgage Loan
                                    which has been converted from an adjustable-rate loan to
                                    a fixed-rate loan.] See "Certificate Rating" and "Yield
                                    and Prepayment Considerations" herein.]

[COMPENSATING INTEREST/NO
  COMPENSATING INTEREST]..........  [The [Master] Servicer will/will not be obligated to pass through a full month's payment of interest to the
                                    Certificateholders with respect to either full or
                                    partial principal prepayments on the Mortgage Loans.]

[ADMINISTRATION FEE...............  The Administration Fee is composed of the Master
                                    Servicing Fee and the Trustee's Fee, each of which is
                                    calculated monthly on a Mortgage Loan by the Mortgage
                                    Loan basis and equals a fixed percentage of the
                                    Principal Balance of a Mortgage Loan. The Master
                                    Servicing Fee is subject to adjustment in connection
                                    with the payment by the Master Servicer of any
                                    Prepayment Interest Shortfall. See "Description of the
                                    Certificates-- Adjustment to Master Servicing Fees in
                                    Connection with Prepayment Interest Shortfall" in the
                                    Prospectus.]

[ADVANCES.........................  [description of obligation, if any, of Master Servicer or Servicer, as applicable, to make advances to cover
                                    shortfalls in payments due on Mortgage Loans]

PRIORITY OF DISTRIBUTIONS.........  [description of the order and priority that payments on the Mortgage Loans will be passed through to
                                    Certificateholders]

INTEREST..........................  Passed through monthly on the 25th day of each month at
                                    1/12 of the Remittance Rate of   %, commencing in
                                                199[  ].[additional description of
                                    allocation of interest among Classes, as applicable and
                                    method of allocation of losses on the Mortgage Loans
                                    among the Certificates]

PRINCIPAL (INCLUDING PRINCIPAL
  PREPAYMENTS)....................  Passed through monthly on the 25th day of each month,
                                    commencing in             199[ ]. [additional
                                    description of allocation of principal among Classes, as
                                    applicable]

[SUBORDINATION AND ALLOCATION OF
  LOSSES..........................  The rights of holders of Subordinate Certificates to receive certain distributions are subordinated to such
                                    rights of the holders of Senior Certificates to the
                                    extent described below. [descriptions of subordination


                                    feature, as applicable, and method of allocation of
                                    losses on the Mortgage Loans among the Certificates]

YIELD AND PREPAYMENT
  CONSIDERATIONS..................  The effective yield to maturity of the Certificates will depend upon, among other things, the price at which the
                                    Certificates are purchased, the applicable Remittance
                                    Rate and the rate of principal payments on the Mortgage
                                    Loans. A higher than anticipated rate of Principal
                                    Prepayments would reduce the aggregate principal balance
                                    of the Mortgage Loans more quickly than expected,
                                    thereby reducing the aggregate interest payments with
                                    respect to such Mortgage Loans. Therefore, a higher rate
                                    of Principal Prepayments could result in a lower than
                                    expected yield to investors in Classes of Certificates
                                    purchased at a premium. Conversely, a lower than
                                    anticipated rate of Principal Prepayments could reduce
                                    the return to investors on any Classes of Certificates
                                    purchased at a discount, in that payments of principal
                                    with respect to the Mortgage Loans would occur later
                                    than anticipated.

                                    The actual rate of payments of principal and Principal
                                    Prepayments on the Mortgage Loans may be influenced by a
                                    variety of economic, geographic, social and other
                                    factors. In general, if prevailing interest rates fall
                                    significantly below the interest rates on the Mortgage
                                    Loans, the Mortgage Loans are likely to be subject to
                                    higher prepayment rates than if prevailing rates remain
                                    at or above the interest rates on the Mortgage Loans.
                                    Conversely, if interest rates generally rise above the
                                    interest rates on the Mortgage Loans, the rate of
                                    prepayment would be expected to decrease. See "Yield and
                                    Prepayment Considerations" herein. [additional
                                    description of sensitivity to and effect of principal
                                    prepayments on each Class of Certificates as follows, as
                                    applicable]

[SPECIAL PREPAYMENT RISKS.........  [Adjustable Interest Strip Certificates: The yield on the Interest Strip Certificates will be extremely
                                    sensitive to the rate and timing of Principal
                                    Prepayments on the Mortgage Loans and may fluctuate
                                    significantly from time to time. Prospective investors
                                    should fully consider the risks associated with an
                                    investment in the Interest Strip Certificates, including
                                    the possibility that if the rate of Principal
                                    Prepayments is extremely rapid, such investors may not
                                    fully recoup their initial investments. In addition, if
                                    the Pass-Through Rates on the Mortgage Loans which
                                    prepay are higher than the weighted average Pass-Through
                                    Rate on the Mortgage Loans, distributions to the
                                    Interest Strip Certificates (which are solely
                                    attributable to the excess of interest at the weighted
                                    average Pass-Through Rate on the Mortgage Loans then
                                    outstanding over   % per annum) will decrease to a
                                    greater extent than if the prepayments are on Mortgage


                                    Loans with Pass-Through Rates which are equal to or
                                    below the weighted average Pass-Through Rate.]

                                    [Sequential Pay Certificates: [All]Classes of the
                                    Certificates are subject to various priorities for
                                    payment of principal as described herein. Distributions
                                    on Classes having an earlier priority of payment will be
                                    directly affected by the rate of prepayment of the
                                    Mortgage Loans early in the life of the Mortgage Pool.
                                    Distributions on Classes with a later priority of
                                    payment will not be affected by the prepayment rate
                                    until such time as principal is distributable on such
                                    Classes; however, the timing of commencement of
                                    principal distributions and the weighted average lives
                                    of such Classes will be affected by the prepayment rate
                                    experienced both before and after the commencement of
                                    principal distributions on such Classes.]

                                    [PAC Certificates: Principal distributions on the PAC
                                    Certificates will be payable in amounts determined based
                                    on schedules as described herein, provided that the
                                    prepayment rate of the Mortgage Loans each month remains
                                    between approximately   % and   % of [the Basic
                                    Prepayment Assumption ("BPA")]. However, as discussed
                                    herein, actual principal distributions may be greater
                                    or less than the described amounts. If the prepayment
                                    rate of the Mortgage Loans is consistently higher
                                    than   % of [BPA], then the Companion Certificates
                                    will be retired before all of the PAC Certificates
                                    are retired, and the rate of principal distributions
                                    and the weighted average lives of the remaining
                                    PAC Certificates will become significantly more
                                    sensitive to changes in the prepayment rate of
                                    the Mortgage Loans, and principal distributions
                                    thereon will be more likely to deviate from the
                                    described amounts.]

                                    [TAC Certificates: Principal distributions on the TAC
                                    Certificates will be payable in amounts determined based
                                    on schedules as described herein, if the prepayment rate
                                    of the Mortgage Loans were to remain at a constant level
                                    of approximately   % [BPA]. However, as discussed
                                    herein, actual principal distributions are likely to
                                    deviate from the described amounts, because it is highly
                                    unlikely that the actual prepayment rate of the Mortgage
                                    Loans each month will remain at or near such level. If
                                    the Companion Certificates are retired before all of the
                                    TAC Certificates are retired, the rate of principal
                                    distributions and the weighted average lives of the
                                    remaining TAC Certificates will become significantly
                                    more sensitive to changes in the prepayment rate of the
                                    Mortgage Loans, and principal distributions thereon will
                                    be more likely to deviate from the described amounts.]


                                    [Companion Certificates: Because of the application of
                                    amounts available for principal distributions among the
                                    Certificates in any given month, first to the [PAC]
                                    [TAC] Certificates up to the described amounts and then
                                    to the Companion Certificates, the rate of principal
                                    distributions and the weighted average lives of the
                                    Companion Certificates will be extremely sensitive to
                                    changes in the prepayment rate of the Mortgage Loans.
                                    The sensitivity of the Companion Certificates to changes
                                    in the prepayment rate will be significantly greater
                                    than that of the [PAC] [TAC] Certificates or than the
                                    sensitivity that a fractional undivided interest in the
                                    Mortgage Loans would have.] [Subordinate Certificates:
                                    As described herein, during certain periods all or a
                                    disproportionately large percentage of Principal
                                    Prepayments on the Mortgage Loans will be allocated
                                    among the Senior Certificates, and during certain
                                    periods none, or a disproportionately small or large
                                    percentage, of such prepayments will be distributed on
                                    the Subordinate Certificates. As a result, the weighted
                                    average lives of the Subordinate Certificates will be
                                    extended and, as a relative matter, the subordination
                                    afforded the Senior Certificates by the Subordinate
                                    Certificates will be increased.]

                                    See "Yield and Prepayment Considerations" herein.]

[SPECIAL YIELD RISKS..............  [Interest Strip and Inverse Floater Certificates: The
                                    yield to investors on the Interest Strip Certificates
                                    and Inverse Floater Certificates will be extremely
                                    sensitive to the rate and timing of
                                    principal payments on the Mortgage Loans (including
                                    prepayments, defaults and liquidations), which may
                                    fluctuate significantly over time. A rapid rate of
                                    principal payments on the Mortgage Loans could result in
                                    the failure of investors in the Interest Strip
                                    Certificates and Inverse Floater Certificates to recover
                                    their initial investments, and a slower than anticipated
                                    rate of principal payments on the Mortgage Loans could
                                    adversely affect the yield to investors of the
                                    [Non-strip Inverse Floater Certificates].

                                    [Adjustable Strip Certificates: In addition to the
                                    foregoing, the yield on the Adjustable Strip
                                    Certificates will be materially adversely affected to a
                                    greater extent than the yields on the other Certificates
                                    if the Mortgage Loans with higher Mortgage Interest
                                    Rates prepay faster than the Mortgage Loans with lower
                                    Mortgage Interest Rates, because holders of the
                                    Adjustable Strip Certificates generally have rights to
                                    relatively larger portions of interest payments on the
                                    Mortgage Loans with higher Mortgage Interest Rates than
                                    on Mortgage Loans with lower Mortgage Interest Rates.]


                                    [Adjustable Rate (including Inverse Floater)
                                    Certificates: The yield on the Adjustable Rate
                                    Certificates will be sensitive, and the yield on the
                                    Inverse Floater Certificates will be extremely
                                    sensitive, to fluctuations in the level of the Index.
                                    The Pass-Through Rate on the Inverse Floater
                                    Certificates will vary inversely with, and at a higher
                                    multiple of, the Index.]

                                    [Inverse Floater Companion Certificates: In addition to
                                    the foregoing, in the event of relatively low prevailing
                                    interest rates (including the Index) and relatively high
                                    rates of Principal Prepayments over an extended period,
                                    while investors in the Inverse Floater Companion
                                    Certificates may then be experiencing a higher current
                                    yield on such Certificates, such yield may be realized
                                    only over a relatively short period, and it is unlikely
                                    that such investors would be able to reinvest such
                                    Principal Prepayments on such Certificates at a
                                    comparable yield.]

                                    [Subordinate Certificates: The yield to maturity on the
                                    Subordinate Certificates will be extremely sensitive to
                                    losses due to defaults on the Mortgage Loans (and the
                                    timing thereof) to the extent that such losses are borne
                                    by the Subordinate Certificates, because the entire
                                    amount of such losses (rather than a pro rata portion
                                    thereof) will be allocable to the Subordinate
                                    Certificates, as described herein.]

                                    [Residual Certificates: Holders of the Class R
                                    Certificates are entitled to receive distributions of
                                    principal and interest as described herein; however,
                                    holders of such Certificates may have tax liabilities
                                    with respect to their Certificates during the early
                                    years of their term that substantially exceed the
                                    principal and interest payable thereon during such
                                    periods. [In addition, such
                                    distributions will be reduced to the extent that they
                                    are subject to United States federal income tax
                                    withholding.]]

                                    See "Yield and Prepayment Considerations herein."]

[INDEX]...........................  [description of index used to determine Mortgage
                                    Interest Rate on adjustable rate Mortgage Loans]

[SPECIAL CONSIDERATIONS RELATING
  TO BOOK-ENTRY CERTIFICATES (THE
  "BOOK-ENTRY CERTIFICATES")......  Since transactions in the Certificates collectively, can be effected only through The Depository Trust Company
                                    ("DTC"), participating organizations, indirect
                                    participants and certain banks, the ability of a
                                    Certificateholder to pledge a Book-Entry Certificate to
                                    persons or entities that do not participate in the DTC
                                    system, or otherwise to take actions in respect of such

                                    Certificates, may be limited due to lack of a physical
                                    certificate representing the Book-Entry Certificates.

                                    In addition, Certificateholders may experience some
                                    delay in their receipt of distributions of interest and
                                    principal on the Book-Entry Certificates since such
                                    distributions will be forwarded by the Paying Agent (as
                                    defined below) to DTC, and DTC will credit such
                                    distributions to the accounts of its Participants (as
                                    defined herein) which will thereafter credit them to the
                                    accounts of Certificateholders either directly or
                                    indirectly through indirect participants. See
                                    "Description of the Certificates--Book-Entry
                                    Registration" herein.]

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES....................  [The Certificates may be issued with original issue discount for federal income tax purposes. The prepayment
                                    assumption that will be used in determining the rate of
                                    accrual of original issue discount for federal income
                                    tax purposes is   % of the Basic Prepayment Assumption.
                                    See "Yield and Prepayment Considerations" herein.]

                                    For federal income tax purposes, the Company will cause
                                    an election to be made to treat the Trust as a REMIC.
                                    The Certificates will be designated as REMIC regular
                                    interests. As REMIC regular interests, the Certificates
                                    will generally be treated as debt for federal income tax
                                    purposes. Certificateholders will be required to include
                                    in income all interest on the Certificates in accordance
                                    with the accrual method of accounting regardless of the
                                    Certificateholders' usual methods of accounting.

                                    [The Certificates will generally be treated as
                                    "qualifying real property loans" for mutual savings
                                    banks and domestic building and loan associations,
                                    "loans secured by an interest in real property" for
                                    domestic building and loan associations, and "real
                                    estate assets" for real estate investment trusts
                                    ("REITs") in the same proportion that the assets in the
                                    REMIC would be so treated. In addition, interest on the
                                    Certificates will generally be treated as "interest on
                                    obligations secured by mortgages on real property" for
                                    REITs to the extent that such Certificates are treated
                                    as "real estate assets". See "Certain Federal Income Tax
                                    Consequences" in the Prospectus.]

OPTIONAL TERMINATION..............  The Company may at its option repurchase the Mortgage
                                    Loans and thereby effect the retirement of the
                                    Certificates at any time after the principal balances of
                                    the Mortgage Loans aggregate less than [10%] of the
                                    aggregate principal balance of the Mortgage Loans in the
                                    Mortgage Pool as of the Cut-Off Date. The amount
                                    distributed to Certificateholders by the Company in

                                    connection with any such repurchase will equal [the
                                    aggregate outstanding principal amount of the Mortgage
                                    Loans, plus accrued interest from the first day of the
                                    month of repurchase through the last day of such month
                                    at the applicable Remittance Rate and after subtracting
                                    unreimbursed advances]. See "Description of the
                                    Certificates--Optional Termination of the Trust" herein.

LAST SCHEDULED DISTRIBUTION
  DATE............................  The Last Scheduled Distribution Date for all
                                    Certificates will be             25        , which the
                                    Distribution Date occurring in the month after the
                                    scheduled maturity date for the latest maturing Mortgage
                                    Loan.

[LEGAL INVESTMENT.................  Institutions whose investment activities are subject to review by certain regulatory authorities may be or may
                                    become subject to restrictions on investment in the
                                    Certificates, and such restrictions may be retroactively
                                    imposed. The Federal Financial Institutions Examination
                                    Council, the Federal Deposit Insurance Corporation, the
                                    Office of the Comptroller of the Currency, the Board of
                                    Governors of the Federal Reserve System and the Office
                                    of Thrift Supervision have adopted guidelines, and have
                                    proposed policies, regarding the suitability of
                                    investments in various types of derivative
                                    mortgage-backed securities, which may encompass [some or
                                    all Classes of] the Certificates. In addition, several
                                    states have adopted regulations that would prohibit
                                    regulated institutions subject to their jurisdiction
                                    from holding mortgage-backed securities, including
                                    securities previously purchased. Investors should
                                    consult their own legal advisors in determining whether
                                    and to what extent the Certificates constitute legal
                                    investments for such investors.

                                    At the time of their issuance, the Certificates[, other
                                    than the Class  Certificates] will constitute "mortgage
                                    related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984. See "Certain
                                    Legal Investment Aspects" herein.]

ERISA CONSIDERATIONS..............  See ERISA Considerations herein and in the Prospectus.

RISK FACTORS......................  In considering an investment in any Series of the
                                    Certificates, investors should recognize that there are
                                    risk factors associated with such an investment. See
                                    "Risk Factors" herein and in the Prospectus.

                                  RISK FACTORS

    [Discussion, as applicable, of risk factors, including prepayment risk, adjustable-rate Mortgage Loans, balloon payments, conversion of adjustable rate Mortgage Loans to fixed rate Mortgage Loans, subordination and allocation of losses among Classes of Certificates, interest-only or principal-only certificates, book-entry system of registration, delinquent mortgage loans, geographic concentrations, and limited liquidity.]

    [other special investment considerations applicable to a specific Series and not covered by the Prospectus should be added here if applicable.]

                                   THE TRUST

    The primary assets in the Trust will consist of Mortgage Loans secured by one- to four-family residential properties [or certificates of interest or participations therein]. The Trust will also include: [(i) the Mortgage Pool
Insurance Policy issued by                 and other] insurance policies related
to the Mortgage Loans, [(ii)] [the Reserve Fund] [Letter of Credit] [Insurance Policy] [Bond] [guaranty] covering up to a specified amount of certain losses arising from special hazards, certain Mortgage repurchase defaults by the [Master] Servicer and Mortgagor bankruptcy,] [(iii)] property which secured a Mortgage Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, and [(iv)] amounts held from time to time in an account or accounts established by the [Master] Servicer. The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans [other than the Retained Yield] after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the "Mortgage Loan Schedule") which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the Mortgage Interest Rate.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The Mortgage Pool will consist of Mortgage Loans having an [approximate]
aggregate principal balance outstanding as of     1, 199[ ] (the "Cut-Off
Date"), after deducting payments due on or before that date, of $       .
Certain of the risks of loss on the Mortgage Loans will be covered up to specified limits by the following:

   [(a)] Primary Mortgage Insurance[;]

   [(b)] a Mortgage Pool Insurance Policy;

    (c) an Advance Claims Endorsement;

    (d) a Special Hazard [Reserve Fund] [Letter of Credit] [Insurance Policy];

    (e) a Mortgage Repurchase [Reserve Fund] [Letter of Credit]
        [Bond][guaranty]; and

    (f) a Bankruptcy [Reserve Fund] [Letter of Credit] [Bond][guaranty].

    See "Credit Enhancements" herein and in the Prospectus.

    The Mortgage Loans are secured by [(a)] first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties, which may include detached homes, duplexes, townhouses, condominiums, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the property subject to the lien of the related Mortgage consists of no more than four units) [and (b) in the
case of    Mortgage Loans, security interests in shares issued by private housing corporations and in the related proprietary leases] (the "Mortgaged Property"). The Mortgage Loans will have the additional characteristics described below and in the Prospectus. [All of the Mortgage Loans will be acquired by the Company from the Seller.]

    [All of the Mortgage Loans will be screened and underwritten in accordance with standards set forth in the Prospectus.] Each Mortgage Loan will have been
originated during the period from             through             , 19  . Each
of the Mortgage Loans will have an original term to maturity of             to
[30] years.

    As of the Cut-Off Date, the Mortgage Interest Rate on each Mortgage Loan
will be not less than   % and not more than   % per annum. As of the Cut-Off
Date, the weighted average (by principal balance) of the Mortgage Interest Rates
on the Mortgage Loans will be approximately   % per annum. [Each Mortgage Loan
has a pass-through rate (the "Pass-Through Rate") equal to the Mortgage Interest Rate for such Mortgage Loan less the sum of the [Seller/Servicer Fee and the Master Servicing Fee] [Servicing Fee and the Certificate Administrator Fee] for such Mortgage Loan. As of the Cut-Off Date, the Pass-Through Rate for each
Mortgage Loan will be not less than   % and not more than   % per annum. As of
the Cut-Off Date, the weighted average (by principal balance) of the
Pass-Through Rates for the Mortgage Loans will be approximately   % per annum.]

    [All of the Mortgage Loans will have principal and interest payable on the
first day of each month.   % of the Mortgage Loans will be Buydown Loans.   % of
the Mortgage Loans will have been originated as adjustable-rate mortgage loans but converted to fixed-rate mortgage loans prior to inclusion in the Mortgage Pool. The latest original scheduled maturity of any Mortgage Loan will be
            . As of the Cut-Off Date, the weighted average (by principal balance) remaining term to maturity of the Mortgage Loans (adjusted for Curtailments received prior to the Cut-Off Date) will be approximately months. At origination, based upon an appraisal of the Mortgaged Property
securing each Mortgage Loan, approximately   % of the Mortgage Loans (by
principal balance) will have had Loan-to-Value Ratios greater than or equal to
80%, and approximately   % of the Mortgage Loans (by principal balance) will
have had Loan-to-Value Ratios greater than 80% but less than or equal to 95%.
  % of the Mortgage Loans had a Loan-to-Value Ratio greater than 95%. As of the Cut-Off Date, the weighted average (by principal balance) of the Loan-to-Value
Ratios of the Mortgage Loans will be approximately   %. Approximately   % of the
Mortgage Loans (by principal balance) were covered by Primary Mortgage Insurance as of the Cut-Off Date. At origination, each Mortgage Loan will have had a
principal balance of not less than $     nor more than $     , and the average
principal balance of the Mortgage Loans as of the Cut-Off Date will be
approximately $     . All of the Mortgage Loans will have been secured by
owner-occupied Mortgaged Properties, based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans.
Approximately   % of the Mortgage Loans (by principal balance) will have been originated as Limited Mortgage Documentation Program loans, and Mortgage Loans
constituting   % of the Mortgage Pool (by principal balance) will have been originated with no income and no asset verification.

    No more than   % of the Mortgage Loans (by principal balance) will be
secured by Mortgaged Properties located in any one zip code area. Approximately
  % of the Mortgage Loans (by principal balance) will have been originated for the purpose of refinancing existing mortgage debt, including cash-out
refinancings. Approximately   % of the Mortgage Loans (by principal balance)
will have been originated for the purpose of purchasing the Mortgaged Property.]

    [Certain aspects of the Co-op Loans included in the Mortgage Pool differ from those of other types of Mortgage Loans.]

    [additional description of Mortgage Loans as applicable, e.g. number of Mortgage Loans that provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at maturity ("Balloon Loans") and particular characteristics thereof]

    The following additional information as of the Cut-Off Date regarding the
Mortgage Loans is set forth in tabular format in Exhibit   to this Prospectus
Supplement: the range of Mortgage Interest Rates and Pass-Through Rates, the range of Mortgage Loan principal balances, the years of origination of the Mortgage Loans, the range of Loan-to-Value Ratios of the Mortgage Loans, the types of Mortgaged Properties, the geographic distribution by state of the Mortgage Loans, the adjusted maturity years of the Mortgage Loans, the weighted average remaining term of the Mortgage Loans (adjusted for Curtailments received prior to the Cut-Off Date), the number of Limited Mortgage Documentation Program loans, and the number of Buydown Loans].

[DESCRIPTION OF ARMS]

    [description of features of adjustable-rate mortgage loans, including adjustment date, index, gross margin, adjustment limits, interest ceilings and floors, method of establishing initial Mortgage Interest Rate and historical index tables]

[THE SELLER]

    [Description, as applicable, of Seller's loss and delinquency information, if relevant and available, underwriting criteria and loan documentation standards.]

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") to be dated as of the Cut-Off Date [between][among] the Company, as Depositor and [Master Servicer][Certificate
Administrator], [the Servicer, as servicer,] and             Bank, as trustee
(the "Trustee"), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. The "Certificate Principal Balance" for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate. The "Class Principal Balance" for any Class of Certificates will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class and (ii) allocations of losses required to be borne by such Class. The issuance of the Certificates is subject to the
condition that they be rated ["---"] by             [.] [and will otherwise
qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.][The Certificates will be freely
transferable and exchangeable at the office of             , the Certificate
Registrar and Paying Agent, in             ,             .] The net proceeds
of the offering will be held in trust by the Company for the benefit of Certificateholders, subject to release to the Company simultaneously with receipt by the Trustee of the Mortgage Loans.

[BOOK-ENTRY REGISTRATION

    Certificateholders may hold their Book-Entry Certificates through DTC if they are Participants, or indirectly through organizations which are Participants. Transfers between Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global Certificate for each Class of Book-Entry Certificates.

    DTC has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the sole "Certificateholder" (as such term is used in the Pooling Agreement) of the Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling Agreement only indirectly through Participants, who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Company that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Certificate only at the direction of and on behalf of the Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such Certificates.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.]

[DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificateholders of Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

    Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing each Class of the Book-Entry Certificates and instructions for registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

    Distribution of principal and interest on the Certificates will be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Interest and principal payments on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Registrar. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing each Class of the Book-Entry Certificates) will be made only upon presentation and surrender of such Certificate at the offices of the Transfer Agent and Registrar, which
shall initially be             , or such office or agency as is specified in the
notice of final distribution to holders of Certificates of the Class being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month in which all remaining outstanding Certificates of the applicable Class will be retired.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.]

PRIORITY OF DISTRIBUTIONS

    [description of the order and priority that payments in the Mortgage Loans will be passed through to Certificateholders]

DISTRIBUTIONS OF INTEREST

    [description of amounts passed through to Certificateholders as interest and allocation of such amounts among Classes, if any]

DISTRIBUTIONS OF PRINCIPAL

    [description of amounts passed through to Certificateholders as principal and allocation of such amounts among Classes, if any]

PRINCIPAL PREPAYMENTS

    [description of amounts passed through to Certificateholders as Principal Prepayments and allocation of such amounts among Classes, if any]

[SUBORDINATION AND ALLOCATION OF LOSSES]

    [description of subordination features, as applicable] and allocation of losses on the Mortgage Loans among the various Classes of Certificates]

[PRE-FUNDING ACCOUNT

    A Pre-Funding Account in an amount equal to approximately $       or   %
of the aggregate offering price of the Certificates will be established as a part of the Trust Fund. The Forward Purchase Agreement specifies that transfers for additional Mortgage Loans in exchange for money released to the Depositor from the Pre-Funding Account must occur within [three months] from the Closing Date. See "Description of the Certificates--Pre-Funding Account" in the Prospectus.]

THE CLASS R CERTIFICATE

    On each Distribution Date, any amounts remaining in the Certificate Account after distributions of interest and principal on the Certificates and payment of expenses, if any, of the Trust will be distributed to the holder of the Class R Certificate together with Excess Liquidation Proceeds (as defined below), if any. Distributions of such excess amounts to the holder of the Class R Certificate will be subordinate to all payments required to be made on the Certificates on any Distribution Date.

    Any amounts remaining in the Certificate Account upon reduction of the principal balance of the Certificates to zero, payment of any outstanding expenses and termination of the Trust will be distributable to the holder of the Class R Certificate. Such remaining assets are expected to be minimal. See "Optional Termination of the Trust" herein.

[RETAINED YIELD

    For certain Series of Certificates, the Company, the Servicer or a Seller may retain a portion of the interest payable on each Mortgage Loan (the
"Retained Yield"). The Retained Yield will be equal to             .]

ADVANCES

    The [Master] Servicer will [not] make Advances resulting from delinquent payments on Mortgage Loans as described in the Prospectus under "Description of the Certificates--Advances and Limitations Thereon".

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount (as defined below), which generally includes scheduled principal and interest payments on the Mortgage Loans due on the related Due Date, Principal Prepayments received thereon in the previous calendar month (as set forth below) and amounts received with respect to liquidations and repurchases upon conversions thereof, will be distributed by or on behalf of the Trustee to the related Class of Certificateholders.

    The "Due Date" related to each Distribution Date shall the first day of the month in which such Distribution Date occurs. The determination date (the
"Determination Date") is a day not later than the [   ] day preceding the
related Distribution Date.

    The "Available Distribution Amount" will equal the sum of the following amounts with respect to the Mortgage Loans:

    (1) the total amount of all cash received by the [Master
       Servicer][Certificate Administrator] by the Determination Date for such Distribution Date (including [Advances made by the Seller/ Servicers,] [Advances made by the Servicer,] proceeds of the Mortgage Pool Insurance Policy and withdrawals from the Reserve Fund), except:

       (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

       (b) all Principal Prepayments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on the related Mortgage Loans for the period subsequent to the previous calendar month);

       (c) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") [proceeds of Mortgage Loans repurchased following conversion to fixed Mortgage Interest Rates] and Insurance proceeds (exclusive of withdrawals from the Reserve Fund) received after the previous calendar month;

       (d) all amounts in the Certificate Account which are due and reimbursable to the [Seller/ Servicer or the Master] Servicer pursuant to the terms of the Pooling Agreement;

       (e) the sum of [the Master Servicing Fee and] the Servicing Fee [and the Certificate Administrator Fee] for each Mortgage Loan; and

       (f) with respect to a Mortgage Loan, the excess, if any, of aggregate Liquidation Proceeds received during the previous calendar month over the amount that would have been received if a Payoff had been made with respect to the related

           Mortgage Loan on the date such Liquidation Proceeds are received ("Excess Liquidation Proceeds")[.][; and

    (2) all Advances made by the Master Servicer to the Trustee with respect to such Distribution Date.]

LAST SCHEDULED DISTRIBUTION TO CERTIFICATEHOLDERS

    Scheduled distributions on the Mortgage Loans, assuming defaults or losses on the Mortgage Loans do not exceed amounts that are covered by the credit enhancements described elsewhere herein, will be sufficient to make timely distributions of interest on the Certificates and to reduce the Class Principal Balance of each Class of Certificates to zero not later than its "Last Scheduled Distribution Date" set forth below:

                                 [COPY TO COME]

    The Last Scheduled Distribution Date is the Distribution Date that occurs in the month of the latest scheduled maturity date of any of the Mortgage Loans. The determination of such date assumes, among other things, timely payments, without prepayments, of principal of and interest on the Mortgage Loans underlying the Certificates [, no conversions to fixed Mortgage Interest Rates] and no optional termination of the Trust. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date may be earlier, and could be substantially earlier, than the Last Scheduled Distribution Date indicated.

[THE [MASTER] SERVICER]

    Description, as applicable, of [Master] Servicer's business and delinquency, foreclosure and loss experience with respect to comparable mortgage loans serviced by the [Master] Servicer.] [The [Master] Servicer will receive a fee for acting as the servicer of the Mortgage Loans (the "[Master] Servicing Fee").]

[MASTER] SERVICING COMPENSATION [, RETAINED YIELD] AND PAYMENT OF EXPENSES

    [The Seller/Servicer Fee with respect to each Mortgage Loan [is expected to]
[will] range from a minimum of   % to a maximum of   % per annum.]The [initial
weighted average] [Master] Servicing Fee with respect to each Mortgage Loan [is
expected to] [will] be approximately   % per annum. [The Certificate
Administrator will receive a fee for its services (the "Certificate Administrator Fee") with respect to each Mortgage Loan that [is expected to]
[will] be approximately   % per annum.] [The Retained Yield for any Mortgage
Loan will be the percentage calculated by subtracting the sum of the Pass-Through Rate, [the Seller/Servicer Fee for such Mortgage Loan and the [Master] Servicing Fee][the [Master] Servicing Fee and the Certificate Administrator Fee] from the Mortgage Interest Rate for such
Mortgage Loan.] [The Retained Yield for each Mortgage Loan will be the percentage specified by the Company for such Mortgage Loan.] [The Retained Yield
[is expected to] [will] range from   % to   %, with an initial weighted average
Retained Yield of approximately   %. The Retained Yield [is expected to be] [may
be] [sold] [transferred to the Underwriter for resale] to a third party.] See "Description of Certificates--Administration Fees, Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Company and the [Seller/Servicers][[Master]

Servicer]. The [Master] Servicer will pay [all][certain] expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus. In particular, pursuant to the Pooling Agreement, each month or year, as applicable, the [Master] Servicer will be obligated to pay from the [Master] Servicing Fee [(i)] the premiums on the Mortgage Pool Insurance Policy, [(ii) the fees of the Trustee] and [(ii)][(iii)] certain other fees and expenses of the Trust, as prescribed by the Pooling Agreement. Such fees and expenses are expected to
aggregate not more than   % per annum. [The Certificate Administrator will
pay the fees and expenses of the Trustee.]

[THE TRUSTEE

                , a [national banking association], will act as Trustee for the Series 199 - Certificates pursuant to the Agreement. The Trustee's principal
executive offices are located at             and its telephone number is
            .]

    [Because the Trustee will be making Advances in the event that the Master Servicer fails to make a required Advance, the rating on the Certificates is based in part upon the long-term debt rating of the Trustee. Consequently, downgrading of the long-term debt of the Trustee may result in a downgrading of the Certificates. Any successor trustee will be required to have a long-term debt rating from [name of Rating Agency] in at least the [second] highest rating category by the Rating Agency, if such trustee can be obtained without undue expense.]

OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than [ ]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, the Company may repurchase the Mortgage Loans and any other property remaining in the Trust, and thereby effect the termination of the Trust and the retirement of the Certificates. The repurchase price will equal the sum of (1) 100% of the aggregate outstanding principal balances of such Mortgage Loans, plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of such repurchase, and (2) the fair market value of all other property remaining in the Trust. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the Certificates to be paid in full. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See "Description of Certificates--Termination" in the Prospectus.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The effective yield to maturity of the Certificates will depend upon, among other things, the price at which the Certificates are purchased, the applicable Remittance Rate and the rate of principal payments on the Mortgage Loans. The effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable Remittance Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). [Because the [Master] Servicer will not be obligated to pass through a full month's payment of interest with respect to Principal Prepayments, the effective yield may also be reduced in the event of interest shortfalls attributable to a Payoff of, or Curtailment with respect to, one or more Mortgage Loans.]

    The rate of principal payments on the Certificates is directly related to the rate of payments of principal on the Mortgage Loans, which may be in the form of scheduled payments or Principal Prepayments. See "Prepayment and Yield Considerations" in the Prospectus. A higher than anticipated rate of Principal Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to such Mortgage Loans could be substantially less than expected. Therefore, a higher rate of Principal Prepayments could result in a lower than expected yield to investors in Classes of Certificates purchased at a premium. Conversely, a lower than anticipated rate of Principal Prepayments could reduce the return to investors on any Classes of Certificates purchased at a discount, in that payments of principal with respect to the Mortgage Loans would occur later than anticipated.

    The actual rate of payments of principal and Principal Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including general economic conditions and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rate on the Mortgage Loans, the rate of prepayment would be expected to decrease. The rate of payment of principal will also be affected by any repurchase by the Company of the Mortgage Loans. See "Maturity Considerations" and "Descriptions of Certificates-- Termination" in the Prospectus and "Description of the Certificates--Optional Termination of the Trust" herein. In such event, the repurchase price paid by the Company would be passed through to Certificateholders in accordance with their respective interests.

    The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

    [The Mortgage Loans comprising the Mortgage Pool are adjustable-rate mortgage loans. The Company is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable-rate mortgage loans comprising the Mortgage Pool. The rate of principal prepayments with respect to adjustable-rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. The features of the adjustable-rate mortgage loan programs of mortgage loan originators during the past years have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.]

    [With respect to Balloon Loans, payment of the unamortized principal balance at maturity (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.]

    [Because distributions on the Adjustable Strip Certificates [consist primarily of distributions of interest] [are based upon the excess of interest at the weighted average Pass-Through Rate on the Mortgage Loans over % per annum], the yield to maturity on the Adjustable Strip Certificates will be extremely sensitive to the level of Principal Prepayments on the Mortgage Loans, and may fluctuate significantly from time to time. The yield to maturity on such Class will be particularly sensitive to the rate of prepayments on Mortgage Loans bearing higher interest rates, which could be significantly higher than the prepayment rates on Mortgage Loans bearing lower interest rates, since the rate of interest payable on the Adjustable Strip Certificates will decrease as a result of Principal Prepayments on Mortgage Loans with Gross Margins that are higher than the weighted average Gross Margin from time to time on the Mortgage Loans. Investors should fully consider all of the associated risks, including the risk that an extremely rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in Adjustable Strip Certificates to fully recoup their initial investments. For information regarding yield considerations on the Adjustable Strip Certificates, see "--Yield Considerations With Respect to the Adjustable Strip Certificates" herein.]

    [Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement [(the "Basic Prepayment Assumption" or "BPA")] assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgages in the first month after origination, that this annual prepayment rate increases by 0.2% each month until the 30th month after origination and remains constant at 6% per annum in that month and in each month thereafter. 0% of the [Basic Prepayment Assumption] indicates no prepayments are received; 150% of the [Basic Prepayment Assumption] indicates prepayments at 1.5 times the [Basic Prepayment Assumption]; 300% of the [Basic Prepayment Assumption] indicates prepayments at
3.0 times the [Basic Prepayment Assumption]; 400% of the [Basic Prepayment Assumption] indicates prepayments at 4.0 times the [Basic Prepayment Assumption]; and 500% of the [Basic Prepayment Assumption] indicates prepayments at 5.0 times the [Basic Prepayment Assumption].

    The [Basic Prepayment Assumption] does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans will prepay at any given percentage of the [Basic Prepayment Assumption].

    The table set forth below has been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool and the respective expected initial Class Principal Balances of the Certificates as set forth herein. The figures shown for 0% of the
[Basic Prepayment Assumption] were calculated assuming, among other things, that the Mortgage Loans have Mortgage Interest Rates of %, Pass-Through Rates
of % and remaining terms to maturity of   months. In connection with
calculating the figures shown for the other percentages of the
[Basic Prepayment Assumption], it was assumed that the Mortgage Loans have Mortgage Interest Rates and original and remaining terms to maturity which
fall within the parameters set forth beginning on page   under "Description
of the Mortgage Pool" herein. The table further assumes, among other things,
that the Mortgage Loans have an aggregate principal balance of $       , the
Mortgage Loans have

Pass-Through Rates which fall within the parameters set forth beginning on
page   under "Description of the Mortgage Pool" herein, each monthly payment
is received on its Due Date commencing             , 199[ ], the first
monthly payment on the Certificates is received on             , 199[ ], no
optional termination of the Trust occurs, no default in the payment of any Mortgage Loan occurs, prepayments on the Mortgage Loans are received on the
last day of each month commencing             , 19  at the various
percentages of the [Basic Prepayment Assumption] specified in the table, all prepayments will be prepayments in full and 30 days of interest is received in connection with such prepayments. (Certificateholders generally will receive less than 30 days of interest on prepayments. See "Description of the Certificates-- Distributions of Interest" herein.) Any discrepancy between the characteristics of the Mortgage Loans actually included in the Mortgage Pool and the characteristics of the Mortgage Loans expected to be so included may affect the percentages of the outstanding Class Principal Balances set forth in the table and the weighted average lives of the Certificates. In addition, to the extent that the Mortgage Loans that are actually included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following table, the outstanding Class Principal Balance of any Class of Certificates may be reduced to zero earlier or later than indicated by the table.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the following table. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the [Basic Prepayment Assumption]. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the [Basic Prepayment Assumption].

    Based on the foregoing assumptions, the following table indicates the projected weighted average life of each Class of Certificates (other than the
Class   Certificates) and sets forth the percentages of the initial outstanding
Class Principal Balance of each such Class of Certificates that would be outstanding after each of the dates shown at various constant percentages of the [Basic Prepayment Assumption].

    [Prepayment Table]

[YIELD CONSIDERATIONS WITH RESPECT TO THE ADJUSTABLE STRIP CERTIFICATES]

    [The following table illustrates the significant effect that Principal Prepayments on the Mortgage Loans have upon the pre-tax yield to maturity of the Adjustable Strip Certificates. The actual prices to be paid on the Adjustable Strip Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. The table shows hypothetical pre-tax yields to maturity for the Adjustable Strip Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the [Basic Prepayment Assumption] described above. The table has been prepared based on the same assumptions underlying the table on
page   relating to percentages of the [Basic Prepayment Assumption] other than
0% of the [Basic Prepayment Assumption], and the additional assumption that the Adjustable Strip Certificates are purchased on the Closing Date at the purchase prices stated in the table, including accrued interest from the Cut-Off Date.

                                 [COPY TO COME]

    The yields set forth in the preceding table were calculated by initially determining, for each prepayment assumption shown in the table, the monthly discount rate which, when applied to the assumed stream of cash flows to be paid to the Adjustable Strip Certificateholders, would cause the discounted present value of such assumed stream to equal the assumed purchase price including accrued interest for the Adjustable Strip Certificates. These monthly discount rates were then converted to corporate bond equivalent yields, which are higher than the monthly discount rates because they are based on semiannual compounding.

    On the basis of a constant prepayment rate of approximately   % of the
[Basic Prepayment Assumption], a purchase price of $       including accrued
interest, and the assumptions described above, the pre-tax yield to maturity of the Adjustable Strip Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, an investor in the Adjustable Strip Certificates would not fully recoup the initial purchase price of such Certificates.

    It is unlikely that the characteristics of the Mortgage Loans will correspond exactly to those assumed in preparing the tables above. The yields to maturity of the Adjustable Strip Certificates therefore will differ even if all the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the Mortgage Loans will prepay at a constant percentage of the [Basic Prepayment Assumption] until maturity or that all of the Mortgage Loans will prepay at the same percentage of the [Basic Prepayment Assumption], and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of the Adjustable Strip Certificates. There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans may have characteristics which differ from mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

    The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.]

[INVERSE FLOATER CERTIFICATE YIELD CONSIDERATIONS]

    The yield to investors in the Inverse Floater Certificates will be extremely sensitive to the level of [the cost of funds index ("COFI")]. The remittance rate on the Inverse Floater Certificates will vary inversely with, and at a multiple of, [COFI].

    Changes in [COFI] may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased rate of [COFI].

    To illustrate the significance of changes in [COFI] and prepayments on the distributions on the Inverse Floater Certificates, the following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of [BPA] and varying levels of [COFI] indicated. Because the rate of distribution of principal on the Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and Mortgage Interest Rates higher or lower than those assumed, the pre-tax yields to maturity on the Inverse Floater Certificates are likely to differ from those shown in the following table, even if all the Mortgage Loans prepay at the indicated percentages of [BPA] and the weighted average remaining term to maturities of the Mortgage Loans is as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of [COFI]. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of [BPA] until maturity, that all of such Mortgage Loans will prepay at the same rate, or that the level of [COFI] will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

    The table set forth below is based on the assumptions described in clauses
   in the    paragraph on page S-  (including the assumptions regarding the characteristics and performance of the Mortgage Loans and the Certificates which differ from the actual characteristics and may differ from the actual
performance thereof), and assuming further that (i) on             , 199 and on
each rate adjustment date thereafter, [COFI] will be at the rate shown, (ii) the
aggregate purchase price of the Inverse Floater Certificates is $       (which
includes accrued interest from the Cut-Off Date through but not including
            ) and (iii) the initial Inverse Floater Remittance Rate is   % per
annum. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown in the table or at any other particular rate, that the pre-tax yield to maturity on the Inverse Floater Certificates will correspond to any of the pre-tax yields shown herein, that the rate of [COFI] will correspond to the levels shown herein or that the aggregate purchase price of the Inverse Floater Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate rates of [COFI] to be assumed in deciding whether or not to purchase an Inverse Floater Certificate.

SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE INVERSE FLOATER CERTIFICATES TO
  PREPAYMENTS AND [COFI]

                                 [COPY TO COME]

    This table has been prepared based on the assumptions described on page S-- (including the assumptions regarding the characteristics and the performance of the Mortgage Loans and the Certificates which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

    [The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Inverse Floater Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the purchase price shown and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different rates at which investors may be able to reinvest funds received by them as distributions on the Inverse Floater Certificates, and thus do not reflect the return on any investment in the Inverse Floater Certificates when any reinvestment rates other than the discount rates are considered.]

[RESIDUAL CERTIFICATE YIELD CONSIDERATIONS

    Any distributions payable on the Residual Certificates may be subject to United States federal income tax withholding in an amount equal to the total distributions paid thereon which would result in a zero after-tax rate of return. The Residual Certificates bear a greater risk of loss than the other Classes of Senior Certificates because of their later priority for distributions of principal and because the interest thereon is added to the Certificate Principal Balances thereof until such principal distributions commence.

    The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" in the Prospectus.]

ADDITIONAL INFORMATION

    The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more classes of the [Offered] Certificates on a Current Report on Form 8-K to be dated [ ]. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Prospectus Supplement.

                              CREDIT ENHANCEMENTS

[SUBORDINATION

    The Senior Certificates are entitled to receive distributions of interest and principal before distributions of interest and principal to the Subordinate Certificates. No Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the Senior Certificates have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Priority of Distributions" herein.

    Losses on Mortgage Loans will be allocated, in each case until the applicable Class Principal Balance has been reduced to zero, first to the Subordinate Certificates, and then to the Senior Certificates.]

[THE MORTGAGE POOL INSURANCE POLICY]

    [The Mortgage Pool Insurance Policy for the Certificates will be issued by
            , the ("Insurer"). Claims under the Mortgage Pool Insurance Policy will be limited to an aggregate initial
amount equal to not less than   % of the aggregate principal balance of the
Mortgage Loans that are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance as of the Cut-Off Date. An endorsement (an "Advance Claims Endorsement") may be issued to any Mortgage Pool
Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment.
[The Mortgage Pool Insurance Policy will [also] include an endorsement which provides that the insurer will pay claims presented thereunder although claims against the applicable Primary Mortgage Insurance policy have not been settled due to insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Mortgage Insurance.] The coverage provided by the Mortgage Pool Insurance Policy may be canceled or reduced, provided that the then current rating of the Certificates assigned by [the Rating Agencies] will not be adversely affected thereby.

    The Insurer is a[n]                 corporation engaged principally in the
business of insuring mortgage loans on residential properties against default in payment by the mortgagor. At December 31, 199 , the Insurer had at risk
$            billion covering approximately $            billion of residential
mortgages. At such date, the Insurer had total assets of approximately $
million, capital and surplus aggregating $     million and statutory contingency
reserves of $     million, resulting in total policyholders' reserves of
approximately $     million. The information set forth in this paragraph has
been provided by the Insurer. The Company makes no representation as to the accuracy or completeness of such information.]

[THE SPECIAL HAZARD [RESERVE FUND] [LETTER OF CREDIT] [INSURANCE POLICY]

    [The Special Hazard Reserve Fund for the Mortgage Pool will be established with a financial institution[, the debt obligations of which are rated at least
"  " by             ] [acceptable to the Rating Agencies] to cover a specified amount of certain losses arising from special hazards. The initial coverage amount of the Special Hazard Reserve Fund is expected to be approximately
            , which is equal to the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code zone
that has the largest aggregate principal balance of Mortgage Loans, (b)   % of
the aggregate unpaid principal balance of the Mortgage Loans or (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the amount of such Special Hazard Reserve Fund will be reduced to an amount equal to
the greatest of (a), (b) and (c), calculated as of the preceding             .
However, if the balance of the Special Hazard Reserve Fund as of             has
been reduced by payment of special hazard losses to an amount less than the greatest of (a), (b) and (c), the Company will not be obligated to deposit additional amounts in the Special Hazard Reserve Fund on such anniversary of the Cut-Off Date. The coverage provided by the Special Hazard Reserve Fund may be canceled or further reduced, provided that the then current rating of the
Certificates obtained from             will not be adversely affected thereby.]

    [The Special Hazard Letter of Credit will be issued by             , in an
amount equal to the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code zone that has the
largest aggregate principal balance of Mortgage Loans, (b)   % of the aggregate
unpaid principal balance of the Mortgage Loans or (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the amount available under the Special Hazard Letter of Credit will be reduced to an amount equal to
the greatest of (a), (b) and (c), calculated as of the preceding             .
Moreover, the amount available as of each anniversary of the Cut-Off Date will in no event be greater than the coverage amount on the immediately preceding anniversary, reduced by all payments made in respect of special hazard losses during such year. The coverage provided by the Special Hazard Letter of Credit may be canceled or reduced, provided that the then current
rating of the Certificates obtained from             will not be adversely
affected thereby. At December 31, 199 ,             had total assets of
approximately $            and total policyholders' surplus of $            .
The information set forth in the preceding sentence has been provided by
       , and the Company makes no representation as to the accuracy or completeness of such information.]

    [The Special Hazard Insurance Policy for the Mortgage Pool will be issued by
the Special Hazard Insurer,             , a[n]             corporation. Claims
under such policy initially will be limited to an amount equal to the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code zone that has the largest aggregate principal balance
of Mortgage Loans, (b)   % of the aggregate unpaid principal balance of the
Mortgage Loans or (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the amount of coverage will be reduced to an amount equal to the greatest of (a), (b) and (c), calculated as of the preceding
            . Moreover, the coverage amount of the Special Hazard Insurance Policy as of each anniversary of the Cut-Off Date will in no event be greater than the balance on the immediately preceding anniversary, reduced by all payments made in respect of claims thereunder during such year. The coverage provided by the Special Hazard Insurance Policy may be canceled or reduced, provided that the then current rating of the Certificates obtained from will not be adversely affected thereby. At December 31, 199 ,
            had total assets of approximately $            and total
policyholders' surplus of $            . The information set forth in the
preceding sentence has been provided by             , and the Company makes no
representation as to the accuracy or completeness of such information.]]

[THE MORTGAGE REPURCHASE [RESERVE FUND] [LETTER OF CREDIT] [BOND]

    Some or all of the Primary Mortgage Insurance policies may contain an exclusion from coverage for circumstances involving fraudulent conduct or negligence by the Seller, the [Servicer][Seller/Servicer] or the Mortgagor. The [Master] Servicer will agree to repurchase any such Mortgage Loan for which Primary Mortgage Insurance coverage is ultimately not available solely by reason of such exclusion. A Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] will be [obtained] [established] for the Mortgage Pool to support the [Master] Servicer's repurchase obligation.

    The Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] will be in
an aggregate amount of $            , which is equal to   % of the aggregate
outstanding principal balance of the Mortgage Loans as of the Cut-Off Date. This coverage amount will be maintained during the first year of the Mortgage Pool and will thereafter be reduced on [the first anniversary of the Cut-Off Date to
  % of the aggregate outstanding principal balance of the Mortgage Loans on such date, and thereafter on] each anniversary of the Cut-Off Date to an amount equal
to   % of the then aggregate outstanding principal balance of the Mortgage
Loans. In addition, the coverage provided by the Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] may be canceled or reduced, provided that the
then current rating of the Certificates obtained from             will not be
adversely affected thereby. Coverage provided by the Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] will terminate five years after the Cut-Off Date.

    [The Mortgage Repurchase Reserve Fund for the Mortgage Pool will be established and maintained with a financial institution, the debt obligations of
which are rated at least "    " by             . Amounts placed in such Reserve
Fund may be invested for the benefit of the [Master] Servicer in instruments
rated not less than "    " by             . Such Reserve Fund will initially be
established at             with a cash deposit by the [Master] Servicer.]

    [The Mortgage Repurchase Letter of Credit will be issued by             . As
of December 31, 199 ,             had total assets of approximately
$            and total liabilities of approximately $            .] [The
information set forth in this paragraph concerning             has been provided
by             . The Company makes no representation as to the accuracy or completeness of such information.]

    [The Mortgage Repurchase Bond will be issued by             , a[n]
            corporation. At December 31, 199 ,             had total assets of
approximately $            and total policyholders' surplus of $            .]]

[THE BANKRUPTCY [RESERVE FUND] [LETTER OF CREDIT] [BOND]

    Under the terms of the Pooling Agreement, the [Master] Servicer will agree to pay to the Trustee for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan that becomes unsecured pursuant to a ruling under the federal Bankruptcy Code. The [Master] Servicer will also agree to pay to the Trustee for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the Pooling Agreement. The [Master] Servicer will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the [Master] Servicer's obligation to make the payments described above, [a Bankruptcy [Letter of Credit] [Bond] will be issued by
            .] [The [Master] Servicer will establish and maintain a Bankruptcy Reserve Fund with a financial institution, the debt obligations of which are
rated at least "    " by             . Amounts placed in such Reserve Fund may
be invested for the benefit of the [Master] Servicer in instruments rated not
less than "    " by             .]

    The [Master] Servicer's payment obligations and the related coverage under the Bankruptcy [Reserve Fund] [Letter of Credit] [Bond] shall in no event exceed the Bankruptcy coverage. The Bankruptcy coverage shall be reduced by the amount of any payment by the [Master] Servicer in accordance with the preceding paragraph. The [Master] Servicer's payment obligations and the coverage amount of the Bankruptcy [Reserve Fund] [Letter of Credit] [Bond] may be canceled or reduced, provided that the then current rating of the Certificates obtained from will not be adversely affected thereby. [See "--The Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond]" above for certain financial
information regarding             .] [At December 31, 199 ,             had
total assets of approximately $            , and total liabilities of
$            . The information set forth in the preceding sentence has been
provided by             , and the Company makes no representation as to the
accuracy or completeness of such information.]

[FRAUD INSURANCE]

    [A fund (the "Fraud Fund") providing coverage for Fraud Losses on the Mortgage Loans may be established at the direction of the Depositor. The Fraud Fund will be funded by cash, letters of credit, insurance policies or other instruments in an amount acceptable to the Rating Agencies. The amount of coverage provided by the Fraud Fund may be reduced to the extent the Rating Agencies confirm that such reduction will not result in the lowering of the ratings.]

[PRIMARY MORTGAGE INSURANCE]

    [For each Mortgage Loan with a Loan-to-Value Ratio greater than 80%, a primary mortgage insurance policy ("Primary Mortgage Insurance") shall be maintained which will cover at least [75]% of the original fair market value of the related Mortgaged Property until such time the principal balance of such Mortgage Loan is reduced to 80% of the current or original fair market value. The fair market value of the Mortgaged Property securing any Mortgage Loan is the lesser of the purchase price paid by the related Mortgagor or the appraised value of such Mortgaged Property at origination. The requirements for Primary Mortgage Insurance vary depending on whether the related Mortgaged Property is a primary residence, second home or investment property and may be subject to amendment or modification by subsequent legislation. The requirements for Primary Mortgage Insurance will also vary by state.]

                        CERTAIN LEGAL INVESTMENT ASPECTS

    At the time of their issuance, the Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates and national banks may purchase Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

    Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may become subject to restrictions on investment in the Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision have adopted guidelines regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Certificates. In addition, several states have adopted regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities, such as the Certificates, including securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of such investors' assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

    Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. See "ERISA Considerations" in the Prospectus.

    [discussion of PTCE 83-1, Underwriter's PTE, and/or other prohibited transaction class exemptions or prohibited transaction exemptions relevant or potentially relevant to the Certificates]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    [The Certificates may be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes
is   % of the Basic Prepayment Assumption. See "Yield and Prepayment
Considerations" herein.]

    For federal income tax purposes, the Company will cause an election to be made to treat the Trust as a REMIC. The Certificates will be designated as REMIC regular interests. As REMIC regular interests, the Certificates will generally be treated as debt for federal income tax purposes. Certificateholders will be required to include in income all interest on the Certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting.

    [The Certificates will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs") in the same proportion that the assets in the REMIC would be so treated. In addition, interest on the Certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such Certificates are treated as "real estate assets". See "Certain Federal Income Tax Consequences" in the Prospectus.]

[additional discussion of applicable income tax matters]

                             METHOD OF DISTRIBUTION

    [Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the Certificates. The aggregate proceeds (excluding accrued interest) to the Company from the sale of
the Certificates, before deducting expenses estimated to be $            , will
be approximately   % of the initial aggregate Certificate Principal Balance of the Certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of such Certificates if any are taken. Distribution of such Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.]

    The             Certificates are being offered by [the Company in a direct
placement] [            , acting as] [placement agent on an agency
basis][Underwriter(s) on a firm commitment underwriting basis] [the Underwriters
named below, for whom             is acting as Representative]. [The [placement
agent] [Underwriter] will receive compensation in the form of a[n] [selling
commission] [underwriting discount] equal to   % of the adjusted aggregate
principal balance of the Mortgage Loans as of the Cut-Off Date.] [The Underwriter has agreed, subject to the terms and conditions of its Underwriting

Agreement with the Company, to purchase from the Company all of the Certificates
[constituting Classes             and             ] at a price equal to   % of
the adjusted aggregate outstanding principal balances of the Mortgage Loans evidenced thereby. The Underwriter is obligated to purchase all of such Certificates if any are purchased.] [The Certificates will be acquired by the Underwriter[s] for [its] [their] own account and may be resold at the same time or from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.]

    [After the initial offering to the public, the offering price and selling terms may be changed from time to time by the Underwriter[s].]

    [The difference between the purchase price for the Certificates paid to the Company and the proceeds from the sale of these Certificates realized by the Underwriter[s] will constitute underwriting discounts and commissions.]

    [The Underwriting Agreement contains provisions whereby, if any Underwriter defaults in its obligation to purchase Certificates, the commitments of nondefaulting Underwriters may be increased.]

    [The Representative has advised the Company that sales of Certificates to
certain dealers may be made at a concession of   % of the adjusted aggregate
principal balance evidenced thereby and that the Underwriters may allow, and
such dealers may reallow, discounts not in excess of   % of the adjusted
aggregate principal balance evidenced thereby on sales to certain other dealers.]

    [The Company has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.]

    [ABN AMRO Incorporated, an Underwriter, is an affiliate of the Depositor.]

    [This Prospectus Supplement and the related Prospectus may be used by ABN AMRO Incorporated, an affiliate of the Depositor, in connection with offers and sales related to secondary market transactions in the Certificates. ABN AMRO Incorporated may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

    [See "Plan of Distribution" in the Prospectus for a description of the affiliation between the Underwriter and the Company.][Pending final sale of the Certificates, the Company may cause the Certificates to be issued to itself and may enter into repurchase agreements or secured lending arrangements for
purposes of financing the holding of   Certificates by the Company.]

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Kirk Flores, Counsel of the Company and Mayer, Brown & Platt will also pass upon certain
legal matters for ABN AMRO Incorporated [            ,             , will pass
upon certain legal matters on behalf of the Underwriter(s)].

                              [CERTIFICATE RATING]

    [It is a condition to the issuance of the Certificates that they be rated
["   "] by             . A security rating is not a recommendation to buy, sell
or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.]

    The ratings on the Certificates address the likelihood of the receipt by Certificateholders of all distributions on the underlying Mortgage Loans, in light of the structural and legal aspects associated with the Certificates and the nature of the underlying Mortgage Loans. The ratings do not represent any assessment of the likelihood that Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in Principal Prepayments, Certificateholders might suffer a lower than anticipated yield. [The ratings also do not address the likelihood that the [Master] Servicer will be able to repurchase any Mortgage Loan which has been converted from an adjustable-rate loan to a fixed-rate loan.] See "Yield and Prepayment Considerations" herein.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                                                          PAGE
                                                                                                       -----------
Advance Claims Endorsement...........................................................................         S-30
Available Distribution Amount........................................................................         S-21
Balloon Loans........................................................................................         S-17
Basic Prepayment Assumption..........................................................................         S-25
Book-Entry Certificates..............................................................................         S-12
BPA..................................................................................................   S-10, S-25
Certificate Administrator............................................................................          S-2
Certificate Administrator Fee........................................................................         S-22
Certificate Principal Balance........................................................................         S-17
Certificateholder....................................................................................         S-18
Certificates.........................................................................................     S-1, S-6
Class Principal Balance..............................................................................         S-17
COFI.................................................................................................         S-27
Company..............................................................................................          S-1
Cut-Off Date.........................................................................................    S-6, S-15
Definitive Certificates..............................................................................         S-19
Determination Date...................................................................................         S-21
Distribution Date....................................................................................          S-1
DTC..................................................................................................         S-12
Due Date.............................................................................................         S-21
Excess Liquidation Proceeds..........................................................................         S-22
FHLMC................................................................................................         S-27
FNMA.................................................................................................         S-27
Fraud Fund...........................................................................................         S-32
GNMA.................................................................................................         S-27
Indirect Participants................................................................................         S-18
Insurer..............................................................................................         S-29
Issuer...............................................................................................         S- 6
Last Scheduled Distribution Date.....................................................................         S-22
Letter of Credit.....................................................................................          S-6
Liquidation Proceeds.................................................................................         S-21
[Master] Servicing Fee...............................................................................         S-22
Mortgage Loan Schedule...............................................................................         S-15
Mortgage Loans.......................................................................................     S-2, S-6
Mortgage Pool........................................................................................     S-2, S-6
Mortgage Pool Insurance Policy.......................................................................          S-6
Mortgaged Property...................................................................................         S-16
Participants.........................................................................................         S-18
Pass-Through Rate....................................................................................         S-16
Pooling Agreement....................................................................................         S-17
Primary Mortgage Insurance...........................................................................         S-32
Principal Prepayments................................................................................          S-7
Rating Agencies......................................................................................          S-7
REITs................................................................................................   S-13, S-34
REMIC................................................................................................     S-2, S-6
Remittance Rate......................................................................................          S-6
Reserve Fund.........................................................................................          S-6
Retained Yield.......................................................................................         S-20
Seller...............................................................................................          S-2

                                                                                                          PAGE
                                                                                                       -----------
Servicer.............................................................................................          S-2
SMMEA................................................................................................         S-33
Trust................................................................................................     S-2, S-6
Trustee..............................................................................................         S-17
UCC..................................................................................................         S-18

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                           --------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary...................................................................   S-6
Risk Factors..............................................................  S-15
The Trust.................................................................  S-15
Description of the Mortgage Pool..........................................  S-15
Descriptions of the Certificates..........................................  S-17
Yield and Prepayment Considerations.......................................  S-23
Credit Enhancements.......................................................  S-29
Certain Legal Investment Aspects..........................................  S-33
ERISA Considerations......................................................  S-34
Certain Federal Income Tax Consequences...................................  S-34
Method of Distribution....................................................  S-34
Legal Matters.............................................................  S-35
[Certificate Rating]......................................................  S-36
Index of Significant Definitions..........................................  S-37

                                   PROSPECTUS
Prospectus Supplement.....................................................     3
Reports to Certificateholders.............................................     3
Incorporation of Certain Information by Reference.........................     3
Additional Information....................................................     4
Summary...................................................................     5
Risk Factors..............................................................    16
The Pools.................................................................    19
The Depositor.............................................................    29
Use of Proceeds...........................................................    30
Prepayment and Yield Considerations.......................................    31
Maturity Considerations...................................................    34
Description of the Certificates...........................................    37
Credit Enhancements.......................................................    65
Certain Legal Aspects of the Mortgage Loans...............................    68
Certain Federal Income Tax Consequences...................................    75
State Tax Considerations..................................................    96
ERISA Considerations......................................................    96
Plan of Distribution......................................................    99
Legal Investment..........................................................   100
Legal Matters.............................................................   101
Rating....................................................................   101
Index of Significant Definitions..........................................   102

                                   $
                                 (APPROXIMATE)

                               ABN AMRO MORTGAGE
                                  CORPORATION

                          SELLER [AND MASTER SERVICER]
                             MORTGAGE PASS-THROUGH
                            CERTIFICATES, CLASS    ,
                                SERIES 199 -

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                                 [UNDERWRITER]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [ALTERNATE PAGE]


              SUBJECT TO COMPLETION, DATED                   , 199

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                   , 199[ ])

                            $       [(APPROXIMATE)]

                      ABN AMRO MORTGAGE CORPORATION*[LOGO]

                                   DEPOSITOR

      MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199[ ]-[    ][, CLASS  ]

   [PRINCIPAL AND INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH BEGINNING IN
                                        , 199[ ]]
                            ------------------------

THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ABN AMRO
        MORTGAGE CORPORATION OR ANY OF ITS AFFILIATES. NEITHER THESE
            CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE
             GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
                                 UNITED STATES.
                            ------------------------

    The Mortgage Pass-Through Certificates, Series 199[ ]-    , offered hereby
will [consist of] [include]    classes: [list classes] (the "Certificates").
[The issuance of the Certificates is subject to the condition that they be rated
at least [       ] by [       ].]

    Distributions to Certificateholders will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the immediately succeeding
Business Day, commencing in [             ] 199[ ] (each, a "Distribution
Date"). Distributions of principal of and interest on [each Class of] Certificates will be distributed on each Distribution Date to the extent described herein. See "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein. [listing of classes, with principal balances, remittance rates and other applicable information]

                                                                             UNDERWRITING
                                                                             DISCOUNTS AND      PROCEEDS TO ISSUER OR
                                                     PRICE TO PUBLIC          COMMISSIONS           OTHER PERSONS
Per Unit........................................
Total...........................................

    [This Prospectus Supplement and the related Prospectus may be used by ABN AMRO Incorporated, an affiliate of the Depositor, in connection with offers and sales related to secondary market transactions in the Certificates. ABN AMRO Incorporated may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

    [The Certificates are being offered by the Underwriter(s) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales may be made to investors at the same price or at different prices. See "Method of Distribution" herein. The aggregate proceeds (excluding accrued interest) to ABN AMRO Mortgage Corporation (the "Company") from the sale of the Certificates, before deducting expenses estimated to be
$       , will be   % of the initial aggregate Certificate Principal Balance.
The difference between the consideration received by the Company in payment for the Certificates and the aggregate proceeds from the sale of the Certificates realized by the Underwriter(s) will constitute underwriting discounts and commissions. The Company has agreed to indemnify the Underwriter(s) against certain liabilities, including liabilities under the Securities Act of 1933. See "Method of Distribution" herein.]

                           --------------------------

    [SEE "RISK FACTORS" BEGINNING PAGE S-  HEREIN AND ON PAGE   OF THE
ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING CERTIFICATES.]
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY
         SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

    [The Certificates are offered by the Underwriter(s), as specified herein, subject to receipt and acceptance by them, and subject to [it][their] right to reject any order in whole or in part and to certain other conditions. It is expected that delivery of the Certificates will be made [at the offices of
                          , New York, New York][through the facilities of
                          ] on or about                     , 199[ ].]
(Additional cover page information is contained on the reverse side of this page.

                          ABN AMRO INCORPORATED

     The date of this Prospectus Supplement is                   , 199[ ].

      The Certificates[, together with the "residual interest" evidenced by the Class R Certificate (which is not offered hereby),] will evidence all the beneficial ownership interest in a trust (the "Trust") established by the Company. The Trust will contain a pool (the "Mortgage Pool") of conventional one- to four-family, [fixed rate], [adjustable rate] first lien residential mortgage loans (the "Mortgage Loans") deposited into the Trust by the Company [and [master] serviced by
                                 ([in its capacity as [master] servicer,]
the "Servicer")] [or certificates of interest or participations therein] [,
a mortgage pool insurance policy issued by [         ], a [reserve fund]
[letter of credit] [insurance policy] [bond] [guaranty] covering up to a specified amount of losses arising from special hazards, certain mortgage repurchase defaults by the [Master] Servicer and Mortgagor bankruptcy,] and certain other assets, all as described herein. [All of the Mortgage Loans
will be acquired by the Company from             ([in its capacity as
seller,] the "Seller"). The Company will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain administrative services specified in the Pooling Agreement (in such capacity, the "Certificate Administrator").]

      Except for certain representations and warranties relating to the Mortgage Loans and certain other exceptions, the Master Servicer's obligations with respect to the Certificates are limited to its contractual servicing obligations. In the event the amount available for distribution to Certificateholders on any Distribution Date is less than the amount due them, the Master Servicer will advance cash to the Certificateholders to the extent set forth herein. See ["Advances" herein and] "Description of the Certificates -- Advances and Limitations Thereon" in the Prospectus.

      The Company intends to cause an election to be made to treat the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Certificates will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of a REMIC "residual interest". See "Certain Federal Income Tax Consequences" in the Prospectus.

      The Certificates evidence interests in the Trust only and are payable solely from amounts received with respect thereto.

      The Company has the right to effect early retirement of the Certificates under certain circumstances. See "Description of the Certificates -- Optional Termination of the Trust" herein.

      [MORTGAGORS MAY PREPAY THE MORTGAGE LOANS AT ANY TIME WITHOUT PENALTY. THE YIELD ON THE INTEREST STRIP CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE INTEREST
STRIP CERTIFICATES, INCLUDING THE POSSIBILITY THAT IF THE RATE OF PRINCIPAL PREPAYMENTS IS EXTREMELY RAPID, SUCH INVESTORS MAY NOT FULLY RECOUP THEIR INITIAL INVESTMENTS. IN ADDITION, IF THE PASS-THROUGH RATES ON THE MORTGAGE LOANS WHICH PREPAY ARE HIGHER THAN THE WEIGHTED AVERAGE PASS-THROUGH RATE
ON THE MORTGAGE LOANS, DISTRIBUTIONS TO THE INTEREST STRIP CERTIFICATES (WHICH ARE SOLELY ATTRIBUTABLE TO THE EXCESS OF INTEREST AT THE WEIGHTED
AVERAGE PASS-THROUGH RATE ON THE MORTGAGE LOANS THEN OUTSTANDING OVER   %
PER ANNUM) WILL DECREASE TO A GREATER EXTENT THAN IF THE PREPAYMENTS ARE ON MORTGAGE LOANS WITH PASS-THROUGH RATES WHICH ARE EQUAL TO OR BELOW THE WEIGHTED AVERAGE PASS-THROUGH RATE. SEE "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.]

      The Certificates will represent undivided interests in the principal and interest payments on the Mortgage Loans in the Mortgage Pool. The Certificates are offered in denominations equivalent to not less than [$100,000] initial Certificate Principal Balance each and multiples of [$1,000] in excess thereof, except that one Certificate will be issued in a different amount as to each Class having an initial Class Principal Balance that is not a multiple of $1,000. [Interest Strip Certificates are offered
in denominations equivalent to not less than          , and multiples of
      in excess thereof.] There is at present no market for [any Class of] [the] Certificates and there can be no assurance that a secondary market for [any Class of] [the] Certificates will develop or, if it does develop, that it will provide Certificateholders [of such Class] with liquidity of investment or will continue for the life of [such Class of] [the] Certificates.

      The Certificates offered by this Prospectus Supplement constitute a separate Series of Certificates being offered by the Company from time to
time pursuant to the Prospectus dated          , 199[  ], of which this
Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

      [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

                                                           [ALTERNATE PAGE]



                               UNDERWRITING

      This Prospectus Supplement and the related prospectus may be used by ABN AMRO Incorporated, an affiliate of Depositor, in connection with offers and sales relating to market making transactions in the Certificates. ABN AMRO Incorporated may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. ABN AMRO Incorporated does not have any obligation to make a market in the Certificates, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. ABN AMRO Incorporated is among the underwriters participating in the initial distribution of the Certificates.

                              LEGAL OPINIONS

      In addition to the legal opinions described in the Prospectus, certain federal income tax and other legal matters will be passed upon for the Trust Fund by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown &
Platt may from time to time render legal servicers to the Depositor, the [Master] Servicer and its affiliates. [Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.]

                                                          [ALTERNATE BACK COVER]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                           --------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary...................................................................
Risk Factors..............................................................
The Trust.................................................................
Description of the Mortgage Pool..........................................
Descriptions of the Certificates..........................................
Yield and Prepayment Considerations.......................................
Credit Enhancements.......................................................
Certain Legal Investment Aspects..........................................
ERISA Considerations......................................................
Certain Federal Income Tax Consequences...................................
Method of Distribution....................................................
Legal Matters.............................................................
[Certificate Rating]......................................................
Index of Significant Definitions..........................................

                                   PROSPECTUS
Prospectus Supplement.....................................................
Reports to Certificateholders.............................................
Incorporation of Certain Information by Reference.........................
Additional Information....................................................
Summary...................................................................
Risk Factors..............................................................
The Pools.................................................................
The Depositor.............................................................
Use of Proceeds...........................................................
Prepayment and Yield Considerations.......................................
Maturity Considerations...................................................
Description of the Certificates...........................................
Credit Enhancements.......................................................
Certain Legal Aspects of the Mortgage Loans...............................
Certain Federal Income Tax Consequences...................................
State Tax Considerations..................................................
ERISA Considerations......................................................
Plan of Distribution......................................................
Legal Investment..........................................................
Legal Matters.............................................................
Rating....................................................................
Index of Significant Definitions..........................................
Table of Contents.........................................................

                                   $
                                 (APPROXIMATE)

                               ABN AMRO MORTGAGE
                                  CORPORATION

                          SELLER [AND MASTER SERVICER]
                             MORTGAGE PASS-THROUGH
                            CERTIFICATES, CLASS    ,
                                SERIES 199 -

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                               ABN AMRO INCORPORATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [ALTERNATE PAGE]

                 SUBJECT TO COMPLETION, DATED             , 199
[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.]

                         ABN AMRO MORTGAGE CORPORATION
                                  (DEPOSITOR)

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)

    ABN AMRO Mortgage Corporation (the "Depositor") may sell, from time to time on terms to be determined at the time of sale, one or more series (each a "Series") of Mortgage Pass-Through Certificates (the Certificates") evidencing beneficial ownership interests in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement (the "Agreement") executed by the Depositor, the Trustee and the Master Servicer for each Series. Each Trust Fund will consist of separate pools (the "Pools") of mortgage assets ("Mortgage Assets"), which may include adjustable or fixed rate, conventional, one-to-four-unit residential first mortgage loans, including loans secured by shares in cooperative corporations ("Mortgage Loans"), certificates backed by mortgage loans ("Mortgage Certificates") or any combination of the foregoing, including any principal and/or interest payments relating thereto. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Mortgage Loans will have been originated or purchased by one or more qualified mortgage lenders as described herein (a "Qualified Lender") and sold to the Depositor by such Qualified Lender or another seller (in such capacity, a "Mortgage Asset Seller"). The Qualified Lenders and Mortgage Asset Sellers may include affiliates of the Depositor, and certain of the mortgage loans underlying the Mortgage Certificates may have been originated or purchased by affiliates of the Depositor. The Prospectus Supplement for a Series will name the entity or entities, which may include an affiliate of the Depositor, which will act directly or through one or more other qualified mortgage loan servicers, as master servicer (individually and collectively, the "Master Servicer") of the Mortgage Loans for such Series. The Pass-Through Rate or Rates with respect to each Series of Certificates and specific information regarding the Mortgage Assets comprising each Pool will be set forth in the related Prospectus Supplement.

    Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior Classes of Certificates and one or more subordinate Classes of Certificates (respectively, the "Senior Certificates" and the "Subordinate Certificates"). A Class of Certificates of a Series may be divided into two or more Classes representing interests in specified percentages of principal or interest, or both, in the Mortgage Assets comprising the related Pool, as set forth in the related Prospectus Supplement. Certain Series or Classes of Certificates may be covered by one or more forms of credit enhancement, in each case as described in the related Prospectus Supplement.

    The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations, supervision of other Servicers, if any, and the obligation, if the amount available for distribution to holders of Certificates evidencing interests in the related Pool on any Distribution Date is less than the amount due them, to advance cash to such Certificateholders to the extent the Master Servicer determines such advances are recoverable from future payments and collections on the Mortgage Assets or otherwise. See "Description of the Certificates-- Advances and Limitations Thereon" herein.

                                                        (CONTINUED ON NEXT PAGE)
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE   HEREIN AND IN THE RELATED PROSPECTUS
SUPPLEMENT FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE PURCHASING CERTIFICATES OF ANY SERIES.
                             ---------------------

    THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THE DATE OF THIS PROSPECTUS IS JUNE   , 1998

(CONTINUED FROM PREVIOUS PAGE)

    The Trust Fund relating to a Series of Certificates may elect to be treated as one or more "real estate mortgage investment conduits" (each, a "REMIC") for Federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

    Prior to issuance there will have been no market for the Certificates and there can be no assurance that a secondary market for the Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement. Certificates may be offered through one or more different plans of distribution, including offerings through underwriters. See "Plan of Distribution" herein. Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of the Certificates.

                                                                [ALTERNATE PAGE]

                              PLAN OF DISTRIBUTION

    This Prospectus is to be used by ABN AMRO Incorporated ("AAI"), an affiliate of the Depositor and Master Servicer, in connection with offers and sales related to market-making transactions in the Certificates in which AAI acts as principal. AAI may also act as agent in such transactions. [AAI is a broker/dealer and a member of the national Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. Sales will be made at prices related to the prevailing prices at the time of sale. AAI is not a bank or thrift, is a subsidiary of ABN AMRO Bank N.V. and an entity separate from any affiliate of the Depositor, and is solely responsible for its contractual obligations and commitments.]

                   SUBJECT TO COMPLETION--DATED JUNE   , 1998

                         ABN AMRO MORTGAGE CORPORATION
                                  (DEPOSITOR)

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)
[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.]

    ABN AMRO Mortgage Corporation (the "Depositor") may sell, from time to time on terms to be determined at the time of sale, one or more series (each a "Series") of Mortgage Pass-Through Certificates (the "Certificates") evidencing beneficial ownership interests in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement (the "Agreement") executed by the Depositor, the Trustee and the Master Servicer for each Series. Each Trust Fund will consist of separate pools (the "Pools") of mortgage assets ("Mortgage Assets"), which may include adjustable or fixed rate, conventional, one-to-four-unit residential first mortgage loans, including loans secured by shares in cooperative corporations ("Mortgage Loans"), certificates backed by mortgage loans ("Mortgage Certificates") or any combination of the foregoing, including any principal and/or interest payments relating thereto. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Mortgage Loans will have been originated or purchased by one or more qualified mortgage lenders as described herein (a "Qualified Lender") and sold to the Depositor by such Qualified Lender or another seller (in such capacity, a "Mortgage Asset Seller"). The Qualified Lenders and Mortgage Asset Sellers may include affiliates of the Depositor, and certain of the mortgage loans underlying the Mortgage Certificates may have been originated or purchased by affiliates of the Depositor. The Prospectus Supplement for a Series will name the entity or entities, which may include an affiliate of the Depositor, which will act directly or through one or more other qualified mortgage loan servicers, as master servicer (individually and collectively, the "Master Servicer") of the Mortgage Loans for such Series. The Pass-Through Rate or Rates with respect to each Series of Certificates and specific information regarding the Mortgage Assets comprising each Pool will be set forth in the related Prospectus Supplement.

    Each Series of Certificates will consist of one or more classes of Certificates (each a "Class"), which may include one or more senior Classes of Certificates and one or more subordinate Classes of Certificates (respectively, the "Senior Certificates" and the "Subordinate Certificates"). A Class of Certificates of a Series may be divided into two or more Classes representing interests in specified percentages of principal or interest, or both, in the Mortgage Assets comprising the related Pool, as set forth in the related Prospectus Supplement. Certain Series or Classes of Certificates may be covered by one or more forms of credit enhancement, in each case as described in the related Prospectus Supplement.
                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 16 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE PURCHASING CERTIFICATES OF ANY SERIES.
                             ---------------------

    THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 1998

                         ABN AMRO MORTGAGE CORPORATION
                                  (DEPOSITOR)

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)

    ABN AMRO Mortgage Corporation (the "Depositor") may sell, from time to time on terms to be determined at the time of sale, one or more series (each a "Series") of Mortgage Pass-Through Certificates (the "Certificates") evidencing beneficial ownership interests in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement (the "Agreement") executed by the Depositor, the Trustee and the Master Servicer for each Series. Each Trust Fund will consist of separate pools (the "Pools") of mortgage assets ("Mortgage Assets"), which may include adjustable or fixed rate, conventional, one-to-four-unit residential first mortgage loans, including loans secured by shares in cooperative corporations ("Mortgage Loans"), certificates backed by mortgage loans ("Mortgage Certificates") or any combination of the foregoing, including any principal and/or interest payments relating thereto. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Mortgage Loans will have been originated or purchased by one or more qualified mortgage lenders as described herein (a "Qualified Lender") and sold to the Depositor by such Qualified Lender or another seller (in such capacity, a "Mortgage Asset Seller"). The Qualified Lenders and Mortgage Asset Sellers may include affiliates of the Depositor, and certain of the mortgage loans underlying the Mortgage Certificates may have been originated or purchased by affiliates of the Depositor. The Prospectus Supplement for a Series will name the entity or entities, which may include an affiliate of the Depositor, which will act directly or through one or more other qualified mortgage loan servicers, as master servicer (individually and collectively, the "Master Servicer") of the Mortgage Loans for such Series. The Pass-Through Rate or Rates with respect to each Series of Certificates and specific information regarding the Mortgage Assets comprising each Pool will be set forth in the related Prospectus Supplement.

    Each Series of Certificates will consist of one or more classes of Certificates (each a "Class"), which may include one or more senior Classes of Certificates and one or more subordinate Classes of Certificates (respectively, the "Senior Certificates" and the "Subordinate Certificates"). A Class of Certificates of a Series may be divided into two or more Classes representing interests in specified percentages of principal or interest, or both, in the Mortgage Assets comprising the related Pool, as set forth in the related Prospectus Supplement. Certain Series or Classes of Certificates may be covered by one or more forms of credit enhancement, in each case as described in the related Prospectus Supplement.
                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 16 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE PURCHASING CERTIFICATES OF ANY SERIES.
                             ---------------------

    THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH 25, 1998

(CONTINUED FROM PREVIOUS PAGE)

    The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations, supervision of other Servicers, if any, and the obligation, if the amount available for distribution to holders of Certificates evidencing interests in the related Pool on any Distribution Date is less than the amount due them, to advance cash to such Certificateholders to the extent the Master Servicer determines such advances are recoverable from future payments and collections on the Mortgage Assets or otherwise. See "Description of the Certificates--Advances and Limitations Thereon" herein.

    The Trust Fund relating to a Series of Certificates may elect to be treated as one or more "real estate mortgage investment conduits" (each, a "REMIC") for Federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

    Prior to issuance there will have been no market for the Certificates and there can be no assurance that a secondary market for the Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement. Certificates may be offered through one or more different plans of distribution, including offerings through underwriters. See "Plan of Distribution" herein. Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of the Certificates.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to each Series of Certificates to be offered hereunder will set forth with respect to such Series of Certificates, among other things, (i) the aggregate principal balance of the Mortgage Loans, Notional Amount, if any, Pass-Through Rate or Rates (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Mortgage Assets comprising the Pool, including the type and characteristics of the Mortgage Assets included in each such Pool on the date of issue and insurance policies or other forms of credit enhancement relating to such Mortgage Assets; (iii) the order of the application of payments to each Class of Certificates and the specified aggregate original percentage interest of each such Class in the Mortgage Assets comprising the Pool; (iv) the identity of each Class of Subordinate Certificates included in such Series of Certificates, if any; (v) information regarding any Subordinated Amount, Shifting Interest Credit Enhancement and Reserve Fund; (vi) the Installment Due Dates, Determination Dates and Distribution Dates; (vii) additional information regarding yield considerations, maturity considerations and prepayment considerations, if applicable; (viii) whether the Trust Fund will elect to be treated as one or more REMICs; (ix) additional information with respect to the plan of distribution of such Certificates; and (x) certain risk factors that should be considered by investors in connection with the purchase of the Certificates of such Series. If specific information respecting any Series of Certificates is not known to the Depositor at the time a Series of Certificates is initially offered, general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K which will be available to investors in such Series of Certificates at or before the initial issuance thereof and will be filed with the Commission within 15 days after such initial issuance.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Replacement Certificates (as defined herein) are issued, the related Trust Fund will provide to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates and, upon request, to DTC Participants (as defined herein), periodic and annual reports concerning the related Trust Fund. Such reports may be made available to the beneficial owners of the certificates (the "Certificate Owners") upon request to their DTC Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates--Reports to Certificateholders" herein.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    All documents filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund ("Subsequent Documents") shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such Subsequent Documents. To the extent that statements contained in Subsequent Documents modify or supersede statements contained in the Prospectus, the statements contained in the Subsequent Documents shall be deemed to modify and supersede statements contained in this Prospectus.

    The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, Attention: Maria Fregosi--Director-ABN AMRO Mortgage Operations.

                             ADDITIONAL INFORMATION

    In connection with the issuance of each Series of Certificates registered pursuant to the Registration Statement of which this Prospectus and the related Prospectus Supplement are a part, the Depositor will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will, if required by law, periodically file reports and other information with the Commission. Such reports and other information filed can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's website on the Internet at www.gov.sec.

    This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Commission, Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Copies of the Pooling and Servicing Agreement will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to: ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, Attention: Maria Fregosi--Director-ABN AMRO Mortgage Operations. (Telephone: 312-904-8507).

    Copies of the most recent Prospectus for certificates issued by FNMA and FNMA's annual report and other quarterly financial statements as well as other financial information may be obtained from FNMA by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016, telephone 1-800-BEST-MBS or 202-752-6547. Neither the Depositor nor any of the underwriters which might be designated to offer the Certificates participated in the preparation of any such documents, and no such entity has conducted any independent inquiry to verify the accuracy or completeness of the information set forth in FNMA's Prospectus, annual report or other reports or statements.

    Copies of the most recent Offering Circular for certificates issued by FHLMC as well as FHLMC's most recent Information Statement and Information Statement Supplement can be obtained by writing or calling the Investor Inquiry Department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia 22102 (telephone 1-800-336-FMPC). Neither the Depositor nor any of the underwriters which might be designated to offer the Certificates participated in the preparation of any of such documents, and no such entity has conducted any independent inquiry so verify the accuracy or completeness of the information set forth in FHLMC's Offering Circular, Information Statement or Information Statement Supplement.

    UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF CERTIFICATES. THE SUPPLEMENT FOR EACH SERIES WILL SPECIFY THE EXTENT (IF ANY) TO WHICH THE TERMS OF SUCH SERIES OR THE RELATED MORTGAGE ASSETS VARY FROM THE DESCRIPTION OF CERTIFICATES AND MORTGAGE ASSETS IN GENERAL WHICH IS CONTAINED IN THIS PROSPECTUS. All capitalized terms used in this Prospectus but not defined herein shall have the meanings given them in the Agreement.

SECURITIES OFFERED................  Mortgage Pass-Through Certificates (Issuable in Series).

ISSUER............................  With respect to each Series of Certificates, a trust will be formed by the Depositor pursuant to a Pooling
                                    and Servicing Agreement between the Depositor, the
                                    Master Servicer and the Trustee.

DEPOSITOR.........................  ABN AMRO Mortgage Corporation (the "Depositor") is a
                                    limited purpose, wholly owned indirect subsidiary of ABN
                                    AMRO Bank N.V. The Depositor will acquire Mortgage Loans
                                    and/or Mortgage Certificates from Mortgage Asset Sellers
                                    or Qualified Lenders, and will deposit such Mortgage
                                    Assets with the Trustee to form the Pool underlying the
                                    Certificates.

MASTER SERVICER...................  One or more entities, which may include an affiliate of the Depositor, will be named in the related Prospectus
                                    Supplement as the Master Servicer for a Series of
                                    Certificates. The Master Servicer will be responsible
                                    for the servicing and administration of the Mortgage
                                    Assets as set forth in the related Prospectus
                                    Supplement. Any Master Servicer or any successor Master
                                    Servicer may contract with Servicers, who also may be
                                    Qualified Lenders or Mortgage Asset Sellers, to perform
                                    all or a portion of the servicing functions on behalf of
                                    such Master Servicer. See "Description of the
                                    Certificates."

[BACK-UP MASTER SERVICER..........  ABN AMRO Bank N.V.]

TRUSTEE...........................  The Trustee with respect to a Series, which may be an affiliate of the Depositor, will be specified in the
                                    related Prospectus Supplement. See "Description of the
                                    Certificates" herein for a description of the Trustee's
                                    rights and obligations.

THE POOLS.........................  Each Pool will consist of Mortgage Loans, Mortgage
                                    Certificates, or any combination of the foregoing
                                    ("Mortgage Assets"), together with certain accounts,
                                    reserve funds, insurance policies, letters of credit and
                                    related agreements specified in the related Prospectus
                                    Supplement. If so specified in the related Prospectus
                                    Supplement, the Mortgage Assets may be divided into
                                    asset groups (each an "Asset Group") and the
                                    Certificates of separate Classes will evidence ownership
                                    interests of a corresponding Asset Group. The Pool for a
                                    Series will also include the Certificate Account and may
                                    include certain policies of insurance relating to the
                                    Mortgage Assets and various credit enhancements, all as
                                    specified in the related Prospectus Supplement. See "The
                                    Pools" and "Description of the Certificates" herein.


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                                    (1) THE MORTGAGE LOANS

                                    Each Mortgage Loan included in a Pool will be originated
                                    or purchased by a Qualified Lender and will be acquired
                                    by the Depositor from a Qualified Lender or a Mortgage
                                    Asset Seller. Qualified Lenders and Mortgage Asset
                                    Sellers may be affiliates of the Depositor. The Mortgage
                                    Loans relating to any Series of Certificates may, as set
                                    forth in the related Prospectus Supplement, be
                                    adjustable or fixed rate conventional one-to-four unit
                                    residential first Mortgage Loans. Adjustable Rate
                                    Mortgage Loans ("ARMs") will, as described herein and in
                                    the related Prospectus Supplement, permit or require
                                    periodic changes in the interest rates borne by such
                                    Mortgage Loans (the "Mortgage Interest Rates"), and in
                                    the scheduled monthly payments of principal and interest
                                    (the "Monthly Payments") made on such Mortgage Loans.
                                    See "The Pools--The Mortgage Loans" herein.

                                    The Mortgage Loans will be evidenced by notes or other
                                    evidence of indebtedness (the "Mortgage Notes") secured
                                    by one- to four-unit residential properties or by shares
                                    in cooperative corporations. The residential properties
                                    or cooperative corporations relating to the Mortgage
                                    Loans shall be located in any jurisdiction within the
                                    United States of America ("USA"), as specified in the
                                    related Prospectus Supplement. See "The Mortgage Pool"
                                    in the related Prospectus Supplement. Unless otherwise
                                    specified in the related Prospectus Supplement, each
                                    Mortgage Loan will have a 5- to 40-year term to maturity
                                    at origination and a principal balance at origination of
                                    not more than $2,000,000. The related Prospectus
                                    Supplement will specify whether any of the Mortgage
                                    Loans will be covered by primary mortgage guaranty
                                    insurance.

                                    In addition, to the extent set forth in the related
                                    Prospectus Supplement, the beneficial interests in the
                                    Mortgage Loans relating to a Series of Certificates may
                                    be in the form of participation interests therein which
                                    will represent REMIC "regular interests" in a Trust Fund
                                    which contains the Mortgage Loans relating to such
                                    Series.

                                    (2) THE MORTGAGE CERTIFICATES

                                    A Pool may include certain assets (the "Mortgage
                                    Certificates") which may consist of GNMA Certificates,
                                    FHLMC Certificates, FNMA Certificates, Private
                                    Certificates or any combination thereof. Private
                                    Certificates, as used herein, may evidence beneficial
                                    interests in mortgage loans or mortgage-backed
                                    securities including pass-through certificates
                                    representing beneficial interests in certain securities
                                    consisting in whole or in part of interests in
                                    governmental certificates (e.g., GNMA Certificates,
                                    FHLMC Certificates and FNMA Certificates), or any
                                    combination thereof. Any GNMA Certificates included in a
                                    Pool will be guaranteed as to full and timely payment of

                                    principal and interest by GNMA, which guaranty is backed
                                    by the full faith and credit of the United States. Any
                                    FHLMC Certificates included in the Pool will be
                                    guaranteed as to the timely payment of interest and
                                    ultimate collection (and if so specified in the related
                                    Prospectus Supplement timely payment of principal) by
                                    FHLMC. Any FNMA Certificates included in a Pool will be
                                    guaranteed as to timely payment of scheduled payments of
                                    principal and interest by FNMA.

                                    Each Mortgage Certificate will evidence an interest in a
                                    pool of mortgage loans and/or in principal distributions
                                    and interest distributions thereon. Such loans may have
                                    been originated or purchased by affiliates of the
                                    Depositor. The Prospectus Supplement for each Series
                                    will specify the aggregate approximate principal balance
                                    of GNMA, FHLMC and FNMA Certificates and of Private
                                    Certificates included in a Pool and will describe the
                                    principal characteristics of the underlying mortgage
                                    loans or cooperative loans and any insurance, guaranty
                                    or other credit support applicable to such loans, the
                                    Mortgage Certificates or both. In addition, the related
                                    Prospectus Supplement will describe the terms upon which
                                    distributions will be made to the Trustee as the holder
                                    of the Mortgage Certificates. The Mortgage Certificates
                                    included in any Pool will be registered in the name of
                                    the Trustee or its nominee or in the case of book-entry
                                    Mortgage Certificates in the name of a financial
                                    intermediary with a Federal Reserve Bank or a clearing
                                    corporation and will be held by the Trustee only for the
                                    benefit of the related Series of Certificates. See "The
                                    Pools--Mortgage Certificates--Additional Information."

AGREEMENT.........................  The Certificates of each Series offered by this
                                    Prospectus and the related Prospectus Supplement will be
                                    issued pursuant to a separate Pooling and Servicing
                                    Agreement (the "Agreement") among the Depositor and the
                                    Master Servicer and the Trustee specified in such
                                    Prospectus Supplement. See "Description of the
                                    Certificates."

FORWARD COMMITMENTS; PRE-FUNDING
  ACCOUNT.........................  If specified in the related Prospectus Supplement relating to any Series, the Trustee or the Master
                                    Servicer may, on behalf of the related Trust Fund, enter
                                    into an agreement (each, a "Forward Purchase Agreement")
                                    with the Depositor whereby the Depositor will agree to
                                    transfer additional Mortgage Loans to such Trust Fund
                                    following the date on which such Trust Fund is
                                    established and the related Certificates are issued. Any
                                    Forward Purchase Agreement will require that any
                                    Mortgage Loans so transferred to a Trust Fund conform to
                                    the requirements specified in such Forward Purchase
                                    Agreement. If a Forward Purchase Agreement is to be
                                    utilized, and unless otherwise specified in the related
                                    Prospectus Supplement, the Trustee will be required to
                                    deposit in a segregated account (each, a "Pre-Funding
                                    Account") all or a portion of the proceeds received by

                                    the Trustee in connection with the sale of one or more
                                    classes of Certificates of the related Series;
                                    subsequently, the additional Mortgage Loans will be
                                    transferred to the related Trust Fund in exchange for
                                    money released to the Depositor from the related
                                    Pre-Funding Account in one or more transfers. Each
                                    Forward Purchase Agreement will set a specified period
                                    during which any such transfers must occur. The Forward
                                    Purchase Agreement or the related Agreement will require
                                    that, if all moneys originally deposited to such
                                    Pre-Funding Account are not so used by the end of such
                                    specified period, then any remaining moneys will be
                                    applied as a mandatory prepayment of the related class
                                    or classes of Certificates as specified in the related
                                    Prospectus Supplement. Unless otherwise specified in the
                                    related Prospectus Supplement, the specified period for
                                    the acquisition by a Trust Fund of additional Mortgage
                                    Loans will not exceed three months from the date such
                                    Trust Fund is established.

DESCRIPTION OF THE CERTIFICATES...  Each Class of Certificates within a Series will evidence the interest specified in the related Prospectus
                                    Supplement in the Pool established for such Series
                                    together with amounts held in a trust account
                                    established and maintained by the Master Servicer or the
                                    Trustee under the Agreement (the "Certificate Account")
                                    and certain other property held in trust for the benefit
                                    of the Certificateholders (collectively, the "Trust
                                    Fund"). Each Series of Certificates may consist of one
                                    or more subclasses of Certificates of equivalent
                                    priority or may consist of one or more Classes of senior
                                    Certificates (the "Senior Certificates") and one or more
                                    Classes of subordinate Certificates (the "Subordinate
                                    Certificates" and, together with the Senior
                                    Certificates, the "Certificates"). The Subordinate
                                    Certificates of a Series will be subordinated in certain
                                    respects described in the related Prospectus Supplement
                                    to the Senior Certificates of the same Series. A Series
                                    may also contain one or more classes of Compounding
                                    Certificates, Stripped Certificates, Prepayment
                                    Certificates, Non-Accelerated Certificates and other
                                    types of Certificates or a combination thereof, all as
                                    set forth in the related Prospectus Supplement. Each
                                    Class of a Series may bear interest at a different
                                    Pass-Through Rate and may evidence the right to receive
                                    a specified portion of each distribution of principal or
                                    interest or both, in the order specified in the related
                                    Prospectus Supplement. The Certificates will be issuable
                                    in most instances in book-entry form in the authorized
                                    denominations specified in the related Prospectus
                                    Supplement. See "Description of the Certificates"
                                    herein.

                                    Any Class of Certificates of a Series offered hereby and
                                    by the related Prospectus Supplement will be rated by at
                                    least one nationally recognized statistical rating
                                    agency or organization that initially rates the Series
                                    at the request of the Depositor and is identified in the
                                    related Prospectus Supplement ("Rating Agency") in one
                                    of such Rating Agency's four highest rating categories
                                    ("Investment Grade"). A rating is not a

                                    recommendation to buy, sell or hold securities and may
                                    be subject to revision or withdrawal at any time by the
                                    assigning Rating Agency. Further, such ratings do not
                                    address the effects of prepayments on the yield
                                    anticipated by an investor.

                                    Certain Series or Classes of Certificates may be
                                    enhanced by certain forms of credit enhancement, in each
                                    case as described in the related Prospectus Supplement.
                                    The Certificates will not be guaranteed or insured by
                                    any government agency or other insurer and, except as
                                    described below and in the related Prospectus
                                    Supplement, the Mortgage Assets comprising the Pool
                                    relating to a Series of Certificates will not be
                                    guaranteed or insured by any government agency or other
                                    insurer. See "Credit Enhancements" herein.

REGISTRATION OF CERTIFICATES......  Unless otherwise specified in the related Prospectus
                                    Supplement, Certificateholders may elect to hold their
                                    Certificate interests through DTC, in the United States,
                                    or Centrale de Livraison de Valeurs Mobilieres S.A.
                                    ("CEDEL") or the Euroclear System ("Euroclear"), in
                                    Europe. Transfers within DTC, CEDEL or Euroclear, as the
                                    case may be, will be in accordance with the usual rules
                                    and operating procedures of the relevant system.
                                    Cross-market transfers between persons holding directly
                                    or indirectly through DTC, on the one hand, and
                                    counterparties holding directly or indirectly through
                                    CEDEL or Euroclear, on the other, will be effected in
                                    DTC through Citibank, N.A. ("Citibank") or Morgan
                                    Guaranty Trust Company of New York ("Morgan"), the
                                    relevant depositaries (collectively, the "Depositaries")
                                    of CEDEL or Euroclear, respectively, and each
                                    participating member of DTC. The Certificates will
                                    initially be registered in the name of CEDE & Co., the
                                    nominee of DTC. The interests of the Certificateholders
                                    will be represented by book-entries on the records of
                                    DTC and participating members thereof. Certificates will
                                    be available in definitive form only under the limited
                                    circumstances described herein. See "Risk Factors" and
                                    "Description of the Certificates--Registration of
                                    Certificates" herein.

INTEREST..........................  Each class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable
                                    Pass-Through Rate set forth (or determined as set forth)
                                    in the related Prospectus Supplement, except for any
                                    class of Certificates which are entitled to receive
                                    distributions of principal on Mortgage Loans and/or
                                    Mortgage Certificates, but not to receive distributions
                                    of interest thereon ("PO Certificates").

                                    Accrued interest will be distributed (to the extent of
                                    available funds and subject to negative amortization, if
                                    any, on the underlying Mortgage Loans) at the times and
                                    in the manner specified in such Prospectus Supplement.
                                    Distributions of interest on any class of Compounding
                                    Certificates will commence at the time specified in such
                                    Prospectus Supplement;
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                                       9
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
                                    until then, interest on the Compounding Certificates
                                    will be added to the Certificate Balance thereof and
                                    will thereafter accrue interest.

                                    Interest on each Mortgage Loan that does not provide for
                                    negative amortization will be passed through to the
                                    Certificateholders monthly at the Mortgage Pass-Through
                                    Rate for that Mortgage Loan from the date identified in
                                    the related Prospectus Supplement. Interest on Mortgage
                                    Loans that provide for negative amortization will accrue
                                    on the Principal Balance thereof at the Mortgage
                                    Interest Rates identified in the related Prospectus
                                    Supplement. In the event the amount of interest paid by
                                    an obligor on a Mortgage Note (a "Mortgagor") on such a
                                    Mortgage Loan in any month is less than the amount of
                                    interest accrued on the Principal Balance thereof, such
                                    excess interest ("Deferred Interest") will be added to
                                    the Principal Balance of such negatively amortizing
                                    Mortgage Loan. The amount of interest that will be
                                    deposited into the Certificate Account with respect to
                                    each Mortgage Loan in any month will equal the amount of
                                    interest paid by a Mortgagor less a fee for the
                                    servicing of the Mortgage Loan and related expenses
                                    payable to the Master Servicer specified in the related
                                    Prospectus Supplement (the "Administration Fee"). The
                                    Administration Fee may be fixed or may adjust as
                                    specified in the related Prospectus Supplement. See
                                    "Prepayment and Yield Considerations" and "Description
                                    of the Certificates" herein.

                                    In the event a Mortgagor prepays all or part of the
                                    principal balance of a Mortgage Loan, such Mortgagor
                                    will only pay interest on the amount prepaid to the date
                                    of prepayment. Unless otherwise specified in the related
                                    Prospectus Supplement, in order to minimize any
                                    resulting shortfall in interest for the corresponding
                                    month in which the prepayment was made (such shortfall,
                                    a "Prepayment Interest Shortfall"), the Master Servicer
                                    will adjust or forego a portion of the current
                                    Administration Fees due to the Master Servicer, to the
                                    extent available, so that up to a full month's interest
                                    payment on such Mortgage Loans will be passed through to
                                    the Certificateholders at the applicable Mortgage
                                    Pass-Through Rate. See "Description of the
                                    Certificates--Adjustment to Master Servicing Fees in
                                    Connection with Prepayment Interest Shortfall" herein.

PRINCIPAL (INCLUDING
  PREPAYMENTS)....................  Each class of Certificates of a Series (except for
                                    Certificates entitled to receive distributions of
                                    interest only on the Mortgage Loans and/or Mortgage
                                    Certificates, but not distributions of principal thereon
                                    and are denominated in Notional Balances (the "IO
                                    Certificates")) will (to the extent of available funds)
                                    receive distributions of principal in the amounts, at
                                    the times and in the manner specified in the related
                                    Prospectus Supplement until its initial aggregate
                                    Certificate Balance has been fully amortized. The
                                    aggregate amount distributed as principal for a Series
                                    will generally be equal to (or determined

                                       10
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
                                    pursuant to a formula based on) the amount of principal
                                    received on the related Pool during the period specified
                                    in the related Prospectus Supplement. Allocations of
                                    distributions of principal will be made to the
                                    Certificates of each class in the proportions, during
                                    the periods and in the order specified in the related
                                    Prospectus Supplement. The Certificate Balance of a
                                    class or classes of Certificates may increase in
                                    accordance with any negative amortization experienced by
                                    Mortgage Loans and Mortgage Certificates in the related
                                    Pool. Distributions will be made pro rata among the
                                    Certificates of each class then entitled to receive such
                                    distributions. See "Maturity Considerations" and
                                    "Description of the Certificates" herein.

CREDIT ENHANCEMENT................  Credit enhancement in the form of reserve funds, subordination, insurance policies, letters of credit or
                                    other types of credit enhancement may be provided with
                                    respect to the Mortgage Assets or with respect to one or
                                    more Classes of Certificates of a Series. If Mortgage
                                    Assets are divided into separate Asset Groups, the
                                    beneficial ownership of which is evidenced by a separate
                                    Class or Classes of a Series, credit enhancement may be
                                    provided by a cross-support feature which requires that
                                    distributions be made with respect to Certificates
                                    evidencing beneficial ownership of one Asset Group prior
                                    to distributions to Subordinate Certificates evidencing
                                    beneficial ownership in another Asset Group within the
                                    Trust Fund.

                                    The type, characteristics and amount of credit
                                    enhancement will be determined based upon the
                                    characteristics of the Mortgage Assets and other factors
                                    and will be established on the basis of requirements of
                                    each Rating Agency rating the Certificates of such
                                    Series to enable the Certificates of such Series to
                                    receive a rating from a Rating Agency set forth below.
                                    See "Credit Enhancements" and "Rating" herein. The
                                    protection against losses provided by such credit
                                    enhancement will be limited. See "Description of the
                                    Certificates" and "Credit Enhancements."

                                    A. SUBORDINATE CERTIFICATES; SHIFTING INTEREST; RESERVE
                                    FUND

                                    One or more Classes of any Series may be Subordinate
                                    Certificates, as specified in the related Prospectus
                                    Supplement. The rights of the Subordinate
                                    Certificateholders to receive any or a specified portion
                                    of distributions with respect to the Mortgage Loans will
                                    be subordinated to the rights of the Senior
                                    Certificateholders to the extent specified in the
                                    related Prospectus Supplement (the "Subordinated
                                    Amount").

                                    If so specified in the related Prospectus Supplement,
                                    the subordination feature may be enhanced by
                                    distributing to the Senior Certificateholders on certain
                                    Distribution Dates, as payment of principal, a certain
                                    percentage of all Principal Prepayments received during
                                    the prior Prepayment Period ("Shifting Interest Credit
                                    Enhancement"). This will have the effect of accelerating
                                    the amortization of the Senior Certificates

                                    while increasing the respective interest in the Trust
                                    Fund evidenced by the Subordinate Certificates.
                                    Increasing the respective interest of the Subordinate
                                    Certificates relative to that of the Senior Certificates
                                    is intended to preserve the availability of the
                                    subordination provided by the Subordinate Certificates.
                                    See "Credit Enhancements--Subordination" and "--Shifting
                                    Interest Credit Enhancement" herein.

                                    In addition to the preferential right of the Senior
                                    Certificateholders to receive current distributions from
                                    the Pool, to the extent specified in the related
                                    Prospectus Supplement, a reserve fund may be established
                                    relating to such Series of Certificates (the "Reserve
                                    Fund"). The related Prospectus Supplement will specify
                                    whether or not the Reserve Fund is part of the Trust
                                    Fund. Unless otherwise specified in the related
                                    Prospectus Supplement, the Reserve Fund, if any, will be
                                    created with an initial cash deposit by the Depositor
                                    (the "Initial Deposit") in an amount specified in the
                                    related Prospectus Supplement and augmented by the
                                    retention of distributions otherwise available to the
                                    Subordinate Certificateholders until the Reserve Fund
                                    reaches an amount (the "Specified Reserve Fund Balance")
                                    specified in the related Prospectus Supplement. See
                                    "Credit Enhancements--Reserve Fund" herein.

                                    The subordination feature will enhance the likelihood of
                                    timely receipt by Senior Certificateholders of the full
                                    amount of scheduled monthly payments of principal and
                                    interest due them and will protect the Senior
                                    Certificateholders against certain losses; however, in
                                    certain circumstances the Reserve Fund, if any, could be
                                    depleted and temporary shortfalls could result. If on
                                    any Distribution Date, after taking into account the
                                    aggregate amount of payments received from the Mortgage
                                    Loans, any Advances (as described below) and amounts
                                    available in the Reserve Fund, if any, as specified in
                                    the related Prospectus Supplement, do not provide
                                    sufficient funds to make full disbursements to the
                                    Senior Certificateholders of such Series, unless
                                    otherwise specified in the related Prospectus
                                    Supplement, the amount of such shortfall (the
                                    "Shortfall"), plus interest at the applicable
                                    Pass-Through Rate or Rates, will be added to the amount
                                    the Senior Certificateholders are entitled to receive on
                                    the next Distribution Date in the order and the
                                    proportions as specified in the related Prospectus
                                    Supplement. In the event the Reserve Fund, if any, is
                                    depleted before the Subordinated Amount is reduced to
                                    zero, such Senior Certificateholders will nevertheless
                                    have a preferential right to receive current
                                    distributions from the Pool to the extent of the then
                                    outstanding Subordinated Amount. Unless otherwise
                                    specified in the related Prospectus Supplement, until
                                    the Subordinated Amount is reduced to zero, on any
                                    Distribution Date any amounts otherwise distributable to
                                    the Subordinate Certificates or, to the extent specified
                                    in the Agreement, in the Reserve Fund, if any, shall
                                    generally be used to offset the
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                                       12

                                    amount of any losses realized ("Realized Losses") with
                                    respect to the Mortgage Loans. Realized Losses remaining
                                    after application of such amounts shall generally be
                                    applied to reduce the ownership interest of the
                                    Subordinate Certificates in the Pool. If the Certificate
                                    Balance of the Subordinate Certificates has been reduced
                                    to zero, the Senior Certificates will bear all Realized
                                    Losses whether or not there is any remaining
                                    Subordinated Amount.

                                    B. ALTERNATIVE CREDIT ENHANCEMENT INCLUDING INSURANCE,
                                    LETTERS OF CREDIT AND SURETY BONDS

                                    As an alternative, or in addition to the credit
                                    enhancement afforded by the Subordinate Certificates,
                                    credit enhancement with respect to a Series of
                                    Certificates may be provided by mortgage insurance,
                                    hazard insurance, by the deposit of cash, certificates
                                    of deposit, letters of credit, surety bonds, a separate
                                    pool of mortgage loans or mortgage certificates, a
                                    limited guaranty insurance policy issued by one or more
                                    insurance companies, or by such other methods as may be
                                    set forth in the Prospectus Supplement for such Series.

                                    To the extent described in the related Prospectus
                                    Supplement and to the extent it will not result in the
                                    downgrading of any rating on the related Certificates by
                                    the Rating Agency rating such Certificates, certain
                                    insurance policies (or deposits in lieu thereof) may
                                    cover more than one Series of Certificates.

ADVANCES..........................  Unless otherwise specified in the related Prospectus
                                    Supplement, in the event of delinquencies in payments on
                                    the Mortgage Loans, the Master Servicer will make
                                    advances of cash ("Advances") to the holders of each
                                    Class of Certificates, but only to the extent that it
                                    determines such Advances will be recoverable from future
                                    payments and collections on the Mortgage Loans or
                                    otherwise. Any such Advances will be recoverable to the
                                    Master Servicer as described herein or in the applicable
                                    Prospectus Supplement. See "Description of the
                                    Certificates--Advances and Limitations Thereon."

OPTIONAL TERMINATION..............  Unless otherwise specified in the related Prospectus
                                    Supplement, the Depositor may, at its option with
                                    respect to any Series of Certificates, repurchase all
                                    Mortgage Assets remaining outstanding at such time as
                                    the aggregate outstanding Principal Balance of such
                                    Mortgage Assets is less than 10% of the aggregate
                                    outstanding principal balance of the Mortgage Assets as
                                    of the first day of the month of issuance of the related
                                    Series or such other date as is specified in the related
                                    Prospectus Supplement (the "Cut-Off Date"). Unless
                                    otherwise provided in the related Prospectus Supplement,
                                    and if the Trust Fund issuing a particular Series of
                                    Certificates elects real estate mortgage investment
                                    conduit ("REMIC") status under the Internal Revenue Code
                                    of 1986, as amended (the "Code"), the repurchase price
                                    will equal the sum of (a) the principal balance
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                                       13

                                    of each such Mortgage Asset, plus accrued interest
                                    thereon at the applicable Mortgage Pass-Through Rate or
                                    Mortgage Certificate interest rate to the date specified
                                    in the related Prospectus Supplement, less any
                                    unreimbursed Advances made with respect to any such
                                    Mortgage Asset and (b) the fair market value of all
                                    acquired property in respect of any Mortgage Asset, less
                                    any unreimbursed Advances made with respect to any such
                                    Mortgage Asset. See "Description of the Certificates--
                                    Termination" herein.

FEDERAL INCOME TAX
  CONSIDERATIONS..................  The Federal income tax consequences to
                                    Certificateholders will vary depending on the
                                    characteristics of a Trust Fund and whether the Trust
                                    Fund issuing a particular Series of Certificates elects
                                    REMIC status under the Code. See "Certain Federal Income
                                    Tax Consequences" herein. Generally, if a Trust Fund
                                    elects REMIC status, one or more classes of Certificates
                                    will be treated as REMIC "regular interests" (the
                                    "Regular Certificates"). For Federal income tax
                                    purposes, a Regular Certificate will be treated as a
                                    debt instrument issued by the REMIC. The amounts
                                    includible in the income of a Regular Certificate holder
                                    will be determined under the accrual method of
                                    accounting. One or more Series of Regular Certificates
                                    may be issued with "original issue discount" that is not
                                    de minimis. Holders of any such Series of Regular
                                    Certificates will be required to include such original
                                    issue discount in gross income for Federal income tax
                                    purposes as it is deemed to accrue, in advance of the
                                    receipt of the cash attributable to such income. If a
                                    Regular Certificate is issued at a premium, the holder
                                    will be entitled to make an election to amortize such
                                    premium on a constant yield method as an offset to the
                                    interest income on such Certificate.

                                    If no REMIC election is made, the Trust Fund will be
                                    treated as a grantor trust and not as an association
                                    taxable as a corporation. The treatment of a particular
                                    Series of Certificates will depend on the
                                    characteristics of such Series. The holders of
                                    Certificates will either be treated as holders of
                                    undivided pro rata interests in the underlying Mortgage
                                    Loans or as owners of stripped bonds or stripped
                                    coupons. If the stripped bond rules do not apply with
                                    respect to a particular Series, the holders of such
                                    Series must include in income their allocable share of
                                    interest income of the Trust Fund and may, subject to
                                    applicable limitations, deduct their allocable share of
                                    the expenses of the Trust Fund. If the stripped bond
                                    rules do apply with respect to a particular Series, the
                                    income with respect to such Series generally will be
                                    accounted for under the original issue discount rules
                                    under a constant yield to maturity method, which may
                                    require inclusion prior to the receipt of the cash
                                    associated with such income.

ERISA.............................  A fiduciary of any employee benefit plan subject to the
                                    Employee Retirement Income Security Act of 1974, as
                                    amended

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
                                    ("ERISA"), or the Code should carefully review with its
                                    own legal advisors whether the purchase or holding of
                                    Certificates could give rise to a transaction prohibited
                                    or otherwise impermissible under ERISA or the Code. See
                                    "ERISA Considerations" herein and in the related
                                    Prospectus Supplement.

LEGAL INVESTMENT..................  The Certificates offered hereby and by the related
                                    Prospectus Supplement will generally constitute
                                    "mortgage-related securities" under the Secondary
                                    Mortgage Market Enhancement Act of 1984 ("SMMEA") so
                                    long as they are rated by a Rating Agency in one of its
                                    two highest rating categories. Any such Certificates
                                    would be "legal investments" for certain types of
                                    institutional investors to the extent provided in SMMEA,
                                    subject to state laws overriding SMMEA. A number of
                                    states have enacted legislation overriding the legal
                                    investment provisions of SMMEA. Certificates that do not
                                    constitute "mortgage-related securities" under SMMEA
                                    will require registration, qualification or an exemption
                                    under applicable state securities laws and may not be
                                    "legal investments" to the same extent as
                                    "mortgage-related securities." See "Legal Investment"
                                    herein.

RATING............................  Each Class of Certificates offered by means of this
                                    Prospectus and the related Prospectus Supplement will be
                                    rated in an Investment Grade rating category by the
                                    Rating Agency or Agencies identified in such Prospectus
                                    Supplement. A rating is not a recommendation to buy,
                                    sell or hold securities and may be subject to revision
                                    or withdrawal at any time by the assigning Rating
                                    Agency. Further, such ratings do not address the effects
                                    of prepayments on the yield anticipated by an investor.

RISK FACTORS......................  In considering an investment in any Series of the
                                    Certificates, investors should recognize that there are
                                    risk factors associated with such an investment. See
                                    "Risk Factors" herein and in the related Prospectus
                                    Supplement.

                                  RISK FACTORS

    Prospective Certificateholders should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

    1. LIMITED OBLIGATIONS AND ASSETS OF THE DEPOSITOR. The Certificates will not represent an interest in or obligation of the Depositor or any of its affiliates. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor, unless expressly provided in the related Prospectus Supplement, by the Depositor or any of its affiliates, any Servicer or the Master Servicer. Unless otherwise set forth in the Prospectus Supplement for a Series, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See "Description of the Certificates--Representations and Warranties." The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Asset, the Mortgage Asset Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "The Depositor."

    2.  AVERAGE LIFE OF CERTIFICATES AFFECTING YIELD TO CERTIFICATEHOLDERS:
PREPAYMENT CONSIDERATIONS. Prepayments on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each Class of related Certificates. Prepayments also may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a Class is disproportionately high as compared to the amount of principal, as with certain Classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more Classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Compounding Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Certificates relating to the timing of distributions of interest thereon and (b) if such Compounding Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. [In addition, the Depositor may, solely at its option and subject to the terms of the applicable Pooling and Servicing Agreement, purchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is imminent from the Trust Fund.] See "Prepayment and Yield Considerations" and "Maturity Considerations" herein.

    3. LIMITATIONS OF SUBORDINATED AMOUNTS. With respect to Certificates of a Series having a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Senior Certificateholders, the Subordinated Amount may be limited, as specified in the Prospectus Supplement, the Subordinated Amount, if any, could be depleted in certain circumstances, and payments applied to the Senior Certificates which are otherwise due to the Subordinated Certificates may be less than losses. See "Credit Enhancements--Subordination" herein and "Description of the Certificates" in the related Prospectus Supplement.

    4. LIMITATIONS OF INSURANCE AND CREDIT ENHANCEMENTS. If insurance policies or other credit enhancement are provided with respect to a Series of Certificates, the insurance policies or credit enhancement on the Mortgage Assets, the Pools or all or any part of a Trust Fund will not cover all contingencies and will cover certain contingencies only to a limited extent. See "Credit Enhancements."

    5. LIMITED LIQUIDITY OF THE CERTIFICATES. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the term of such Series of Certificates. Although the Certificateholders of each Series will receive monthly statements containing certain statistical information with respect to the related Pool, initially the Depositor does not intend to publish information relating to the Certificates of any Series or any Pool. The limited availability of any such published information may affect the liquidity of the Certificates. In addition, the issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Registration of Certificates" herein.

    6. CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "Certain Federal Income Tax Consequences--Qualification as a REMIC-- Taxation of Owners of Residual Certificates." Accordingly, under certain circumstances, holders of Residual Certificates might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Certain Federal Income Tax Consequences" herein.

    7. GENERAL RISK FACTORS AFFECTING MORTGAGE LOANS. An investment in Certificates may be affected, among other things, by a decline in real estate value or changes in mortgage market interest rates. If the residential real estate market in the locale of properties securing the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) should experience an overall decline in property values such that the outstanding balances of such loans, and any secondary financing on the Mortgaged Properties underlying a particular Pool, become equal to or greater than the value of Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any applicable insurance policies or other credit enhancement, holders of the Certificates of a Series evidencing interests in such

Pool will bear all risk of loss resulting from default by mortgagors and will depend primarily upon the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted loans. See "The Pools--The Mortgage Loans."

    8. LIMITED NATURE OF RATINGS. Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. See "Rating" herein.

    9. ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA Considerations."

    10. DIFFICULTY IN PLEDGING. Since most transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates-- Registration of Certificates" herein.

    11. POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Registration of Certificates" herein.

                                   THE POOLS*

GENERAL

    Unless otherwise specified in the Prospectus Supplement for a Series, the Pool evidenced by the Certificates of that Series will have the general characteristics set forth below.

    For each Series, the Depositor will convey a Trust Fund to the trustee identified in the related Prospectus Supplement (the "Trustee") for the benefit of the Certificateholders consisting of a pool of assets ("Pool"). Each Pool will consist of (i) Mortgage Assets, (ii) amounts held from time to time in the Certificate Account and the Pre-Funding Account, if any, (iii) the lender's interest in any Insurance Policies relating to a Mortgage Loan, (iv) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and (v) rights under any form of credit enhancement as may be specified in the Prospectus Supplement. Each Certificate will represent an undivided ownership interest in the Trust Fund established for that Series of Certificates as described in the related Prospectus Supplement. See "Description of the Certificates--Assignment of Mortgage Loans" herein. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group.

    Mortgage Assets in the Pool may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement, Mortgage Loans or participation interests therein which will represent REMIC "regular interests" in a Trust Fund which contains the Mortgage Loans relating to such Series, and Mortgage Certificates.

    The Depositor will make certain representations and warranties regarding certain characteristics of the Mortgage Assets comprising a Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Assets. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related Certificateholders in Mortgage Assets, the Depositor will be obligated either to cure the breach in all material respects, to purchase the Mortgage Assets or, if the related Agreement so provides, to substitute in its place a comparable qualifying mortgage asset pursuant to the conditions set forth therein. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or warranty by the Depositor. The Depositor will not advance any of its own funds to the Trust Fund or to the Certificateholders, except to the limited extent set forth under "Description of the Certificates--Advances and Limitations Thereon."

THE MORTGAGE LOANS

    GENERAL

    The Prospectus Supplement for each Series will specify for each Pool, among other things, the years of origination of the Mortgage Loans; the original Loan-to-Value Ratios; the range of aggregate principal balances of the Mortgage Loans at origination and the aggregate outstanding principal balance thereof as of the Cut-off Date; the original maturities of the Mortgage Loans and the last maturity date of any Mortgage Loan; insurance policies, letters of credit or other forms of credit enhancement, if any, applicable to any Mortgage Loan; and the Mortgage Interest Rates. A Pool may be comprised of fully or negatively amortizing adjustable rate Mortgage Loans ("ARMs") with Mortgage Interest Rates adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum of a fixed margin and an index, subject to applicable minimum and maximum rates and maximum adjustments

------------------------

 * Whenever in this Prospectus terms such as "Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Pool, Trust Fund, Pooling and Servicing Agreement and the Pass-Through Rate or Rates applicable to the related Series of Certificates.

for any period. In such case the Prospectus Supplement will specify the initial Mortgage Interest Rates, the index or formula, if any, used to determine the adjustable Mortgage Interest Rate (the "Index"), the weighted average Minimum Rate (if any), the weighted average Maximum Rate, the Maximum Adjustment, if applicable, and the then-current Mortgage Interest Rate. The Prospectus Supplement will also specify whether ARMs included in a Pool provide for adjustments to the Mortgage Interest Rates more frequent than changes to the scheduled monthly payments of principal and interest (the "Monthly Payments") made on such ARMs, which together could result in negative amortization. See "Description of ARMs" below. The Prospectus Supplement will also describe any other special payment features of the Mortgage Loans included in a Pool. If specific information respecting the Mortgage Loans is not known to the Depositor at the time a Series of Certificates is initially offered, general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K which will be available to investors in such Series of Certificates at or before the initial issuance thereof and will be filed with the Commission within 15 days after such initial issuance.

    The entity or entities named as Master Servicer in the related Prospectus Supplement will service the Mortgage Loans, and will receive a fee for such services, pursuant to the related Agreement. See "Description of the Certificates--Administration Fees, Compensation and Payment of Expenses." With respect to those Mortgage Loans serviced through a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the applicable agreement between such Servicer and the Master Servicer (a "Servicing Agreement") and will receive the fee for such services specified in such Servicing Agreement; however, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

    GENERAL CHARACTERISTICS OF THE MORTGAGE LOANS

    Both ARMs and fixed-rate Mortgage Loans are eligible for inclusion in Pools. Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Pool will (i) have individual principal balances at origination of not more than $2,000,000, (ii) have monthly payments due on the first day of each month (each, an "Installment Due Date"), (iii) have a 5- to 40-year term at origination, (iv) have an adjustable or fixed rate of interest,
(v) have level or variable monthly payments over the term of the Mortgage Loan, and (vi) be secured by a lien on the underlying Mortgaged Property or by a leasehold interest therein.

    Unless otherwise specified in a Prospectus Supplement, the Mortgage Loans will be secured by Mortgages on Mortgaged Properties that may be located in any jurisdiction within the USA. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement.

    The applicable Prospectus Supplement will also set forth the number and aggregate unpaid principal balances of the Mortgage Loans in each Pool that are secured by one-to-four-unit residential properties, condominium units, townhouses and units located within planned unit developments ("PUDs") and that are secured by shares of cooperative corporations ("Co-op Loans"). For condominiums, townhouses and PUDs, the Depositor has developed project approval guidelines which substantially conform to the FNMA and/or the FHLMC project approval guidelines.

    A Pool may contain certain Mortgage Loans ("Buydown Loans") which include provisions whereby the originator or a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "Buydown Fund") contributed by the originator or third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

    DESCRIPTION OF ARMS

    GENERAL. Unless otherwise specified in the related Prospectus Supplement, ARMs eligible for inclusion in a Pool provide for a fixed Initial Mortgage Interest Rate for an initial period of time ranging from one month to 120 months. Thereafter, the interest rates (the "Mortgage Interest Rates") are subject to periodic adjustment based, subject to the applicable limitations discussed below, on changes in the applicable Index to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the "Gross Margin"). Certain ARMs can be converted into fixed-rate mortgage loans at the option of the Mortgagor upon the fulfillment of certain conditions set forth in the related Mortgage Note within a set period after origination of the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Depositor.

    Adjustable interest rates can cause payment increases that some Mortgagors may find difficult to make. However, many ARMs provide that no Mortgage Interest Rate may be adjusted to a rate above the applicable lifetime Maximum Rate or below the applicable lifetime Minimum Rate for such ARMs. In addition, certain ARMs provide for limitations on the maximum amount by which Mortgage Interest Rates may adjust for any single adjustment period (the "Maximum Adjustment").

    Certain ARMs are payable in self amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") provide instead for limitations on changes in the Monthly Payment on such ARMs ("Payment Caps"). As discussed below, limitations on Monthly Payments can result in Monthly Payments which are greater or less than the amount to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a Monthly Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest ("Deferred Interest") is added to the Principal Balance of such Mortgage Loans, causing negative amortization thereof, and will be repaid through future Monthly Payments. In the event that a Monthly Payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or "accelerated amortization") reduces the principal balance of the ARM. See "Maturity Considerations--Prepayment Considerations." Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. See "Initial Mortgage Interest Rate and Interest Rate Changes" below. All of the limitations on periodic increases in interest rates and on changes in Monthly Payments protect borrowers from unlimited interest rate and payment increases. With respect to any Pool consisting of ARMs, the related Prospectus Supplement will specify whether the Pool includes Negatively Amortizing ARMs.

    THE INDEX. The Index applicable to any ARMs comprising a Pool will be specified in the Prospectus Supplement for the related Series.

    INITIAL MORTGAGE INTEREST RATE AND INTEREST RATE CHANGES. During the initial period following origination, generally ranging from one month to 120 months, ARMs bear interest at the initial Mortgage Interest Rate that may be set by the lender independently of the Index otherwise applicable at the time of origination. The initial Mortgage Interest Rate is based on competitive factors and on other various factors including the lender's (i) lending policy at the time of origination; (ii) availability of funds for lending purposes; (iii) rate of return obtainable on other investments; and (iv) cost of doing business. The initial Mortgage Interest Rate may be higher for mortgage loans with a relatively higher Loan-to-Value Ratio. After the initial period, the Mortgage Interest Rate will be set periodically in accordance with the applicable Index and the Gross Margin that is set by the lender at the time of origination of the ARM, subject to the lifetime Maximum Rate and lifetime Minimum Rate and the periodic Maximum Adjustment. The Index applicable as of any interest adjustment date will be the most recent index figure available during a period specified in the related Prospectus Supplement.

    The Mortgage Interest Rates on ARMs that do not provide for negative amortization adjust at certain intervals which will be specified in the related Prospectus Supplement. To accommodate changes in the adjustable Mortgage Interest Rate, the Monthly Payment for an ARM which does not provide for negative amortization will be adjusted at the time the rate adjustment occurs to an amount that would fully amortize the Mortgage Loan over its remaining term at the Mortgage Interest Rate in effect as of the date of such adjustment. The Mortgage Loans which comprise any Pool may have been originated at different times and therefore the Monthly Payments with respect to such Mortgage Loans will adjust periodically in different months.

    MAXIMUM RATES, MINIMUM RATES AND THE MAXIMUM ADJUSTMENT. There are lifetime limits with respect to the maximum and minimum Mortgage Interest Rates for each ARM (the "Maximum Rate" and the "Minimum Rate," respectively). If no Minimum Rate is specified in a Mortgage Note, the Minimum Rate is equal to the Gross Margin for such Mortgage Loan. In addition, the Maximum Adjustment limits the amount by which the Mortgage Interest Rate on any ARM may increase or decrease as of the date of any Mortgage Interest Rate adjustment. Such limits are established at the time of origination of the ARM and are based on a variety of factors, including competitive conditions at the time of origination in the area in which the Mortgaged Property is located. Because of the lifetime Maximum Rate, lifetime Minimum Rate and, if applicable, the periodic Maximum Adjustment, the Mortgage Interest Rate in effect from time to time on an ARM may not be equal to the applicable Index plus the Gross Margin.

    DESCRIPTION OF THE FIXED-RATE MORTGAGE LOANS

    The fixed-rate Mortgage Loans eligible for inclusion in a Pool (the "Fixed-Rate Mortgage Loans") bear simple interest at fixed annual rates and have original terms to maturity ranging up to 40 years. Such Mortgage Loans provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the Mortgage Note in sufficient amounts to fully amortize the principal thereof by maturity.

    ASSUMPTION

    Although all of the Mortgage Loans included in a Pool are by their terms assumable under certain limited conditions, such Mortgage Loans also contain "due-on-sale" provisions under which the Mortgage Loans become due and payable, at the option of the holder thereof, upon the sale of the related Mortgaged Property. It is expected that the Master Servicer will enforce "due-on-sale" provisions with respect to most fixed-rate Mortgage Loans and some ARMs; however, where such provisions are not enforced the prospective purchaser must meet the Master Servicer's creditworthiness standards and applicable law at the time of transfer must not limit the Master Servicer's ability to make the interest rate and payment adjustments permitted by the related Mortgage Note. Upon any such assumption, a fee based on a percentage of the outstanding principal balance of the Mortgage Loan generally must be paid, which sum generally will be retained by the Master Servicer as additional servicing compensation. In some cases the Maximum Rate or Minimum Rate applicable to ARMs may change upon assumption. Upon assumption, the terms of Fixed-Rate Mortgage Loans generally are not modified to current market rates, unless the loan bears a higher interest rate than the prevailing market rate.

    DESCRIPTION OF QUALIFIED LENDERS

    Each Mortgage Loan will be originated or purchased by a Qualified Lender and acquired by the Depositor from such Qualified Lender or a Mortgage Asset Seller. Qualified Lenders and Mortgage Asset Sellers may be affiliates of the Depositor. All Qualified Lenders will have been at the time of the origination of such Mortgage Loans either (i) mortgagees approved by the Secretary of Housing and Urban Development ("HUD"), the Federal Home Loan Mortgage Corporation ("FHLMC"), or the Federal National Mortgage Association ("FNMA"), or state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by either the Savings Association Insurance Fund (the "SAIF") or the Bank Insurance Fund (the "BIF") administered by the Federal Deposit Insurance Corporation (the "FDIC") or (ii) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution described in subclause (i) above. The Depositor has approved (or will approve) individual institutions as eligible Qualified Lenders by applying certain criteria, including the Qualified Lender's depth of mortgage origination experience and financial stability. In general, each Qualified Lender must have experience in originating residential mortgages and net worth acceptable to the Depositor and must use the services of qualified underwriters, appraisers and attorneys. However, from time to time, the Depositor may purchase Mortgage Loans for inclusion in a Pool from Qualified Lenders which lenders, while not meeting the generally applicable criteria used by the Depositor, as described above, have been reviewed by the Depositor and found to be otherwise acceptable. In connection with such purchases by the Depositor, the Depositor will reunderwrite such Mortgage Loans. See "--Underwriting Policies" below.

    PAYMENT PROVISIONS OF THE MORTGAGE LOANS

    Each Mortgage Loan may be fully amortizing or require a substantial payment (a "Balloon Payment") due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each such Mortgage Loan may require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class or Classes of Certificates offered hereby will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

    UNDERWRITING POLICIES

    The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Depositor's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Depositor's Selling Guide (together with the Depositor's Servicing guide, the "Guide", as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Depositor or by designated third parties.

    In addition, the Depositor may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased from Qualified Lenders and Mortgage Asset Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Depositor. The Depositor will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Qualified Lenders and Mortgage Asset Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Depositor. The Depositor will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Depositor. The Depositor will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

    The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Depositor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

    The Depositor's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. The Depositor expects that each prospective Mortgagor will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Depositor will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a limited mortgage documentation program (a "Limited Mortgage Documentation Program") may be sold to the Depositor. For a mortgage loan originated under a Limited Mortgage Documentation Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Depositor. Currently, the Depositor's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Depositor waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

    The Depositor's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. With respect to a Mortgage Loan made in connection with the borrower's purchase of the Mortgaged Property, the "appraised value" is the lower of the purchase price or the amount determined by the appraiser. The Loan-to-Value Ratio of a Mortgage Loan is generally equal to the original principal amount of the Mortgage Loan divided by the appraised value of the related Mortgaged Property.

    Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The Depositor expects that the underwriting standards applied with respect to the Mortgage Loans (including anti-deficiency states) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional one-to-four-unit residential first mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

    The Depositor will obtain representations and warranties from the applicable Qualified Lender (which may or may not be the Qualified Lender that originated the Mortgage Loan) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Depositor may require or approve from time to time. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor, not later than 90 days following delivery of a Series of Certificates, will review or cause to be reviewed, all or a representative sample of the Mortgage Loans, and perform such other reviews as it deems appropriate to determine compliance with such standards. Any Mortgage Loan found to be not in compliance with such standards after inclusion in a Pool must be repurchased or substituted for by the Mortgage Loan Seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Pool to the satisfaction of the Depositor. See "Description of the Certificates-- Representations and Warranties."

    The foregoing underwriting policies may be varied for particular Series of Certificates to the extent set forth in the related Prospectus Supplement.

MORTGAGE CERTIFICATES

    GENERAL

    All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or in principal distributions and interest distributions thereon.

    GNMA, FHLMC AND FNMA CERTIFICATES

    The descriptions of GNMA, FHLMC and FNMA Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC, FNMA or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Pool (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Pool.

    GNMA. GNMA is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or guaranteed by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

    GNMA CERTIFICATES. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

    Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

    Unless otherwise specified in the related Prospectus Supplement, the GNMA Certificates included in a Pool may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must be of the same type (for example, all single-family level payment mortgage loans) and have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate must be of the same type (for example, all single-family level payment mortgage loans), but may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on any mortgage loan included in the pool of mortgages backing such GNMA II Certificate.

    GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Pool is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

    As described above, the GNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

    FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC is a stockholder-owned corporation. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional one-to-four-unit residential first mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional one-to-four-unit residential first residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional one-to-four-unit residential first mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    FHLMC CERTIFICATES. FHLMC Certificates (the "FHLMC Certificates") represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC Certificates included in a Pool will consist principally of fixed- or adjustable-rate mortgage loans with original terms to maturity of approximately 5, 7, 15, 20 and 30 years, which are secured by first liens on one- to four-family residential properties.

    FHLMC Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC Certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

    Under its Cash and Guarantor programs, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC generally indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal or for payment of principal due on the maturity of the mortgage. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold. In lieu of guaranteeing only the ultimate collection of principal payments in the manner described above, FHLMC may, but will not be obligated to, enter into one or more agreements with the issuer and the trustee of the FHLMC Certificates pursuant to which FHLMC will agree to guarantee the timely receipt of scheduled principal payments. If such an agreement is entered into and is applicable to all or any part of the FHLMC Certificates included in a Pool, its existence will be disclosed in the related Prospectus Supplement.

    Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal calculated on the basis of the weighted average remaining term to maturity of the mortgage loans in the pool underlying the related FHLMC Certificate.

    As described above, the FHLMC Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

    FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

    FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

    FNMA CERTIFICATES. "FNMA Certificates" represent fractional interests in a pool of mortgage loans formed by FNMA.

    FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely on FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. The FNMA Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States.

    As described above, the FNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

    PRIVATE CERTIFICATES

    Each "Private Certificate" will evidence an undivided interest in a pool of FNMA, FHLMC or GNMA Certificates or any combination thereof. It is expected that Private Certificates will be issued pursuant to participation or pooling and servicing agreements entered into from time to time between the related seller and the related Trustee for the Certificates or custodian. In addition, an affiliate of such seller or of the depositor under such pooling and servicing agreement may be a servicer for such Certificates or for the mortgage loans in which such Mortgage Certificates represent a beneficial interest. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of the servicer. Each Private Certificate will have been acquired in a secondary transaction and not from the issuer or any affiliate of the issuer of such Private Certificate and, unless otherwise specified in the related Prospectus Supplement, each Private Certificate will evidence an interest in, or will be secured by a pledge of mortgage loans that conform to the descriptions of Mortgage Loans herein.

    It is expected that all collections received by the servicers on the mortgage loans (net of servicing fees to be retained by the servicers and such other amounts as may be specified in the related pooling and servicing agreement) will be deposited with the Trustee for the Certificates. Monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such Private Certificate) will be made to the Trustee for the Certificates of the related Series for deposit into the Certificate Account for such Series.

    More specific information concerning the Private Certificates underlying a particular Series of Certificates, the mortgage loans underlying such Private Certificates, and related servicing and insurance, subordination or other credit support arrangements will be set forth in the related Prospectus Supplement.

                                 THE DEPOSITOR

    The Depositor was incorporated in Delaware in 1991 and is a wholly owned limited purpose indirect subsidiary of ABN AMRO Bank N.V. The limited purposes of the Depositor are, in general, to acquire, own, pledge and sell mortgage loans and certificates representing proportionate interests in pools of mortgage loans; to issue, acquire, own, pledge and sell mortgage pass-through securities which represent ownership interests in mortgage loans and certificates representing proportionate interests in pools of mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing. It is not expected that the Depositor will have any business operations other than offering Series of Certificates and related activities. The principal executive offices of the Depositor are located at 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, and its telephone number is (312) 904-5005.

    Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, its parents nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series. As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "Description of the Certificates--Representations and Warranties." The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Mortgage Asset, its only source of funds to make the required payment would be funds obtained from the related Mortgage Asset Seller or, if applicable, the Master Servicer or the Servicer.

    The Depositor is part of ABN AMRO Bank N.V.'s U.S. operations, which are managed by ABN AMRO North America, Inc. ABN AMRO North America, Inc. began addressing the Year 2000 Compliance issue for the entire U.S. operations in 1997, by assembling a corporate project team that engaged in an initial assessment of the scope of the project. ABN AMRO North America, Inc. expects to have all systems and applications in place and fully tested by the end of 1998, allowing time in 1999 for any systems refinements that may be needed. The potential impact of the year 2000 issue is dependent upon not only the corrective measures ABN AMRO North America, Inc. undertakes, but also how the issue is addressed by unaffiliated third parties. The way in which the year 2000 issue is addressed by governmental agencies, businesses, and other entities who provide data to, or receive data from, ABN AMRO North America, Inc. and the Depositor is very important. ABN AMRO North America, Inc. is communicating with these parties to learn how they are addressing the Year 2000 issue, and to evaluate any potential impact on ABN AMRO North America, Inc.

                                USE OF PROCEEDS

    Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used either by the Depositor to purchase the Mortgage Assets related to that Series or to return to the Depositor the amounts previously used to effect such a purchase (including the repayment of any loans made to the Depositor by any of its affiliates), the costs of carrying the Mortgage Loans and/or Mortgage Certificates until the sale of the Certificates and other expenses connected with pooling the Mortgage Loans and/or Mortgage Certificates and issuing the Certificates. Any remaining proceeds will be used for the general corporate purposes of the Depositor which are related to the foregoing activities.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    DETERMINATION OF MORTGAGE PASS-THROUGH RATES

    Unless otherwise specified in the related Prospectus Supplement, the "Mortgage Pass-Through Rate" for each Mortgage Loan included in a Pool will be determined by deducting from the Mortgage Interest Rate borne by or accruing on such loan an Administration Fee. The Administration Fee may be uniform with respect to all Mortgage Loans in a Pool or may vary on a loan-by-loan basis. With respect to ARMs and the Administration Fee, will generally vary on a loan-by-loan basis to produce a uniform margin (the "Net Margin") by which the Mortgage Pass-Through Rate with respect to each Mortgage Loan in a Pool will exceed the applicable Index for such loan. For example, if the Net Margin for a Class or Series of Certificates were established to be 125 basis points over the Index applicable to the ARMs included in the Pool for such class or series, an individual Mortgage Loan whose terms provide for a Mortgage Interest Rate of 200 basis points over the applicable Index would be assigned an Administration Fee totaling 75 basis points and a Mortgage Loan whose Mortgage Interest Rate is 175 basis points over the Index would be assigned an Administration Fee totaling 50 basis points. The related Prospectus Supplement will specify whether the Administration Fee assigned to that Mortgage Loan at the time of formation of a Pool will be fixed throughout the term of the related Agreement, except to the limited extent described below, or will vary. If the lifetime Maximum Rate or the periodic Maximum Adjustment applicable to a Mortgage Loan prevents its Mortgage Interest Rate from adjusting at any Adjustment Date to the full extent of the Index plus the Gross Margin applicable to such loan, the Mortgage Pass-Through Rate for such loan may be less than the Index plus the Net Margin applicable to the related Class or Series of Certificates that is specified in the Prospectus Supplement for such class or series. Similarly, if the lifetime Minimum Rate or, if applicable, the periodic Maximum Adjustment prevents the Mortgage Interest Rate from fully adjusting, the Mortgage Pass-Through Rate for such loan may exceed the Index plus the Net Margin.

    DETERMINATION OF CERTIFICATE PASS-THROUGH RATE

    Unless otherwise specified in the related Prospectus Supplement, the Pass-Through Rate for each Class of Certificates of a Series will, for Pools consisting of ARMs, and may, for Pools consisting of Fixed-Rate Mortgage Loans, be all, or a portion specified in the related Prospectus Supplement, of the weighted average of the Mortgage Pass-Through Rates of the Mortgage Loans included in the Pool. The weighted average Mortgage Pass-Through Rate with respect to Pools comprised of ARMs generally will change with any changes in the adjustable Mortgage Interest Rates borne by or accruing on the underlying ARMs and may change with principal prepayments, negative amortization or accelerated amortization of the ARMs. The weighted average Mortgage Pass-Through Rate for a Pool consisting of Fixed-Rate Mortgage Loans with different Mortgage Pass-Through Rates may change due to differing prepayment rates and differing amortization rates of the Mortgage Loans included in the Pool.

YIELD

    The yield on any Certificate will depend on, among other things, the price paid by the Certificateholder, the Pass-Through Rate of the Certificate in effect from time to time and the prepayment experience with respect to the Mortgage Assets represented by the Certificate. If any Certificate is offered at a discount from or premium over its original principal amount or is offered without any principal amount or with a lower proportionate share of the principal amount of the Mortgage Assets, the actual yield to maturity realized on such Certificate may be dramatically affected by the prepayment experience on the Mortgage Assets comprising the related Pool. In extreme cases, as described below, holders of certain Certificates could fail to recoup their investment.

    The following discussions of certain yield considerations is intended to be general in nature and reference is made to the discussion in each Prospectus Supplement regarding yield and prepayment considerations and other risks.

    PRICE

    Subject to the effect of the amount of interest payable in connection with prepayments as described in the Prospectus Supplement relating to a Series of Certificates, prepayments of principal in whole or in part or accelerated amortization, if any, on the Mortgage Assets comprising a Pool will increase the yield on a Certificate purchased at a price less than the aggregate Principal Balance of the Mortgage Assets represented by such Certificate and will decrease the yield on a Certificate purchased at a price equal to, slightly less than (due to effects of payment delays), or greater than the aggregate Principal Balance of the Mortgage Assets represented by such Certificate. Additionally, and as more fully described in the Prospectus Supplement relating thereto, if any Certificate is offered without any principal amount or with a lower disproportionate share of the principal amount of the underlying Mortgage Assets, the yield realized on such Certificate will be extremely sensitive to levels of prepayments of the Mortgage Assets represented thereby. In extreme cases, holders of any such Certificates could fail to recoup their original investment.

    EFFECTIVE PASS-THROUGH RATE

    Each monthly installment of interest due on a Mortgage Loan is calculated as one-twelfth of the product of the applicable Mortgage Interest Rate and the principal balance outstanding on the scheduled payment Installment Due Date for such Mortgage Loan in the preceding month. The Mortgage Pass-Through Rate with respect to each Mortgage Loan will be similarly calculated on a loan-by-loan basis, after subtracting the Administration Fee applicable to each Mortgage Loan from the applicable Mortgage Interest Rate, unless otherwise specified in the related Prospectus Supplement. In the case of a Pool with a range of Mortgage Pass-Through Rates, disproportionate prepayments of Mortgage Loans with higher Mortgage Pass-Through Rates will result in a lower effective pass-through rate to Certificateholders.

    The yield on interest bearing Classes of Certificates evidencing Pools comprised of Mortgage Loans will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue on each Mortgage Loan from the Installment Due Date for such Mortgage Loan each month, in each case as specified in the related Prospectus Supplement, the distribution in respect of interest will not be made until the Distribution Date in the month following the month of accrual. When a Mortgage Loan is prepaid in full between Installment Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In addition, if a partial prepayment is applied by the Master Servicer to reduce the principal balance of the related Mortgage Loan as of a date prior to the receipt of such payment, on the following Installment Due Date, the Mortgagor would pay interest on the lower principal balance. In the event a Mortgagor prepays all or part of the Principal Balance on a Mortgage Loan and there is a Prepayment Interest Shortfall, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may adjust or forego all or part of the current Administration Fees due to it, to the extent available, so that up to a full month's interest payment will be passed through to the Certificateholders at the Mortgage Pass-Through Rate. To the extent sufficient current Administration Fees due to the Master Servicer are not so available, the yield to Certificateholders will be slightly less than it would be if such current Administration Fees due to the Master Servicer were available. See "Description of the Certificates--Example of Distribution" herein.

    OTHER YIELD CONSIDERATIONS

    MORTGAGE INTEREST RATES ON NEGATIVELY AMORTIZING ARMS. Since a portion of the interest accrued on Negatively Amortizing ARMs may be deferred and payable at a future time, the interest paid by a Mortgagor on such a Mortgage Loan on a given Installment Due Date (the "Interest Remittance

Amount") which is distributed to Certificateholders may not be equal to interest at the applicable Mortgage Pass-Through Rates on such Mortgage Loan. During periods of negative amortization, any Deferred Interest that is added to the Principal Balance of a Mortgage Loan bears interest at the applicable Mortgage Pass-Through Rate. The distribution to Certificateholders of the Interest Remittance Amount, rather than interest calculated at the applicable Mortgage Pass-Through Rate, will not materially affect the yield to Certificateholders if the Certificates are purchased at or near par. Negative Amortization will lengthen the average life of the Certificates, and if the Certificates are purchased at a discount or premium, a yield effect can occur. See "--Price" and "Maturity Considerations--Prepayment Considerations." Any Deferred Interest will be includible in taxable income of classes entitled thereto as it accrues, rather than when it is received. See "Certain Federal Income Tax Consequences."

    MORTGAGE INTEREST RATES ON NON NEGATIVELY AMORTIZING ARMS. The Mortgage Interest Rates on ARMs adjust periodically in response to movements in the applicable Index. The Index applicable as of any interest adjustment date will be the most recent index figure available during a period before such adjustments are made as specified in the related Prospectus Supplement. In addition, because ARMs included in a Pool may have different origination dates, the Mortgage Interest Rates on the ARMs comprising a Pool will not necessarily adjust at the same dates. At any given time, the Mortgage Interest Rates on any of the ARMs included in a Pool could be scheduled to adjust within one to 12 months. Accordingly, the yield to Certificateholders on Pools comprised of ARMs will be adjusted on a delayed basis relative to movements in the applicable Index.

MAXIMUM AND MINIMUM RATES, MAXIMUM ADJUSTMENT, PAYMENT CAPS AND DEFERRED
  INTEREST

    In the case of a Pool comprised of ARMs, and as more fully described above under the caption "The Pools--The Mortgage Loans--Description of ARMs" herein and "Description of the Mortgage Notes" in the related Prospectus Supplement, the lifetime Maximum and Minimum Rates, the periodic Maximum Adjustment, and Payment Caps and Deferred Interest, in the case of Negatively Amortizing ARMs, on the ARMs could affect the yield on the related Series of Certificates. In the event that despite prevailing market interest rates the Mortgage Interest Rate on an ARM cannot increase due to the Maximum Rate or, if applicable, the Maximum Adjustment, the yield on the related Certificates could be impacted adversely. Conversely, should the Mortgage Interest Rate on an ARM not be able to decrease due to the Minimum Rate or, if applicable, the Maximum Adjustment at a time when market interest rates are below such level, the yield on the related Certificates could be higher than that which would otherwise be the case. In that event, the Mortgagor may be more likely to prepay the Mortgage Loan in full and obtain refinancing at a lower rate. In addition, to the extent that a Payment Cap on a Negatively Amortizing ARM restricts an increase in the related Mortgagor's Monthly Payment or because the adjustable Mortgage Interest Rate changes more frequently than the adjustments in a Monthly Payment, Deferred Interest could result and impact the yield on the related Certificates.

DISTRIBUTION SHORTFALLS

    If on any Distribution Date the aggregate amount of payments received from Mortgagors on the related Mortgage Loans, any Advances, funds otherwise payable to the Subordinate Certificateholders and monies available in the Reserve Fund, if any, do not provide sufficient funds to make full distributions to the Senior Certificateholders, unless otherwise specified in the related Prospectus Supplement, the amount of the shortfall together with interest at the related applicable Pass-Through Rate or Rates, will be added to the amount the Senior Certificateholders are entitled to receive on the next Distribution Date. The allocation of any such shortfall and recoveries thereof between the Classes of Senior Certificates if the Senior Certificates are comprised of more than one class, and the effect of any such shortfall on yield will be discussed in the Prospectus Supplement relating to such Certificates.

CLASSES OF CERTIFICATES

    The Certificates of a Series may be divided into two or more classes, in which each class will evidence interests in specified allocations of the principal payments only, or of the interest payments only, or both principal and interest payments in respect of the Mortgage Assets in the related Trust Fund. In the event Certificates are so subdivided, the yield of any class evidencing interest payments only will be adversely impacted by prepayments and partial prepayments. If appropriate, the Prospectus Supplement for such Series will offer examples of cash flows on the Certificates, based on specified Mortgage Interest Rates.

                            MATURITY CONSIDERATIONS

GENERAL

    The weighted average life of the Certificates will be dependent in large part on the principal prepayment experience on the Mortgage Assets comprising a Pool. Although a number of factors may affect the prepayment experience of a particular Pool, there can be no assurance that any Pool will conform to the Depositor's past experience or any published prepayment forecast.

    The following discussion of certain maturity considerations is intended to be general in nature and reference is made to the discussion in the related Prospectus Supplement regarding prepayment and maturity considerations and other risks.

MATURITY

    Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have original terms to maturity of not more than 40 years.

PREPAYMENT CONSIDERATIONS

    A substantial portion of the Mortgage Loans will be secured by the principal residence of the related Mortgagors. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a Prepayment Premium, in each case as described in the related Prospectus Supplement. The prepayment experience of the Mortgage Loans, and of the mortgage loans underlying the Mortgage Certificates, comprising a Pool will affect the weighted average life of the related Series of Certificates. Based on public information with respect to the mortgage industry, a significant number of the Mortgage Loans, and of the mortgage loans underlying the Mortgage Certificates, could be paid in full prior to maturity.

    The payment behavior of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates may be influenced by a variety of political, economic, tax, geographic, demographic, social and other factors. These factors may include the age, payment terms and geographic distribution of such loans; characteristics of the Mortgagors; amount of the Mortgagors' equity; the availability of mortgage financing in general; changes in local industry and population as they affect population migration; local housing availability and apartment vacancy rates; and the use of junior liens or other individualized financing arrangements. In a fluctuating interest rate environment, payment behavior may be influenced by the difference between the interest rates of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates and the prevailing mortgage rates for both fixed and adjustable rate mortgages; the availability of fixed-rate mortgages with interest rates that are competitive with those of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates and the availability of adjustable rate mortgages with interest rates determined by indices which are different from the applicable Index; and the extent to which the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates are assumed or refinanced or the Mortgaged Properties are sold or conveyed. The relative contribution of these factors may vary over time.

    In the event the Depositor substitutes a Mortgage Loan for another Mortgage Loan (upon the satisfaction of the conditions set forth in the Agreement) and the principal balance of such substituted

Mortgage Loan is less than the principal balance of the Mortgage Loan replaced, the amount of such difference shall be required to be paid by the Depositor to the Trust Fund and such amount will be passed through to the Certificateholders as a prepayment. See "Description of the Certificates--Assignment of Mortgage Loans."

    Assumptions of the mortgage loans will reduce the level of principal prepayments in the related Pool that would otherwise occur if such mortgage loans had been accelerated. To the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the related Mortgaged Property, the Master Servicer will retain the right to accelerate the maturity of such Mortgage Loan under any applicable "due-on-sale" clause if credit or other factors warrant such enforcement. However, as discussed above, the Mortgage Loans provide for assumption by qualifying buyers, and the Master Servicer may in certain cases encourage the assumption of Mortgage Loans by persons meeting relevant underwriting standards and in no event will it exercise any such right of acceleration if prohibited by law. If the Master Servicer determines not to enforce such a "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan. Any fees collected by the Master Servicer in connection with the execution of an assumption agreement may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. See "Description of the Certificates--Collection and Other Servicing Procedures" herein.

    The rate of prepayments with respect to conventional one-to-four-unit residential first mortgage loans, including ARMs and fixed-rate loans, has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated because the availability of fixed-rate loans at competitive interest rates may encourage borrowers to refinance their ARMs or above market fixed-rate loans to "lock-in" low fixed interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that any Pool will conform to past experience or any published prepayment forecast.

    The Maximum and Minimum Rates, Maximum Adjustments, Gross Margins, Payment Caps and other features of the ARM programs of mortgage lenders during recent years have significantly varied in response to market conditions such as interest rates, consumer demand and regulatory restrictions. The lack of uniformity of the terms and provisions of such ARM programs have made it impractical to compile meaningful comparative data on prepayment rates of ARMs and accordingly, there can be no certainty as to the rate of prepayments on ARMs in either stable or changing interest rate environments. The ARMs comprising a Pool or underlying the Mortgage Certificates comprising a Pool may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs included in any other Pool for other adjustable rate mortgages having different or similar characteristics and for fixed-rate mortgages. In addition, there can be no assurance that any Pool will conform to past prepayment experience or any published prepayment forecast.

    As described under "The Pools--The Mortgage Loans--Description of ARMs," if interest rates rise without a simultaneous increase in the related Monthly Payments, Deferred Interest and negative amortization may result in the case of Negatively Amortizing ARMs. However, borrowers may pay amounts in addition to their Monthly Payments in order to avoid such negative amortization and increase tax deductible interest payments. To the extent that any of the Mortgage Loans or any mortgage loans underlying any Mortgage Certificate negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding Principal Balance and a smaller portion of the Monthly Payment is applied to principal than is necessary to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such mortgage loans will be increased beyond that which would otherwise be the case. During a period of declining interest rates, the portion of each Monthly Payment in excess of scheduled interest and principal will be applied to reduce the outstanding Principal Balance on the related Negatively Amortizing ARM, thereby resulting in accelerated amortization of such mortgage loan. Any such increase in amortization of the Principal Balances of any Negatively Amortizing ARMs comprising a Pool or underlying Mortgage Certificate comprising a Pool will shorten the weighted average life of such Negatively Amortizing ARMs over that which would be the case in the absence of such accelerated amortization. The application of partial prepayments to reduce the principal amount of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to (i) holders of Certificates which purchased their Certificates at a premium, if any,
(ii) holders of classes with lower proportionate shares of the principal amount in the underlying Mortgage Assets, if any, and (iii) holders of IO Certificates.

    The pooling of Negatively Amortizing ARMs having Monthly Payment adjustment dates in different months, together with different Initial Mortgage Rates, Maximum Rates, Minimum Rates and stated maturity dates, could result in some Negatively Amortizing ARMs experiencing negative amortization while the amortization of other Negatively Amortizing ARMs is accelerated. The weighted average life of Certificates of a Series will reflect a composite of the repayment and prepayment characteristics of the Mortgage Assets in the related Pool.

    The number of foreclosures and the principal amount of the Mortgage Loans and mortgage loans underlying Mortgage Certificates foreclosed in relation to such mortgage loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Assets in the Pool and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans and mortgage loans underlying Mortgage Certificate, including the use of payment plans prior to demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, as well as the Master Servicer's servicing policy generally not to accept payment from the Mortgagor of less than the total of the scheduled monthly payments due on the Mortgage Loans, may also have an impact upon the payment behavior of particular Pools. See "Description of the Certificates--Collection and Other Servicing Procedures." In particular, the return to holders of Certificates which purchased their Certificates at a premium, if any, the return on classes with lower proportionate shares of the principal amount of the interest in the underlying mortgage loans, if any, and the return on interest only classes, if any, may be adversely affected by servicing policies and decisions resulting in foreclosures.

    As may be described in the Prospectus Supplement relating to any Series, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Certificateholders during such period) with the result that the related Certificates possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Certificates.

    The Prospectus Supplement for a Series of Sequential Pay Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Prospectus Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Prospectus Supplement.

    See "Description of the Certificates--Termination" herein and "Description of the Certificates-- Optional Termination" in the Prospectus Supplement for a description of the Depositor's or Master Servicer's option to repurchase the Mortgage Assets comprising part of a Trust Fund when the aggregate outstanding Principal Balance of such Mortgage Assets is less than a specified percentage of the aggregate outstanding Principal Balance of such Mortgage Assets as of the related Cut-off Date. The Depositor or a Mortgage Asset Seller may also be required to repurchase Mortgage Assets from any Pool because of breaches in its representations and warranties to the Trustee. Any such repurchases will shorten the weighted average lives of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

    Each Series of Certificates will be issued pursuant to a separate Agreement (the "Agreement") for such Series between the Depositor, the Master Servicer and the Trustee. The Agreement for each Series of Certificates will contain similar terms and conditions, except for provisions with respect to the Pass-Through Rate or Rates for each Class of such Series, the Delivery Date for such Series, the specific Mortgage Loans relating to such Series, whether such Series includes Senior Certificates and Subordinate Certificates and/or whether such Series is enhanced by insurance or other forms of credit enhancement, whether the Trust Fund relating to a Series of Certificates will elect to be treated as a REMIC, the order and amount of distributions of principal or interest or both on the various Classes of Certificates included in such Series, and any other variations described in the Prospectus Supplement for such Series. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group. The following summaries of certain provisions of each Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement relating to each Pool and the related Prospectus Supplement. Reference is made to the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part for a complete statement of the particular provisions and terms used in the Agreement and referred to herein.

GENERAL

    The Certificates of each Series will be issued in fully registered certificated or book-entry form and will represent ownership interests in the Trust Fund created pursuant to the Agreement for such Series. Except as otherwise specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will consist of: (i) the Mortgage Loans as from time to time are subject to the Agreement for such Series; (ii) Mortgage Certificates;
(iii) such assets as from time to time are required to be deposited in one or more trust accounts established and maintained pursuant to such Agreement; (iv) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure; and (iv) the interests of the Holders of such Certificates in any insurance policies or other forms of credit enhancement required to be maintained pursuant to such Agreement. See "Credit Enhancements" herein. To the extent set forth in the related Prospectus Supplement, the beneficial interests in the Mortgage Loans relating to a Series of Certificates may be in the form of participation interests therein which will represent REMIC "regular interests" in a Trust Fund which contains the Mortgage Loans relating to such Series.

    The Certificates of each Series in certificated form may be transferred or exchanged at the Corporate Trust Office of the Trustee or other offices specified in the related Prospectus Supplement without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. In the event a Series of Certificates is issued, in whole or in part, in book-entry form through the facilities of DTC or a similar institution (the "Repository") transfers or exchanges may be similarly effected through a participating member of the Repository, as described in the related Prospectus Supplement. Prior to issuance there has been no market for any Series of Certificates, and there can be no assurance that one will develop or if one does develop that it will provide the Holders of Certificates of such Series with liquidity or that it will remain for the life of the Certificates of such Series.

    Each Certificate of a Series will evidence the specified interest of the Holder thereof in payments of principal or interest or both in respect of the Pool comprising part of the Trust Fund for such Series of Certificates. Each Class may bear a different Pass-Through Rate, based upon the specified interest of such Class in payments of principal and interest. Certain Series or Classes of Certificates, or certain of the Mortgage Loans or Mortgage Certificates relating to a Series, may be enhanced by mortgage or hazard insurance or other forms of credit enhancement, in each case as described in the related Prospectus Supplement for such Series. The specific characteristics and percentage interests of each Class of Certificates of a Series and the minimum or specified denominations of such Certificates will be set forth in the Prospectus Supplement for such Series. Any statements made herein relating to the Classes of Certificates which are not offered for sale hereby are solely for the information of the Holders of Certificates being offered hereby.

    A Series of Certificates may contain one or more Classes of Senior Certificates which are senior in right of distribution to one or more Classes of Subordinated Certificates (one or more of which may be senior in right of distribution to one or more other Classes of Subordinated Certificates) and may also contain one or more Classes of: Certificates upon which interest will accrue but will be added to the Certificate Balance, rather than distributed, until the time specified in the related Prospectus Supplement and thereafter will be distributed as so specified ("Compounding Certificates"); Certificates entitled to principal distributions (with disproportionate, nominal or no interest distributions) or to interest distributions (with nominal or no principal distributions) ("Stripped Certificates"); Certificates entitled to minimum distributions of principal in accordance with a specified schedule based on the assumed rate of prepayment on the Mortgage Loans ("Prepayment Certificates"); Certificates with principal distribution on the classes of such Series made in the sequence specified in the related Prospectus Supplement ("Sequential Pay Certificates"); Certificates entitled to distributions of principal in accordance with a specified schedule that is intended to slow the amortization rate of such Certificates relative to the related Mortgage Loans ("Non-Accelerated Certificates"); other types of Certificates; or a combination thereof, all as set forth in the related Prospectus Supplement. The relative interests of the Senior Certificates and the Subordinated Certificates of a Series of certain certificates ("Shifting Interest Certificates") in the Pool will be subject to adjustment from time to time if funds available for distribution on Senior Certificates of such Series are insufficient to cover the amounts of principal otherwise payable to the holders of such Senior Certificates on a Distribution Date as specified in the related Prospectus Supplement.

    As used herein, the term "Fractional Undivided Interest" shall mean the percentage of the principal portion of a Trust Fund evidenced by a Certificate and the term "Percentage Interest" shall mean the percentage of the aggregate distributions allocable to a Class of Certificates evidenced by a Certificate of such Class. The term "Principal Balance" means the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) and reduced by all amounts distributed to Certificateholders and allocable to principal of such Mortgage Loan and, in the case of Negatively Amortizing ARMs, increased by Deferred Interest added to principal of such ARMs. The term "Residual Holder" shall mean a Certificateholder entitled to receive the "residual interest" in the REMIC as defined in Section 860G(a)(2) of the Code. The terms defined in this paragraph may be assigned different meanings in the Prospectus Supplement relating to a particular Series of Certificates.

    Except as otherwise specified in the related Prospectus Supplement for a Series of Certificates, the Mortgage Loans will have Installment Due Dates on the first day of the month ("First of the Month Mortgage Loans"). Except as otherwise specified in the related Prospectus Supplement, distributions of principal and interest received in respect of the Mortgage Loans relating to such Series of Certificates will be made by the Trustee or other paying agent (the "Paying Agent") on the 25th day of each month or if such 25th day is not a Business Day (as defined in the related Agreement) on the next succeeding Business

Day (each, a "Distribution Date") and will be paid to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the prior month (or in the event the last day of the month is not a Business Day, on the Business Day immediately preceding such last day) (the "Record Date"). Unless otherwise specified in the related Prospectus Supplement, such distributions will begin with the month succeeding the month in which the Cut-off Date occurs. The aggregate principal balances of the Certificates on the Cut-off Date will be the sum of the aggregate principal balances of the Mortgage Loans and the Mortgage Certificates as of the first day of the month in which the Cut-off Date occurs, after deducting payments of principal and interest due on or before such date. In the event a Series of Certificates represents interests in a Pool consisting of Mortgage Loans other than First of the Month Mortgage Loans, the related Prospectus Supplement will more fully describe any resulting effect on the holders of Certificates of such Series.

    In addition, the related Prospectus Supplement will specify whether the related Agreement will provide that all or a portion of principal collected on the Mortgage Loans may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to certain Certificateholders.

    The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Certificates relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Certificates to an amortization schedule established at the time such Certificates are issued. Any such feature applicable to any Certificates may terminate, resulting in the current funding of principal payments to the related Certificateholders and an acceleration of the amortization of such Certificates upon the occurrence of certain events as set forth in the related Prospectus Supplement.

    Such distributions with respect to certificated Certificates will be made by check mailed to the address of each Holder as it appears on the Certificate Register for such Series or, if provided by the Agreement for such Series, in the case of any Holder of a Certificate of such Series with an initial Certificate Balance or Notional Amount equal to or in excess of the amount specified in the Agreement and described in the related Prospectus Supplement and who has so notified the Trustee or any applicable Paying Agent, by wire transfer in immediately available funds to the account of such Holder at a bank or other depository institution having appropriate wire transfer facilities; except that the final distribution in retirement of a certificated Certificate will be made only upon presentation and surrender of such Certificate at the office or agency of the Trustee specified in the final distribution notice to such Certificateholder. In the event a Series of Certificates is issued, in whole or in part, in book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of the Repository in accordance with its usual procedures in the manner described in the Prospectus Supplement for such Series.

ASSIGNMENT OF MORTGAGE LOANS

    GENERAL

    At the time of issuance of each Series of Certificates, the Depositor will cause the Mortgage Loans, including loans underlying Mortgage Certificates, comprising the Pool relating to such Series to be assigned to the Trustee for such Series, together with all principal and interest due on or with respect to such Mortgage Loans subsequent to the Cut-off Date. The Trustee will, in exchange for the Trust Fund for such Series of Certificates and concurrently with such assignment, execute and deliver the Certificates to a certificate registrar appointed pursuant to the Agreement for such Series (the "Certificate Registrar") for authentication and delivery to the Depositor or its designee. Each Mortgage Loan relating to such Series will be identified in a schedule appearing as an exhibit to the Agreement for such Series which will include information about each such Mortgage Loan including, among other things, its Principal Balance as of the close of business on the Cut-off Date, its current Mortgage Interest Rate and Mortgage

Pass-Through Rate, its current scheduled monthly payment of principal and interest, its stated maturity, its Administration Fee, its Loan-to-Value Ratio, and, if such Mortgage Loan is an ARM, its applicable Index, its Gross Margin, its lifetime Minimum Rate (if any), its lifetime Maximum Rate, its periodic Maximum Adjustment, the frequency of its interest rate adjustment and its First Monthly Payment Adjustment Date.

    The Trustee for a Series of Certificates will be authorized to appoint one or more custodians, which may include affiliates of the Depositor or the Trustee (together, the "Custodians"), under a custodial agreement to maintain possession of and review the documents with respect to the Mortgage Loans relating to such Series, as the agent of such Trustee. Any such custodial agreement will be on such terms as the Depositor, the Trustee and each Custodian shall agree.

    In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, the original Mortgage with evidence of recording indicated thereon, an Officer's Certificate to the effect that a title insurance policy was issued and remains in full force and effect, and an assignment of the Mortgage in recordable form unless otherwise described in the related Prospectus Supplement. The Agreement will generally require that the assignment of each Mortgage be properly recorded and delivered to the Trustee within one year following the issuance of the Certificates; provided that assignments of Mortgages need not be recorded in any state for which the Depositor delivers to the Trustee an opinion of counsel to the effect that recordation of such assignments is not necessary to secure or perfect the interest in such Mortgaged Properties in the name of the Trustee. (Section 2.1. of the Agreement).

    Unless otherwise specified in the related Prospectus Supplement, the Trustee will review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found by the Trustee (within 45 days or within a longer specified period with respect to assignments which must be recorded) to be defective in any material respect and the Depositor does not cure such defect within 60 days after notice by the Trustee given to the Depositor within the relevant period, the Depositor will, after the Trustee's notice to the Depositor of the defect, either (i) within the three month period commencing on the closing date of the sale of the related Series of Certificates repurchase the related Mortgage Loan at a price, unless otherwise specified in the related Prospectus Supplement, equal to the principal balance of such Mortgage Loan, plus accrued interest on such principal balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan, or (ii) within the three month period commencing on the closing date of the sale of the related Series of Certificates (or within the two year period commencing on such closing date if the related Mortgage Loan is a "defective obligation" within the meaning of the Code) unless otherwise provided in the related Prospectus Supplement, substitute a different mortgage loan upon satisfaction of the conditions set forth in the Agreement. Except as otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. (Section 2.2.) The related Prospectus Supplement will specify any restrictions with respect to repurchases, substitutions and any alternative arrangements.

    Because assignments by the Depositor to the Trustee of the Mortgage Loans secured by Mortgaged Properties located in certain states may not be recorded, it might be possible for the Depositor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the Trustee's rights. However, in most instances the Depositor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because under the terms of the Agreement and any Custodial Agreement, such documents are to be retained in the possession of the Trustee or the specified Custodian, except when released to the Depositor in connection with its servicing activities. Moreover, under the law of California and certain other states, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness would not, in the absence of special facts, be able to defeat the Trustee's interest in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

    Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

REPRESENTATIONS AND WARRANTIES

    Unless otherwise specified in the related Prospectus Supplement, in the Agreement, the Depositor will represent and warrant to the Trustee (or will assign to the Trustee representations and warranties of the Mortgage Asset Seller) with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things: (i) that the information set forth in the schedule of Mortgage Loans appearing as an exhibit to the Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) that as of the date of the transfer of the Mortgage Loans to the Trustee, the Depositor is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same; (iii) that as of the date of initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is more than 89 days past due; (iv) that to the best of the Depositor's knowledge, as of the date of the transfer of the Mortgage Loans to the Trustee there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage; (v) that as of the date of the initial issuance of the Certificates, there is, to the best of the Depositor's knowledge, no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Property and the Mortgaged Property is free of material damage and in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; (vi) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws and each Mortgage Loan was not usurious at the time of origination; (vii) that to the best of the Depositor's knowledge, as of the date of the initial issuance of the Certificates, all taxes, government assessments and insurance premiums in respect to the Mortgaged Properties previously due and owing have been paid; (viii) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor; (ix) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, which may arise thereunder and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; (x) that as of the initial issuance of the Certificates, neither the Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction; (xi) that each Mortgaged Property consists of a fee simple estate, a leasehold estate, or condominium form of ownership in real property, or a share interest in a cooperative corporation in the case of a Co-op Loan; (xii) the condominium projects that include the condominiums that are the subject of any Co-op Loan are generally acceptable to FNMA and FHLMC; (xiii) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to any Mortgage Loan; and except for payment delinquencies not in excess of 91 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration; (xiv) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100%; (xv) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value and (xvi) the ratio of the aggregate outstanding principal balance of Mortgage Loans with any payment delinquency in excess of 30 days over the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date does not equal or exceed 20%.

    Unless otherwise specified in the related Prospectus Statement, within 90 days of the discovery by the Depositor or the applicable Mortgage Asset Seller of a breach of any representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, or the Depositor's or such Mortgage Asset Seller's receipt of notice thereof from the Trustee or a Custodian, and without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to facts stated therein, the Depositor or the applicable Mortgage Asset Seller will cure the breach or either (i) repurchase the Mortgage Loan at a price equal to the principal balance of such Mortgage Loan plus accrued interest on such principal balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan or (ii) within the three month period commencing on the closing date of the sale of the related Series of Certificates (or within the two year period commencing on such closing date if the related Mortgage Loan is a "defective obligation" within the meaning of the Code) unless otherwise provided in the related Prospectus Supplement, substitute a different Mortgage Loan upon satisfaction of the conditions set forth in the Agreement. Except as otherwise specified in the related Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach. (Section 2.3.) The related Prospectus Supplement will specify any restrictions with respect to repurchases, substitution and any alternative arrangements.

FORWARD COMMITMENTS: PRE-FUNDING ACCOUNT

    If specified in the Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The reinvestment risk associated with any such prepayment will be borne by the holders of the Certificates issued by the applicable Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the specified period for the acquisition by a Trust Fund of additional Mortgage Loans will not exceed three months from the date such Trust Fund is established. The amount that may be initially deposited into a Pre-Funding Account may be up to 25% of the principal amount of the Certificates issued by the related Trust Fund. The amounts on deposit in any Pre-Funding Account may be invested only in certain permitted investments deemed acceptable by the Rating Agencies as consistent with the applicable ratings on the Certificates. The underwriting standards for additional Mortgage Loans that will be acquired with amounts from the Pre-Funding Account will be in accordance with the standards set forth under "The Pools--Underwriting Policies" herein. In addition, following the transfer of additional Mortgage Loans to the applicable Trust Fund, the characteristics of the entire pool of Mortgage Loans included in such Trust Fund may vary significantly from those of the initial Mortgage Loans transferred to such Trust Fund. Accordingly, it is possible that the credit quality of the Pool, as a whole, may differ due to the transfer of additional Mortgage Loans to the Trust Fund but in no event will any such Mortgage Loans be transferred to the Trust Fund if such transfer would cause a downgrade of the ratings of the related Certificates. The transfer of additional Mortgage Loans to the Trust Fund may also result in an accelerated rate of payment to the applicable Certificateholders caused by an increased level of defaults on such Mortgage Loans. Certificateholders will bear all reinvestment risk associated with a higher than expected rate of payment of the Certificates. In addition, if such Certificates were purchased at a premium, a higher than expected rate of payment would result in a reduction in the yield to maturity of any class of Certificates to which such payments are distributed.

PAYMENTS ON MORTGAGE LOANS

    The Certificate Account which the Master Servicer will establish and maintain in trust will be a separate account which must be maintained with a depository institution (which may be an affiliate of the Master Servicer) acceptable to the Rating Agency rating the Certificates of a Series. The Master Servicer will credit to the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off Date):

            (i) all Mortgagor payments on account of principal, including principal prepayments by Mortgagors, on the Mortgage Loans;

            (ii) all Mortgagor payments on account of interest on the Mortgage Loans, which may be net of that portion thereof which the Master Servicer is entitled to retain as Administration Fees pursuant to the Agreement (as adjusted);

           (iii) all proceeds from Liquidation Proceeds net of unpaid Administration Fees;

            (iv) all proceeds received by the Master Servicer under any title, hazard or other insurance policy covering any Mortgage Loan or the related Mortgaged Property, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

            (v) all amounts required to be transferred to the Certificate Account from the Reserve Fund, if any, pursuant to the Agreement;

            (vi) any Advances made as described under "Description of the Certificates--Advances and Limitations Thereon";

           (vii) all Repurchase Proceeds of Mortgage Loans; and

          (viii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement;

provided, however, that with respect to any payment of interest received by the Master Servicer relating to a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise, but not as a result of any Deferred Interest) which is less than the full amount of interest then due with respect to such Mortgage Loan, the Master Servicer shall retain only its pro rata share of such interest payment. (Section 3.2.)

    Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that amounts deposited in the Certificate Account may be invested in Eligible Investments, as defined below, maturing in general not later than the Business Day preceding the next Distribution Date. If a REMIC election (see "Certain Federal Income Tax Consequences") is made with respect to a Series of Certificates, then (i) earnings on such Eligible Investments shall belong to the Depositor unless otherwise specified in the related Prospectus Supplement and (ii) investments will be restricted in such a manner as to constitute "permitted investments" (as defined in Section 860G(a)(5) of the Code) and dispositions thereof will not be made if the result thereof would be to cause any part of the proceeds to be subject to the 100 Percent Tax on Prohibited Transactions imposed by Section 860F(a)(1) of the Code or would be to cause a loss of REMIC status. If a REMIC election is not made, all income and gain realized on any such investment will be for the account of the Master Servicer. The amount of any loss incurred in connection with any such investment must be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

    The Master Servicer is authorized to make withdrawals from the Certificate Account for various purposes set forth in the Agreement.

    Unless otherwise specified in the related Prospectus Supplement, "Eligible Investments" shall include any one or more of the following obligations or securities: (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof; (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, qualified by a Rating Agency as investment grade; (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, a qualified bank or trust company, savings and loan association or savings bank;
(d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia with an investment grade rating; (e) investment grade commercial or finance company paper; (f) certain guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment; and (g) such other obligations as are acceptable as Eligible Investments to each Rating Agency as provided in the related Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

    Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, on each applicable Distribution Date the Pool Distribution will be distributed to Certificateholders, in most cases, through DTC and DTC Participants as described in "Registration of Certificates" below. The "Pool Distribution" will consist of all previously undistributed payments or other receipts on account of principal and interest due after the Cut-off Date and received before the 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of distribution (each, a "Determination Date") except:

            (i) amounts received on Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds and insurance proceeds) which represent recoveries of unreimbursed Advances;

            (ii) amounts representing reimbursement for Nonrecoverable Advances and amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer and described in the Agreement;

           (iii) that portion of each Mortgagor payment of interest on a particular Mortgage Loan in excess of interest at the Mortgage Pass-Through Rate (less Deferred Interest, if any) on the Principal Balance of such Mortgage Loan outstanding during the period for which such payment was received, as adjusted;

            (iv) all amounts representing scheduled payments of principal and interest due after the immediately preceding Installment Due Date;

            (v) all Principal Prepayments and Repurchase Proceeds with respect to Mortgage Loans received after the related Prepayment Period (as defined below) and all related payments of interest representing interest for any period of time after the immediately preceding Installment Due Date for such Mortgage Loans;

            (vi) where permitted by the Agreement, that portion of Liquidation Proceeds which represents unpaid Administration Fees to which the Master Servicer is entitled; and

           (vii) any other amount not included in the Pool Distribution in accordance with the Agreement.

    Unless otherwise provided in the applicable Prospectus Supplement, the term "Prepayment Period" shall refer to the month preceding the month in which such distribution occurs.

    Distributions of interest on Certificates which received interest will be made periodically at the intervals and at the Pass-Through Rate specified or determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

    If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit enhancement) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any amount of distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date.

    Distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any classes of Subordinate Certificates to receive current distributions as specified in the related Prospectus Supplement). If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Mortgage Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

    INTEREST. Each Class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable Pass-Through Rate set forth (or determined as set forth) in the related Prospectus Supplement, except for any Class of PO Certificates, which will not accrue interest. The "Accrual Period" with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Prospectus Supplement. Accrued interest will be distributed (to the extent of available funds and subject to negative amortization, if any, on the underlying Mortgage Loans) at the times and in the manner specified in such Prospectus Supplement. Distributions of interest on any Class of Compounding Certificates will commence at the time specified in such Prospectus Supplement; until then, interest on the Compounding Certificates will be added to the Certificate Balance thereof and will thereafter accrue interest. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Class will accrue at the applicable Pass-Through Rate from the date specified in the related Prospectus Supplement (calculated on the basis of a 360-day year consisting of twelve 30-day months) through the last day of the Accrual Period for the Distribution Date on which the Certificate Balance of the Certificates of such Class is a fully amortized.

    PRINCIPAL. The "Certificate Balance" of a Certificate of a Series at any time is equal to the initial Certificate Balance of such Certificate (plus, in the case of Compounding Certificates, interest added to the Certificate Balance thereof) less all distributions of principal thereon through the preceding Distribution Date and adjustments, if any, in respect of losses and represents the amount in respect of principal which the holder thereof is then entitled to receive from the cash flow on the assets included in the related Pool. The aggregate initial Certificate Balance of a Series and each Class thereof will be the amount set forth as such on the cover of the related Prospectus Supplement.

    Each Class of Certificates of a Series (except for IO Certificates) will (to the extent of available funds) receive distributions of principal in the amounts, at the times and in the manner specified in the related Prospectus Supplement until its initial aggregate Certificate Balance has been fully amortized. The aggregate amount distributed as principal for a Series will generally be equal to (or determined pursuant to a formula based on) the amount of principal received on the related Pool during the period specified in the Prospectus Supplement. Allocations of distributions of principal will be made to the Certificates of each Class in the proportions, during the periods and in the order specified in the related Prospectus Supplement. The Certificate Balance of a Class or Classes of Certificates may increase in accordance with any negative amortization experienced by Mortgage Assets in the related Pool. Distributions will be made pro rata among the Certificates of each Class then entitled to receive such distributions.

    The "Scheduled Amortization Date" for a Class of Certificates is the latest date as of which the aggregate Certificate Balance of the Certificates of such Class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Loans and/ or Mortgage Certificates in the related Pool are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Prospectus Supplement at which amounts in the Certificate Account are assumed to earn interest (the "Assumed Reinvestment Rate") or, if a minimum prepayment agreement is entered into with respect to such Series that payments on the related Mortgage Loans and/or Mortgage Certificates are received, in accordance with a minimum prepayment rate or schedule as set forth in the related Supplement. (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation. Such amounts will be part of the Pool and will be available to make distributions on the related Certificates.)

    SENIOR AND SUBORDINATED CERTIFICATES. A Series of Certificates may consist of one or more Classes of Senior Certificates and one or more Classes of Subordinated Certificates, one or more of which may be further subordinated to one or more other classes of Subordinated Certificates. Any such subordination may be limited to the Subordinated Amount specified in the related Supplement or, in the case of Shifting Interest Certificates, to the proportionate interest of the Subordinated Certificates in distributions and will be effected by a subordination of the right to receive current distributions, to the extent and under the circumstances set forth in the related Prospectus Supplement. In addition, a Reserve Fund may be established, which may be funded in part by an initial deposit therein and in part by the deposit therein of amounts otherwise distributable to holders of Subordinated Certificates. The terms of any subordination arrangement will be described in the Prospectus Supplement. See "Credit Enhancements-- Subordination."

    COMPOUNDING CERTIFICATES. Compounding Certificates of a Series will not be entitled to distributions of principal or interest until the date specified in the related Prospectus Supplement. On each Distribution Date prior to the first Distribution Date on which interest is distributed on a Class of Compounding Certificates, the amount of interest accrued during the prior Distribution Period or Accrual Period will be added to the Certificate Balance of such Class and will accrue interest at the applicable Pass-Through Rate from the time it is added to the Certificate Balance or from such other date as may be specified in the related Prospectus Supplement.

    STRIPPED CERTIFICATES. Stripped Certificates may consist of PO Certificates, IO Certificates or Certificates entitled to distributions of principal on Mortgage Loans and/or Mortgage Certificates with disproportionate or nominal interest distributions or of interest on Mortgage Loans and/or Mortgage Certificates with nominal principal distributions.

    PO CERTIFICATES are entitled to receive distributions of principal on Mortgage Loans and/or Mortgage Certificates but not to receive distributions of interest thereon.

    IO CERTIFICATES are entitled to receive distributions of interest on Mortgage Loans and/or Mortgage Certificates, but not distributions of principal thereon and will be denominated in Notional Balances. With respect to any IO Certificate and any Distribution Date, the "Notional Balance" is the amount specified as such on such Certificate, reduced by distributions allocable to principal on the corresponding Class or Classes of Certificates entitled to distributions of principal, all as set forth in the related Prospectus Supplement. The initial aggregate Notional Balance for a Class of IO Certificates will be specified in the related Supplement. The Notional Balance of each IO Certificate will be used to calculate the amount of interest to be distributed on all IO Certificates of such Series and each holder's pro rata share of the interest distributions on the Mortgage Loans and/or Mortgage Certificates allocated to that Class and for the determination of certain other rights of holders of such Class of IO Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans and/or Mortgage Certificates. Each such Certificate's pro rata share of the interest distributions on the Mortgage Loans and/or Mortgage Certificates on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans and/or Mortgage Certificates allocated to its Class by a fraction, the numerator of which is the Notional Balance of such IO Certificate and the denominator of which is the aggregate Notional Amount of the IO Certificates of its Class.

    SEQUENTIAL PAY CERTIFICATES. Distributions of principal will be made on the classes of a Series of Sequential Pay Certificates or on certain Classes of such Series in order of the latest date as of which the aggregate Certificate Balance of the Certificates of such Class is expected to be fully amortized (the "Scheduled Amortization Date") or in another order, such that no Class will receive a principal distribution until classes having earlier Scheduled Amortization Dates or prior designations have been fully amortized.

    PREPAYMENT CERTIFICATES. Prepayment Certificates are entitled to minimum distributions of principal based on the assumption that the Mortgage Loans or mortgage loans underlying Mortgage Certificates in the related Pool prepay at a rate specified in the related Prospectus Supplement. Such distributions of principal will commence on the Payment Date specified in the related Prospectus Supplement.

    RESIDUAL CERTIFICATES. A Series of REMIC Certificates will include a Class of Residual Certificates representing the right to receive, in addition to any other distributions to which they are entitled in accordance with their terms, distributions of all of the Surplus (if any) with respect to each Distribution Date. The "Surplus" for a Series of REMIC Certificates as of any Distribution Date equals the amount, if any, by which the sum of distributions, payments and other amounts received exceeds the sum of (i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Prospectus Supplement. In addition, after the aggregate Certificate Balance of all Classes of Regular Certificates has been fully amortized, the holders of the Residual Certificates will be the sole owners of the related Pool and will have sole rights with respect to the Mortgage Loans and/or Mortgage Certificates and other assets remaining in such Pool. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Prospectus Supplement; if so, the terms of such Residual Certificates will be described herein and therein. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Prospectus Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Prospectus Supplement. If such Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Pool. If Residual Certificates offered hereby and by the related Prospectus Supplement have a Certificate Balance or a Pass-Through Rate, references herein with respect to distributions on Certificates and Regular Certificates and related matters should be deemed to include Residual Certificates, as appropriate.

    NON-ACCELERATED CERTIFICATES. Non-Accelerated Certificates are entitled to distributions of principal according to an amortization schedule established at the time such Certificates are issued. The scheduled amortization rate of such Certificates is intended to be slower than the amortization rate of the related Mortgage Loans.

ADVANCES AND LIMITATIONS THEREON

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will make an Advance each month for distribution to the Certificateholders equal to the sum of the amount of delinquent Monthly Payments due on the applicable Installment Due Date immediately preceding each such Distribution Date, adjusted to the applicable Mortgage Pass-Through Rate less an amount that the Master Servicer determines would not be recoverable from Liquidation Proceeds or otherwise. Additionally, if otherwise specified in the related Prospectus Supplement, the Trustee, on behalf of the Master Servicer, may make such Advances. In making Advances, the Master Servicer is endeavoring to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Accordingly, any funds of the Master Servicer so advanced are recoverable without interest by it out of amounts which represent late recoveries of principal and/or interest respecting which any such Advance was made, or out of related Liquidation Proceeds. If related Liquidation Proceeds are insufficient, unreimbursed Advances ("Nonrecoverable Advances") may be recovered out of any funds in the Certificate Account. In addition, Advances may be made by withdrawals from funds on deposit in the Certificate Account. The Master Servicer will make Advances whenever it determines that funds will ultimately be available to reimburse it. If the Master Servicer makes an Advance on any Distribution Date, it will be included with the distribution to the Certificateholders on such Distribution Date. In the event the Trustee purchases any foreclosed property and such property becomes part of the Trust Fund, the Master Servicer will continue to make Advances on such property as if the

Mortgage Loan were still outstanding in the manner described above. At the time the Trustee sells such property, the Master Servicer shall be reimbursed for all such Advances in an amount not to exceed the sale price. (Section 4.3.)

ADJUSTMENT TO MASTER SERVICING FEES IN CONNECTION WITH PREPAYMENT INTEREST
  SHORTFALL

    When a Mortgagor prepays the entire Mortgage Loan between Installment Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment. In addition, a partial prepayment may be applied by the Master Servicer to reduce the principal balance of the related Mortgage Loan as of a date prior to the receipt of such payment. Unless otherwise specified in the related Prospectus Supplement, in order that Certificateholders will not be adversely affected by a Prepayment Interest Shortfall, the Master Servicer may forego all or a portion of the Master Servicing Fees so that the distributions made to such Certificateholders on the Distribution Date in the following month will include an amount equal to up to a full month's interest payment, at the applicable Mortgage Pass-Through Rate, that would otherwise have been included in such distribution with respect to any such Mortgage Loan prepaid in full or in part. Any such payments by the Master Servicer of a Prepayment Interest Shortfall may be covered only from and to the extent of the aggregate Master Servicing Fees attributable to payments being distributed on the related Distribution Date. Any such prepayments together with the full month's interest thereon at the applicable Mortgage Pass-Through Rate will be paid to the Certificateholders on the Distribution Date in the month following the month in which the last day of the related Prepayment Period occurred. Except with respect to a First of the Month Mortgage Loan, in the event a Mortgage Loan is prepaid in full in a given month on a date after the scheduled due date of such Mortgage Loan in such month, the Master Servicer will retain as an increase in the Master Servicing Fee the amount of the Mortgagor's payments attributable to interest at the applicable Mortgage Pass-Through Rate paid on the Mortgage Loan from the scheduled due date of such Mortgage Loan to the date of prepayment. (Section 4.6.) See "Prepayment and Yield Considerations" herein.

EXAMPLE OF DISTRIBUTION

    The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in June 1998, relate to a Pool consisting of Mortgage Loans and are paid on a monthly basis:

June 1             (A)        Cut-off Date.
June 2-June 31     (B)        The Master Servicer receives any Principal Prepayments
                              and interest thereon to date of prepayment.
June 31            (C)        Record Date.
July 1-July 20     (D)        The Master Servicer receives scheduled payments of
                              principal and interest due on July 1.
July 20            (E)        Determination Date.
July 25            (F)        Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F).

------------------------

(A) The initial unpaid principal balance of the Mortgage Loans in the Pool would be the aggregate unpaid principal balances of the Mortgage Loans at the close of business on June 1, after deducting principal payments due on or before such dates. Those principal payments due on or before such dates, and the related interest payments, would not be part of the Trust Fund and would be turned over to the Depositor when received.

(B) Principal prepayments received during this period would be credited to the Certificate Account for distribution to Certificateholders on the July 25 Distribution Date. When a Mortgage Loan is prepaid in full or liquidated, interest on the amount prepaid or liquidated is collected only from the last scheduled Installment Due Date through which interest has been paid to the date of prepayment or liquidation. Unless otherwise specified in the related Prospectus Supplement, to the extent funds are available from the current Master Servicing Fees, and in order to minimize the resulting Prepayment Interest Shortfall, the Master Servicer would make an additional payment to Certificate-holders with respect to any Mortgage Loan that is prepaid by June 31 equal to the amount of the Prepayment Interest Shortfall for such Mortgage Loan necessary to assure that on the related Distribution Date the Pool Distribution would include with respect to each such Mortgage Loan an amount equal to one month's interest at the Mortgage Pass-Through Rate for such Mortgage Loan.

(C) Distributions in the month of July will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans due on July 1 will be deposited in the Certificate Account as received by the Master Servicer.

(E) As of the close of business on July 20 the Master Servicer will determine the amounts of Advances, if any, and the amounts of principal and interest which will be passed through to the Certificateholders. The Master Servicer will be obligated to distribute those scheduled payments due on July 1 which have been received on or before July 20, as well as all principal prepayments received on Mortgage Loans between June 2 and June 31 (with interest adjusted to the applicable Mortgage Pass-Through Rate). To the extent funds are available from the Administration Fees from payments received during the period described in (D) above to cover any shortfalls of interest with respect to principal prepayments in full, unless otherwise specified in the related Prospectus Supplement, they will be included in the distribution.

(F) Unless otherwise so specified in the related Prospectus Supplement, the Master Servicer will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a Business Day, on the succeeding Business Day.

REGISTRATION OF CERTIFICATES

    Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

    The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

    Transfers between DTC Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--Qualification as a REMIC-- REPORTING AND OTHER ADMINISTRATIVE MATTERS", "--FOREIGN INVESTORS" and "--Investment in Certificates Not Representing Interests in a REMIC--REPORTING" AND "--FOREIGN INVESTORS" and "Global Clearance, Settlement and Tax Documentation Procedures" herein.

    Certificateholders who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through DTC Participants or indirect participants (unless and until Replacement Certificates, as defined below, are issued). In addition, Certificateholders will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC Participants. Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

    Unless and until Replacement Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be CEDE & Co., as nominee of DTC. Certificateholders will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through DTC Participants and DTC.

    While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

    Unless and until Replacement Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A

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of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("DTC Participants") and facilitates the clearance and settlement of securities transactions between DTC Participants in such securities through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("indirect participants").

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

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    Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Replacement Certificates"), only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Depositor or the Trustee is unable to locate a qualified successor, or
(ii) the Depositor, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC. Upon issuance of Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered Certificateholders will deal directly with the Trustee with respect to transfers, notices and distributions.

    DTC has advised the Depositor and the Trustee that, unless and until Replacement Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder only at the direction of one or more DTC Participants to whose DTC accounts the Certificates are credited. DTC may take actions, at the direction of the related DTC Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a definitive certificate for such Certificates.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as Participants.

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    Non-United States holders (as described below) of Global Securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to United States corporate debt obligations issued in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

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
    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

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
    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-UNITED STATES PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-United States persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agent.

    EXEMPTION FOR UNITED STATES PERSONS (FORM W-9). United States persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    UNITED STATES FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, file by submitting the appropriate form to the person through whom it holds (the clearing agent, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    This summary does not deal with all aspects of United States Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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
REPORTS TO CERTIFICATEHOLDERS

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will cause the Trustee to forward with each distribution to each Certificateholder of record a statement setting forth the following information as to each Class of Certificates to the extent applicable:

        (a) the amount, if any, of such distribution allocable to principal on the Mortgage Loans and Mortgage Certificates, separately identifying the aggregate amount of any Principal Prepayments included therein;

        (b) the amount of such distribution allocable to interest on the Mortgage Loans and Mortgage Certificates;

        (c) the amount of Deferred Interest, if any, added to the aggregate Principal Balance of the Mortgage Loans and Mortgage Certificates during such month;

        (d) the aggregate amount, by Class, of any Advances included in the amounts actually distributed;

        (e) the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the Prepayment Period prior to the immediately preceding Installment Due Date, after giving effect to payments allocated to principal reported under clause (a) above and to amounts of Deferred Interest, if any, added to principal under clause (c) above;

        (f) the related amount of Administration Fees, as adjusted, pursuant to the Agreement, retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other items;

        (g) the number and aggregate Principal Balances of Mortgage Loans delinquent with respect to (a) one Monthly Payment, and (b) two or more Monthly Payments, as of the close of business on the day prior to the immediately preceding Installment Due Date;

        (h) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure in respect of any Mortgage Loan as of the close of business on the day prior to the immediately preceding Installment Due Date;

        (i) the amount remaining in the Reserve Fund, if any, on the Distribution Date after any withdrawal reported under clause (f) above;

        (j) the weighted average Mortgage Pass-Through Rate as of the first day of the month immediately preceding the month of the Distribution Date; and

        (k) all Advances recovered during the related Prepayment Period.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will cause the Trustee to furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (a) through (k) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as the Master Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. (Section 4.4.) Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee annually a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. (Section 3.12.) See "--Evidence as to Compliance" below.

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REPORTS TO THE TRUSTEE

    No later than 25 days after each Distribution Date, the Master Servicer will provide the Trustee with a report, certified by a Servicing Officer, setting forth the status of the Certificate Account as of the close of business on such Distribution Date, stating that all distributions required to be made by the Master Servicer under the Agreement have been made (or if any required distribution has not been made by the Master Servicer specifying the nature and status thereof and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Agreement). Such statement shall also include information as to the aggregate unpaid Principal Balances of all the Mortgage Loans and Mortgage Certificates as of the day prior to the immediately preceding applicable Installment Due Date. Copies of such reports may be obtained by Certificateholders upon request in writing from the Trustee or from the Master Servicer that is identified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and any applicable credit enhancement applicable thereto and will, consistent with the Agreement, follow such collection procedures as it follows with respect to its own conventional one-to-four-unit residential first mortgage loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge or other charge in connection with a Mortgage Loan; and (ii) arrange a schedule, running for no more than 180 days after the Installment Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items. (Section 3.2.) In servicing ARMs, the Master Servicer will on occasion accommodate borrower inquiries regarding the notice of interest rate adjustments by deferring the effective date of the adjustment and requesting the borrower to agree to reduce the notice period provided in the related mortgage note. The result of any deferrals of the effective date of rate adjustments to Mortgage Loans included in a Pool, during periods of rising interest rates, may be to reduce the yield to investors in Certificates evidencing interests in such Pool.

    In connection with any assumption or substitution, the Mortgage Interest Rate will not be changed, but the Maximum Rate and Minimum Rate may be revised as described above under "Yield Considerations and Risks" if so specified in the related Prospectus Supplement. (Section 3.6.)

    Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagor. Such amounts, if any, will not become part of the Trust Fund and Certificateholders will possess no interest therein. The Master Servicer may deal with these amounts in accordance with its normal servicing procedures. (Section 3.2.)

    Pursuant to each Agreement, the Master Servicer will be responsible for servicing and administering the Mortgage Loans, but will be permitted to enter into a Servicing Agreement with a Qualified Lender or another eligible institution (the other party to such Servicing Agreement hereafter referred to as a "Servicer"), to perform all or part of such functions under its supervision that it would otherwise be required to perform as described below.

    The Master Servicer, or the Servicer, subject to general supervision of the Master Servicer, will diligently perform all services and duties specified in each Agreement, or Servicing Agreement, in the same manner as prudent mortgage lending institutions would perform with respect to mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Master Servicer will monitor the performance of the Servicer and will have the right to remove such Servicer at any time if it considers such removal to be in the best interest of the related Certificateholders. The duties to be performed by the Master Servicer, directly or through the Servicer, will include collection and remittance of principal and interest payments, collection of insurance claims and, if

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necessary, foreclosure. In the event a Servicing Agreement shall be terminated by the Master Servicer the servicing function of the Servicer thereunder shall be either transferred to a substitute servicer or performed by the Master Servicer. The Master Servicer shall be entitled to retain the portion of the Administration Fee paid to the Servicer under a terminated Servicing Agreement in the event the Master Servicer shall elect to perform such servicing functions itself.

    The Master Servicer will be paid an Administration Fee for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement. Additionally, the Master Servicer or the Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors.

HAZARD INSURANCE

    The Depositor and/or the Master Servicer will obtain for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage in the applicable state. The Master Servicer will cause to be maintained for each Mortgage Loan such hazard insurance policy. Such coverage will be in an amount equal to the lesser of the principal balance of the Mortgage Loan and the replacement cost of the improvements securing such Mortgage Loan. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be credited to the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to credit to the Certificate Account the amounts which would have been credited thereto but for such clause. (Section 3.5.)

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lighting, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore do not contain identical terms and conditions, the basic terms thereof are dictated by applicable law and most such policies typically do not cover any physical damages resulting from the following: war, revolution, governmental actions, flood and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, hurricanes, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If any Mortgaged Property was located in a federally designated special flood hazard area at the time of origination, the Master Servicer will cause to be maintained a flood insurance policy on such Mortgaged Property up to the maximum amount available or to the full amount of the related Mortgage Loan.

    The hazard insurance policies covering Mortgaged Properties typically will contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage then the insurer's liability in the event of partial loss shall not exceed the greater of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since residential properties have appreciated in value over time, from time to time, in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. However, until the Subordinated Amount is reduced to zero (and provided any applicable special loss

                                       59
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limitation described in the related Prospectus Supplement has not been exceeded), Senior Certificateholders will not realize a loss by reason of uninsured hazard losses or application of the requirement if there are sufficient funds otherwise due the Subordinate Certificateholders or held in the Reserve Fund, if any, to pay Senior Certificateholders the amount which they are entitled to receive.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The Master Servicer will be obligated under the Agreement to follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its general mortgage servicing activities to realize upon defaulted Mortgage Loans. However, in the case of damage to a Mortgaged Property, the Master Servicer is not required to expend its own funds in connection with foreclosure or to restore any damaged property unless it reasonably determines
(i) that such foreclosure and/or restoration will increase the Liquidation Proceeds to Certificateholders after reimbursement to the Master Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds of the sale of the Mortgaged Property. In the event that the Master Servicer has expended its own funds to restore damaged property, it will be entitled to charge the Certificate Account, out of related Liquidation Proceeds, an amount equal to expenses incurred by it. (Section 3.7.)

    The Master Servicer may sell property securing a defaulted Mortgage Loan at a trustee's sale or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. It is anticipated that in most cases the Master Servicer will not seek deficiency judgments against defaulting Mortgagors. The Depositor and/or the Master Servicer will be entitled to elect to purchase defaulted Mortgage Loans or Mortgage Loans as to which the related Mortgagor has tendered a deed in lieu of foreclosure from the Trust Fund for a purchase price equal to the Principal Balance plus accrued and unpaid interest thereon. In the event the Master Servicer purchases such a Mortgage Loan, any gain realized in a liquidation proceeding on such Mortgage Loan will not be paid to the Trust Fund. If the Master Servicer does not purchase such a Mortgage Loan, any gain realized in a liquidation proceeding on such Mortgage Loan will be paid to the Trust Fund for distribution to the Certificateholders, less reasonable reimbursement to the Master Servicer for its expenses. If the Trust Fund elects to be treated as a REMIC, such gain would become an asset of the REMIC Residual Holders to the extent such gain is not necessary to make payments due to the holders of regular interests. Often, the holder of property acquired through foreclosure maximizes recovery by providing financing to a new purchaser. The Trustee will not be empowered to provide such financing and the Master Servicer may, but will not be obligated to, do so. This may result in a Pool experiencing greater losses with respect to defaulted Mortgage Loans than might otherwise be the case.

    Until the Subordinated Amount is reduced to zero (and provided any applicable special loss limitation has not been exceeded), if Liquidation Proceeds are less than the sum of the Principal Balance of the defaulted Mortgage Loan and the Master Servicer's expenses, Senior Certificateholders will not realize a loss.

    Except as otherwise specified in the related Prospectus Supplement, with respect to any payment of interest received by the Master Servicer in respect to a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the related Mortgage Loan, the Master Servicer shall retain only its pro rata share of such interest payment. (Section 3.2.)

    With respect to a Series of Certificates for which a REMIC election (see "Certain Federal Income Tax Consequences" herein) is made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or imminent default of any Mortgage Loan secured by such Mortgaged Property, the Trustee will

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be required to dispose of such property within two years after the date on which ownership of such property is acquired.

ADMINISTRATION FEES, COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is entitled to receive a Master Servicing Fee with respect to each Mortgage Loan, which may be variable, as described in the Agreement. The Master Servicer's aggregate Master Servicing Fee for any month may be subject to adjustment as described above under "Adjustment to Master Servicing Fees in Connection with Prepayment Interest Shortfall." The Master Servicer may either retain the Master Servicing Fees to which it is entitled before making required deposits to the Certificate Account or may withdraw them from the Certificate Account.

    Since the Master Servicing Fees are percentages of the then outstanding Principal Balance of each Mortgage Loan each month, the Master Servicer's aggregate compensation will decrease as the Mortgage Loans amortize. In addition to such compensation, the Master Servicer will retain all assumption fees, late payment charges and other charges, to the extent collected from Mortgagors.

    The Master Servicer will pay certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Certificateholders. (Section 3.9.)

    The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. (Sections 3.3 and 3.7.)

EVIDENCE AS TO COMPLIANCE

    The Agreement will provide that on or before April 30 of each year, beginning, with respect to a Series of Certificates, with the April 30 of the year which begins not less than six months after the initial issuance of such Series of Certificates, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans of each Series and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in the Agreement except for
(i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement or (b) that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in the records relating to mortgage loans serviced for others that in their opinion are material and that such program requires them to report. (Section 3.12.) The Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year. (Section 3.11.)

CERTAIN MATTERS REGARDING THE MASTER SERVICER

    Unless otherwise specified in the applicable Prospectus Supplement, a Master Servicer may not resign from its obligations and duties as Master Servicer under the Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation

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will become effective until the Trustee or a successor Master Servicer has assumed such Master Servicer's obligations and duties under the Agreement. (Section 6.4.) If a Master Servicer resigns for any of the foregoing reasons, it is possible that the Trustee would be unable or unwilling to assume responsibility for servicing the Mortgage Loans under the Agreement and would therefore seek to appoint another institution as mortgage servicer as described under "Rights Upon Default" below. Such Master Servicer may, however, arrange for its duties under the Agreement to be performed by a subservicer, or the other Master Servicer, if any, so long as the Master Servicer remains responsible for the performance of such duties.

    The Agreement will also provide that neither the Master Servicer nor any director, officer, employee or agent of the Master Servicer will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement further provides that the Master Servicer and any director, officer, employee or agent of any Master Servicer is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any Master Servicer may, however, in its discretion, subject to the terms and conditions of the Agreement, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and such Master Servicer and the other Master Servicer, if any, will be entitled to be reimbursed therefor and charge the Certificate Account for such reimbursement, such right of reimbursement being prior to the rights of Certificateholders to receive any amounts in the Certificate Account. (Section 6.3.)

    Any person into which a Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer is a party, or any person succeeding to the business of such Master Servicer will be such Master Servicer's successor under the Agreement. (Section 6.2.)

BACK-UP MASTER SERVICER

    If so specified in the related Prospectus Supplement, pursuant to the Agreement relating to any Series, ABN AMRO Bank N.V. or another successor back-up master servicer appointed pursuant to such Agreement will serve as back-up master servicer (the "Back-Up Master Servicer") and assume the duties of the Master Servicer after a notice of termination of the Master Servicer or if the Master Servicer fails to perform certain duties. The Back-Up Master Servicer shall have no liability for any act of the Master Servicer prior to such assumption.]

SPECIAL SERVICING AGREEMENTS

    The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer and if applicable, any sub-Servicer, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder

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deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to the Certificateholders if proceeds resulting from a liquidation or foreclosure are less than they otherwise may have been had the Master Servicer acted pursuant to their normal servicing procedures.

EVENTS OF DEFAULT

    Events of Default under the Agreement consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates; and (iii) certain decrees or orders in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. (Section 7.1.)

RIGHTS UPON DEFAULT

    So long as an Event of Default remains unremedied, the Trustee or Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all of the Master Servicer's responsibilities, duties and liabilities under the Agreement and will be entitled to monthly servicing compensation not to exceed the Administration Fees. In the event that the Trustee is unwilling or unable to so act, it may select, pursuant to the public bid or such other procedure described in the Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. In the event such public bid procedure is used, the successor Master Servicer would be entitled to servicing compensation in such amounts, up to the servicing compensation provided by Section 3.9 of the Agreement, as may be agreed by the Trustee, and the Depositor, or if the Trust Fund elects REMIC status, the Residual Certificateholder, would be entitled to receive the net profits, if any, realized from the sale of such servicing rights and obligations under the Agreement. (Sections 7.1 and 7.5.)

    During the continuance of any Event of Default, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders. Certificateholders holding Certificates evidencing Fractional Undivided Interests, aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of each Class of Certificates, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.2 and 7.3.)

    No Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Certificateholder

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previously has given to the Trustee written notice of default and unless
Certificateholders holding Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days thereafter has neglected or refused to institute any such proceeding. (Section 10.3.)

AMENDMENT

    The Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to permit the trust to be subject to the REMIC Provisions under the Code; or (iv) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of Certificateholders holding Certificates evidencing Percentage Interests aggregating not less than 50% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of such Certificateholders; (b) adversely affect in any material respect the interest of Certificateholders holding Senior Certificates in a manner other than as described in clause (a) above without the consent of Certificateholders holding Senior Certificates aggregating not less than 66 2/3% of the aggregate Percentage Interest evidenced by all Senior Certificates; (c) adversely affect in any material respect the interest of Certificateholders holding Subordinate Certificates in a manner other than as described in clause (a) above without the consent of Certificateholders holding Subordinate Certificates aggregating not less than 66 2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; or (d) reduce the aforesaid percentages of Certificates the Certificateholders of which are required to consent to any such amendment without the consent of all the Certificateholders of the Class or Classes affected then outstanding. (Section 10.1.) For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Subordinate Certificateholders while the Depositor or the Master Servicer or any affiliate is a Subordinate Certificateholder holding Certificates aggregating not less than 66 2/3% of the Fractional Undivided Interests evidenced by all of the Subordinate Certificateholders), any Certificates registered in the name of the Master Servicer or any of its affiliates shall be deemed not to be outstanding. (Article I.)

TERMINATION

    The obligations created by the Agreement will terminate upon the payment to Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the Agreement after the earlier of (i) the final payment or other liquidation (or any Advance made with respect thereto) of the last Mortgage Asset subject thereto and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Asset, or (ii) if the applicable Prospectus Supplement so provides, the repurchase by the Depositor, the Master Servicer or the Residual Holder, if any, from the Trustee of all Mortgage Assets at the time subject to the Agreement and all property acquired in respect of any Mortgage Asset. Unless otherwise specified in the applicable Prospectus Supplement any repurchase pursuant to clause (ii) above will be at a price equal to the sum of (a) the principal balance of each Mortgage Loan or Mortgage Certificate plus accrued interest thereon at the Mortgage Pass-Through Rate or Mortgage Certificate interest rate, as applicable, to the next Installment Due Date, less any unreimbursed Advances made with respect to any such Mortgage Asset and (b) the fair market value of all acquired property in respect of any Mortgage Assets, less any unreimbursed Advances made with respect to any such Mortgage Loans. The exercise of such repurchase right will effect early retirement of the

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Certificates, but the Depositor's, the Master Servicer's or the Residual
Holder's right to so purchase will be subject to the aggregate principal balance of the Mortgage Assets at the time of repurchase being less than the percentage of the aggregate principal balance of the Mortgage Assets as of the Cut-off Date as will be specified in the applicable Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 60 years from the date of execution and delivery of the Agreement. The Master Servicer will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of non book-entry Certificates at an office or agency of the Master Servicer specified in the notice of termination. (Section 9.1.)

                              CREDIT ENHANCEMENTS

GENERAL

    For any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit enhancement may be in the form of the establishment of one or more reserve funds, subordination of one or more Classes of the Certificates of such Series, letters of credit, use of a bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance policy, the use of cross-support features or another method of credit enhancement described in the related Prospectus Supplement, or combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the Related Series.

    To the extent any of the forms of credit enhancement described above and further described below or other forms of credit enhancement are obtained for a Series of Certificates, or deposits made in lieu thereof, a description of such credit enhancement will be more fully set forth in the related Prospectus Supplement.

SUBORDINATION

    Unless otherwise specified in the related Prospectus Supplement, each Series of Certificates will include Subordinate Certificates. The rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to such rights of the Senior Certificateholders to the extent of the then Subordinated Amount, as described below, or as otherwise described in the applicable Prospectus Supplement. The Subordinated Amount (before giving effect to Aggregate Losses described below) will be determined in accordance with a schedule described in the applicable Prospectus Supplement. The Subordinated Amount, as so determined at any time, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the Agreement as generally including the aggregate amount of delinquencies, losses and other deficiencies (other than any deficiency consisting of interest on any unpaid amounts due the Senior Certificateholders) in the amounts due the Senior Certificateholders previously borne by the Subordinated Certificateholders, whether by way of withdrawal from the Reserve Fund, if any, described below, reduction in amounts otherwise available to the Subordinate Certificateholders or otherwise (as adjusted for the aggregate amounts of such delinquencies, losses and other deficiencies previously recovered on the Mortgage Loans).

SHIFTING INTEREST CREDIT ENHANCEMENT

    The protection afforded to the Senior Certificateholders of a Series of Certificates by the subordination feature described above under "Subordination" will be effected by the preferential right of the Senior Certificateholders to receive current distributions from the Pool and, if so specified in the related Prospectus Supplement, such subordination feature will be enhanced by distributing to one or more Classes of Senior Certificates on certain Distribution Dates, as payments of principal, certain Principal Prepayments in the related Pool under the circumstances and for the period of time set forth therein

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
("Shifting Interest Credit Enhancement"). Shifting Interest Credit Enhancement will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest evidenced by the Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

OVERCOLLATERALIZATION

    If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Certificates for the related Payment Date. Such amounts may be deposited into the Reserve Fund or applied as a payment of principal on the Certificates. To the extent such amounts are applied as principal payments on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.

RESERVE FUND

    In addition to the preferential right of the Senior Certificateholders to receive current distributions from the Pool (to the extent of the then Subordinated Amount), to the extent described in the related Prospectus Supplement the Master Servicer may establish and maintain with the Trustee a reserve fund (the "Reserve Fund"). The related Prospectus Supplement will state whether or not the Reserve Fund, if any, will be part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Depositor will make an initial cash deposit (the "Initial Deposit") to the Reserve Fund, if any, equal to the amount specified in the related Prospectus Supplement and following the initial issuance of the Certificates and until the balance of such Reserve Fund equals the sum of (i) the Initial Deposit, if any, and (ii) an amount specified in the applicable Prospectus Supplement (the "Specified Reserve Fund Balance"), the Trustee or the applicable Paying Agent will withhold distributions of principal and interest otherwise available to the Subordinate Certificateholders and deposit such amounts in such Reserve Fund, unless otherwise described in the Prospectus Supplement. After the Specified Reserve Fund Balance is attained, the Trustee or the applicable Paying Agent will withhold distributions of principal only from the Subordinate Certificateholders and deposit such amounts in the Reserve Fund, if any, as necessary to maintain the Specified Reserve Fund Balance applicable at the time, unless otherwise described in the Prospectus Supplement. Amounts in the Reserve Fund, if any, will be transferred to the Certificate Account for distribution to Senior Certificateholders to the extent required to make full distributions to such holders on a particular Distribution Date. The related Prospectus Supplement will set forth when and to what extent the Specified Reserve Fund Balance may be reduced. Unless otherwise specified in the Prospectus Supplement, if the Subordinated Amount is reduced to zero, under certain circumstances, an amount equal to the sum of (i) the Initial Deposit and (ii) the funds remaining in any Reserve Fund at the time the Subordinated Amount is reduced to zero will be distributed to the Holders of the Subordinate Certificates.

LETTER OF CREDIT

    Credit enhancement with respect to a Series of Certificates may be provided by the issuance of a letter of credit by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the letter of credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage set forth in the related Prospectus Supplement of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans evidenced by each Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series, and will be set forth in the Prospectus Supplement relating to such Series of Certificates.

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
SURETY BOND

    If so specified in the related Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a surety bond issued by an insurer named therein.

SPECIAL HAZARD INSURANCE POLICY

    If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Depositor or the Master Servicer will obtain a special hazard insurance policy (the "Special Hazard Insurance Policy") for such Series, issued by the insurer specified in such Prospectus Supplement (the "Special Hazard Insurer") and covering any special hazard amount ("Special Hazard Amount"). The Master Servicer will in that event exercise its best reasonable efforts to keep or cause to be kept a Special Hazard Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay the premiums on each Special Hazard Insurance Policy on a timely basis. Claims under such Special Hazard Insurance Policy will generally be limited to a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans comprising the related Pool. The terms of any Special Hazard Insurance Policy will be more fully described in the applicable Prospectus Supplement.

BANKRUPTCY BOND

    If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Depositor or the Master Servicer will obtain a bankruptcy bond (the "Bankruptcy Bond") for such Series. The obligor on, and the amount of the coverage of, any such Bankruptcy Bond will be set forth in the applicable Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain and keep or cause to be maintained and kept the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis. Each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the federal Bankruptcy Code. See "Certain Legal Aspects of the Mortgage Loans."

CROSS-SUPPORT FEATURES

    If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit enhancement may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing beneficial ownership in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

OTHER ARRANGEMENTS FOR CREDIT ENHANCEMENTS

    Certain other arrangements for credit enhancement (including but not limited to a letter of credit, limited guaranty, surety bond, insurance contract or reserve fund) may be applicable to a Series of Certificates, to the Mortgage Loans and/or Mortgage Certificates included in the related Pool and/or to the mortgage loans underlying such Mortgage Certificates, as described in the related Prospectus Supplement. In addition, unless otherwise provided in the related Prospectus Supplement for a Series, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for such Series (or any substitute therefor) to the extent permitted by the rating agencies rating such Series of Certificates, without resulting in a downgrading of the current rating of the Certificates of such Series.

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
                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates.

GENERAL

    The Mortgage Loans and the mortgage loans underlying the Mortgage Certificates (other than Co-op Loans) will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages or deeds of trust depends on their terms or the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office.

FORECLOSURE

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.

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Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    In case of foreclosure under either a deed of trust or a mortgage, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including maintaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds. Courts have applied equitable principles to a lender's utilization of the foreclosure process in order to avert a mortgagor's loss of his residence for technical or trivial defaults. Some courts have been faced with the issue of whether the particular foreclosure statutes in their states meet federal or state constitutional requirements for fair and adequate notice. In most instances, such courts have upheld such notice provisions as being reasonable or as not involving sufficient state action to invoke such constitutional provisions.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

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    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the federal Bankruptcy Code, if a court determines that the value of a debtor's principal residence is less than the principal balance of the loan, the court may, as part of the rehabilitation plan, unless the home is the sole collateral for the mortgage loan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the case, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Regardless of whether a mortgage loan is secured by the debtor's principal residence, the rehabilitation plan may provide for the reinstatement of any payment defaults over a period of up to 5 years. In addition, the federal Soldiers' and Sailors' Civil Relief Act of 1940 may reduce the rate of interest payable on any mortgage loan as to which the mortgagor is a military reservist called to active duty, and may interfere with the lender's right to foreclose upon the related mortgage or deed of trust. In a Chapter 7, Chapter 11 or Chapter 13 case under the federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. If the debtor's principal residence is not the only security for the mortgage loan, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates in confirmed Chapter 11 and Chapter 13 plans and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 and Chapter 13 plans of reorganization. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.

    Numerous federal and some state consumer protection laws and environmental laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. The consumer protection laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specified statutory liability upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

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JUNIOR LIENS; RIGHTS OF SENIOR LIENHOLDERS

    The rights of the Trust Fund (and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the junior mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

    The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.

    The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so

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expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

"DUE-ON-SALE" CLAUSES

    The Agreement will provide that, when any mortgaged property underlying a Mortgage Loan is about to be conveyed by the mortgagor, the Master Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Master Servicer's judgment, be reasonably likely to result in litigation by the mortgagor. In either case, the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Master Servicer will also be authorized, with the prior approval of any primary mortgage insurer (unless such approval is precluded by the terms of the Mortgage Loan) to enter into, on behalf of the Trustee, a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

    By virtue of the Garn-St Germain Depository Institutions Act of 1982 (the "Act"), a Servicer or the Master Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the deed of trust or mortgage. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and
(vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than recent experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. See "Maturity Considerations--Prepayment Considerations."

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. For any particular Series of Certificates, it is possible that such Cleanup Costs could become a liability of the related Trust Fund and reduce the amounts otherwise distributable to the related Certificateholders if such Cleanup Costs are incurred in connection with a Mortgaged Property held by such Trust Fund. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such

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state on the property that is the subject of such Cleanup Costs (a "Superlien").
All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

    Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination or the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, unless otherwise specified in the Prospectus Supplement, the Qualified Lenders will not have made such evaluation prior to the origination of the Mortgage Loans nor will the Mortgage Asset Seller or the Depositor have required that such evaluation be made by the originators who have sold the Mortgage Loans to them. Neither the applicable Servicer nor the Master Servicer will be required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor, the Trustee nor the Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See "Description of the Certificates--Realization Upon Defaulted Mortgage Loans."

SUBORDINATE FINANCING

    Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgage property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Depositor will represent and warrant for the benefit of Certificateholders that the Mortgage Loans were originated in full compliance with applicable state laws, including usury laws.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Standard forms of note, deed of trust and mortgage generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for

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prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Master Servicer or the Servicers) will be retained by the Master Servicer or the Servicers as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CO-OP LOANS

    To the extent set forth in the Prospectus Supplement, certain of the Mortgage Loans may have been made in connection with a purchase or refinance of cooperative apartments. Such Co-op Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment (the "Lease"). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and an assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment.

    There are certain risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of mortgage loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination) or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments if the sponsor were to go into default on a loan which is secured by a mortgage on the building. In such event the unit owners would be forced by special assessment to make the payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The Federal income tax consequences of an investment in a Certificate of a Series or a Class thereof will vary depending on the characteristics of such Certificate. The following is a general discussion of the anticipated material Federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, including regulations (the "REMIC Regulations" and "OID Regulations") promulgated under the real estate mortgage investment conduit and original issue discount provisions of the Code, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis, and to differing interpretations. The OID Regulations do not provide guidance on the computation of the accrual of original issue discount under section 1272(a)(6) of the Code with respect to regular interests in a REMIC. The following discussion applies only to those persons who are the original holders of the Certificates and who hold Certificates as capital assets, and does not address the tax consequences to taxpayers who are subject to special rules (such as foreign persons, tax-exempt organizations and insurance companies) or aspects of Federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. This discussion generally does not address the state, local or foreign tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisors in determining the Federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. The following discussion addresses securities of two general types: (i) certificates representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Code Sections 860A through 860G and (ii) certificates representing certain interests in a Trust Fund for which an election to be treated as a REMIC will not be made. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made for the related Trust Fund and, if such an election is made for the Trust Fund, will designate the related series of Certificates as either "regular interests" or "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" are references to the beneficial owner of a Certificate.

REMIC

    CLASSIFICATION OF REMICS

    An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. Upon issuance of each Series of Certificates for which an election to be treated as a REMIC is made, Mayer, Brown & Platt, counsel to the Depositor, is of the opinion that, assuming
(i) ongoing compliance with all provisions of the Agreement which include requirements, among other things, that a REMIC election be made timely in the required form, certain representations set forth in the Agreement be true, and there be continued compliance with the applicable provisions of the Code, as it may be amended from time to time, and the applicable Treasury Regulations issued thereunder, and (ii) the accuracy of information contained in certain other documents, the Trust Fund issuing a Series of Certificates, under current Federal income tax law, will qualify as a REMIC (and will not be treated as an association or publicly traded partnership taxable as a corporation) for Federal income tax purposes, and the Certificates offered thereby will be considered to be "regular interests" ("Regular Certificates") or "residual interests" ("Residual Certificates") in a REMIC. Such opinion will be filed prior to issuance of such Series of Certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K.

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QUALIFICATION AS A REMIC

    In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with certain requirements set forth in the Code. First, the Trust Fund must fulfill an asset test, which requires that no more than a DE MINIMIS amount of the assets of the Trust Fund, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the DE MINIMIS requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust Fund's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets.

    A qualified mortgage is any obligation (including any participation or certificate of beneficial ownership therein) that is principally secured by an interest in real property and, generally, that is (i) transferred to the Trust Fund on the Startup Day, (ii) purchased by the Trust Fund within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) received by the REMIC within such three-month period in replacement of an obligation transferred to the REMIC on the Startup Day. Qualified mortgages also include a regular interest in another REMIC if the interest is transferred to the Trust Fund on the start-up day in exchange for regular or residual interests in the Trust Fund. An obligation is "principally secured by an interest in real property" if (i) the fair market value of the real property security is at least 80% of the principal amount of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. In rendering its opinion with respect to classification of the Trust Fund as a REMIC, Mayer, Brown & Platt will rely on certain representations in the Agreement and other documents regarding qualification of the Mortgage Loans as "qualified mortgages."

    Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained to provide for payments of expenses or to provide security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. Foreclosure property is real property acquired in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, plus extensions permitted by the Code.

    In addition to the foregoing requirements, the various interests in the Trust Fund also must meet certain requirements. A REMIC meets the interests test if all of the interests in the REMIC are either regular interests or residual interests, and there is one (and only one) class of residual interests (and all distributions with respect to the residual interests are made pro rata). A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments with respect to such interest are subordinated to payments on other interests in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, or expenses incurred by the REMIC. A residual interest is an interest in a REMIC other than a regular

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interest that is issued on the Startup Day and that is designated as a residual interest. The Trust Fund must also adopt reasonable arrangements designed to ensure that "disqualified organizations" do not hold residual interests and that tax information is furnished if this restriction is violated.

    The following discussion assumes that all requirements for REMIC qualification will be satisfied by the Trust Fund while there are any Regular Certificates outstanding. If a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, the Trust Fund may be taxable as a separate corporation, and the related Certificates would not be accorded the status or given the tax treatment described below. The Code provides that if (i) an entity ceases to be a REMIC,
(ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. While the Code authorizes the Treasury Department to issue Treasury Regulations providing relief in the event of an inadvertent termination of the status as a REMIC, no such Treasury Regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied.

    CHARACTERIZATION OF INVESTMENTS IN CERTIFICATES

    In general, (i) subject to the satisfaction of either the applicable holding period or the bona fide business purpose requirement of Code Section 593(d)(1)(D), Certificates owned by a "domestic building and loan association," a "mutual savings bank," or "any cooperative bank without capital stock organized and operated for mutual purposes and without profit" within the meaning of Code Section 593(a) will be treated as "qualifying real property loans" within the meaning of Code Section 593(d), in the same proportion that the assets of the Pool underlying such Certificates ("Assets") would be so treated; (ii) Certificates held by a domestic building and loan association will, under Code Section 7701(a)(19)(C)(xi), count toward satisfying the 60% asset test applicable to those institutions under 7701(a)(19)(C) in the same proportion that the Assets would be treated as falling within one of the classes enumerated in 7701(a)(19)(C)(i) - (x) (including without limitation "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets would be so treated. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments at all times during the calendar year, the Certificates will qualify for the corresponding status in their entirety for that calendar year. Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

    Certificateholders should be aware that (i) Certificates held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(5)(A) and (ii) Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

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    TAXATION OF OWNERS OF REGULAR CERTIFICATES

    For Federal income tax purposes, a Regular Certificate will be treated as a debt instrument issued by the REMIC and not as an ownership interest in the REMIC or the assets of the REMIC. The amounts includible in the income of a Regular Certificateholder will be determined under the accrual method.

    ORIGINAL ISSUE DISCOUNT. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates issued with original issue discount will be required to include such original issue discount in gross income for Federal income tax purposes as it is deemed to accrue, in advance of the receipt of the cash attributable to such income.

    Rules governing original issue discount are set forth generally in Code Sections 1272, 1273 and 1275, and the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to regular interests in a REMIC, such as Regular Certificates. However, as discussed above, no Treasury Regulations have as yet been proposed or adopted regarding the computation of the accrual of original issue discount under Code Section 1272(a)(6). Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    Under the Code, the total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." Except as discussed in the following paragraph, in general, the issue price of a Regular Certificate offered hereunder will be determined with reference to the first price at which a substantial amount of the Certificates is sold for money (other than to bond houses or brokers). The stated redemption price at maturity of a Regular Certificate will be the sum of all payments to be made on such Regular Certificate other than "qualified stated interest payments." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Qualified stated interest also includes certain stated interest on "variable rate debt instruments" if the interest is unconditionally payable at least annually. The requirements for qualification of a debt instrument bearing a rate of interest other than a fixed rate as a "variable rate debt instrument" and for qualification of stated interest on a variable rate debt instrument as "qualified stated interest" are complex, and no assurance can be given that all stated interest on Regular Certificates will constitute qualified stated interest. For a general discussion of the treatment of variable rate interest, see "Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I Certificates--Variable Rate Certificates," below. Generally, the stated redemption price at maturity of a Regular Certificate will be its initial Certificate Balance. Under the OID Regulations, if any portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date of such Regular Certificate, and if such pre-issuance accrued interest will be paid on the first payment date within one year of the issue date, the issue price of the Regular Certificate may be computed by subtracting from the issue price (as otherwise determined) such pre-issuance accrued interest. If the issue price is so computed, the actual payment of such pre-issuance accrued interest will be treated as a return of the excluded pre-issuance accrued interest, rather than as an amount payable on the debt instrument.

    Under a DE MINIMIS RULE in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero, and all stated interest will be treated as qualified stated interest includible under the accrual method of accounting, if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. However, under the OID Regulations, the holder of a Regular Certificate that has DE MINIMIS OID would be required to include such DE MINIMIS OID in income as principal payments are made in proportion to the ratio that each such principal payment bears to the stated principal amount of such Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) until each payment included in the stated redemption

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price at maturity is expected to be made by (ii) a fraction, the numerator of which is the amount of such payment and the denominator of which is the total amount of payments included in the stated redemption price at maturity of such Regular Certificate. The Internal Revenue Service may take the position that this rule should be applied taking into account the Prepayment Assumption (described below) and the effect of any anticipated investment income.

    For purposes of computing the accrual of original issue discount on the Regular Certificates issued by a REMIC, Code Section 1272(a)(6) requires that a reasonable assumed prepayment rate (the "Prepayment Assumption") be used with respect to mortgage loans held by a REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. Code Section 1272(a)(6) provides that the Prepayment Assumption is to be determined in the manner prescribed in Treasury Regulations. As noted above, those Treasury Regulations have not been issued. The Conference Committee Report discussing Code Section 1272(a)(6) (the "Committee Report") indicates that the Treasury Regulations will provide that the Prepayment Assumption used in determining the amount and rate of accrual of discount with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The Prepayment Assumption used by the Master Servicer in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Regular Certificates.

    Original issue discount is accrued by a Regular Certificateholder by including in its gross income the sum of the "daily portions" of original issue discount, if any, on its Regular Certificate for each day during its taxable year on which it held such Regular Certificate. In general, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined based on the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate in future periods and (B) the distributions made on such Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Regular Certificate at the beginning of the accrual period. The excess will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for that day. Although the OID Regulations allow Certificateholders to use interest accrual periods of any length as long as each distribution date falls on either the first day or final day of an accrual period, a Trust Fund with respect to which a REMIC election is made will report original issue discount to Certificateholders based on the assumption that each accrual period ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). The present value of the remaining distributions will be calculated (i) assuming that distributions on the Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Regular Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. The original yield to maturity of the Regular Certificate will be calculated based on its issue price and the assumption that distributions on the Regular Certificate will be made in all periods as if the Mortgage Loans prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of the daily portions with respect to such Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity.

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
    A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost less than its remaining stated redemption price at maturity will also be required to include in gross income the daily portions of any original issue discount with respect to the Regular Certificate. However, if the cost of the Regular Certificate to such subsequent purchaser is in excess of its "adjusted issue price," each such daily portion will be reduced in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals the issue price, increased by the amount of original issue discount previously includible in the gross income of any holder, and decreased by the amount of any payment previously made other than a payment of qualified stated interest.

    VARIABLE RATE CERTIFICATES. A Regular Certificate may provide for payments of interest based on a variable interest rate formula, and may provide for minimum or maximum rates or other adjustments. For a general discussion of the treatment of variable rate interest, see "Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I
Certificates--Variable Rate Certificates."

    MARKET DISCOUNT. A Certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, less than its "revised issued price" (which generally has the same meaning as "adjusted issue price," as defined above) will recognize market discount income upon receipt of each principal distribution. See "Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I Certificates--If Stripped Bond Rules Do Not Apply" and "--Premium and Market Discount" below, for a general discussion of market discount. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult their own tax advisors regarding the application of the market discount rules and the advisability of making any of the elections provided by the Code relating to the timing of recognition of market discount. The market discount rules will not be applicable to a Regular Certificate so long as it is held by its initial purchaser.

    PREMIUM. A Regular Certificateholder that purchased its Regular Certificate at a premium may elect under Code Section 171 to amortize such premium under a constant yield method over the life of the Certificate as an offset to interest income, rather than as a separate deduction item. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. See "Constant Yield Election" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

    CONSTANT YIELD ELECTION

    The OID Regulations permit Certificateholders to elect to include all interest that accrues on a debt instrument by using a constant yield method. For this purpose, "interest" includes stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. This election would, in some cases, simplify the calculation of interest income for Certificateholders to whom it is available. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is

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irrevocable except with approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

    EFFECTS OF DEFAULTS AND DELINQUENCIES

    Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

    TAXATION OF OWNERS OF RESIDUAL CERTIFICATES

    DAILY PORTIONS. A Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitation described in "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that the Residual Certificateholder owned such Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter and then by allocating the amount so allocated among the Residual Certificateholders in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any Residual Certificateholder by virtue of the rules described in this paragraph will be treated as ordinary income or loss. Each Residual Certificateholder should be aware that taxable income with respect to its Residual Certificate may exceed cash distributions with respect thereto in any taxable year.

    TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and other assets of the REMIC and (ii) the deductions allowed to the REMIC for interest (including original issue discount) on the Regular Certificates (and any other class of Certificates constituting "regular interests" in the REMIC not offered hereby) and, except as described below, for servicing, administrative and other expenses. The limitation on miscellaneous itemized deductions imposed on individuals by Code
Section 67 will not be applied at the Pool level to such expenses. See "--Pass-Through of Miscellaneous Itemized Deductions" below.

    As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the "regular interests" in the REMIC. If a Regular Certificate is issued at a price in excess of its aggregate principal amount, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the Regular Certificate will be reduced by an amount equal to the portion of the excess that is considered to be amortized or prepaid in that year. Although the matter is not entirely certain, it is likely that any such excess would be amortized under a constant yield method in a manner analogous to the method for accruing original issue discount described under "Taxation of Owners of Regular Certificates--Original Issue Discount" above.

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    The second modification relates to the accrual of income on a Mortgage Loan deemed to have been acquired with market discount or premium. Any such market discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. If the REMIC elects under Code Section 171 to amortize any premium on the Mortgage Loans, the premium may be amortized under a constant yield method. See "--Taxation of Owners of Regular Certificates-- Market Discount" and "--Premium" above.

    The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Prohibited Transactions and other REMIC--Level Taxes," below) will be taken into account.

    The fourth modification is that the REMIC generally may not deduct any item that would be disallowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2).

    The fifth modification is that the amount of the net income from "foreclosure property" (if any) must be reduced by the amount of tax imposed under Code Section 860G(c) with respect to such "foreclosure property."

    The REMIC will have an initial aggregate basis in its assets equal to the aggregate issue price of the "regular interests" and "residual interests" in the REMIC. Such aggregate basis will be allocated among the individual Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. Accordingly, the Master Servicer will be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC. Generally with respect to any Certificate offered hereby, its fair market value will be its issue price as determined in the manner described above under "Taxation of Owners of Regular Certificates-- Original Issue Discount" above.

    BASIS RULES AND DISTRIBUTIONS. Any distribution by a REMIC to a Residual Certificateholder will not be included in the gross income of such Residual Certificateholder to the extent it does not exceed the adjusted basis of such Residual Certificateholder's interest in a Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the Residual Certificate, it will be treated as gain from the sale of the Residual Certificate. See "--Sales of Certificates," below. The adjusted basis of a Residual Certificate is equal to the amount paid for such Residual Certificate, increased by amounts included in the income of the Residual Certificateholder (see "--Taxation of Owners of Residual Certificates--Daily Portions," above) and decreased by distributions and by net losses taken into account with respect to such interest.

    A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss allowed will reduce the adjusted basis of such interest, but not below zero. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate. The effect of these basis and distribution rules is that a Residual Certificateholder may not amortize its basis in a Residual Certificate, but may only recover its basis through distributions, and through the deduction of any net losses of the REMIC or upon the sale of its Residual Certificate. See "--Sales of Certificates" below.

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    EXCESS INCLUSIONS.  Any "excess inclusion" with respect to a Residual
Certificate is subject to certain special tax rules. With respect to a Residual Certificateholder, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such Residual Certificate was held by such Residual Certificateholder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable Federal rate" (generally, an average of current yields on Treasury securities of comparable maturity) in effect at the time of issuance of the Residual Certificate. For this purpose, the adjusted issue price of a Residual Certificate offered hereby, if any, as of the beginning of any calendar quarter is the issue price of the Residual Certificate, (see "--Taxable Income of the REMIC" above) increased by the amount of daily portions of income for all prior quarters and decreased (but not below zero) by any distributions made with respect to such Residual Certificate and any net losses taken into account with respect to such Residual Certificates before the beginning of such quarter.

    As an exception to the general rules described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as an excess inclusion if the aggregate Residual Certificates in the REMIC did not have "significant value." The REMIC Regulations do not provide for such an exception.

    For Residual Certificateholders, other than thrift institutions described in Code Section 593, an excess inclusion cannot be offset by losses from other sources. For Residual Certificateholders that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to Residual Certificateholders that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "--Foreign Investors" below.

    If a thrift institution described in Code Section 593 holds a Residual Certificate that has "significant value," the thrift institution may offset its losses against its excess inclusion income. In general, a Residual Certificate has significant value if (i) the aggregate of the issue prices of the Residual Certificates in the REMIC is at least equal to 2 percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the anticipated weighted average life of the REMIC. However, a net operating loss of any other member of an affiliated group of which the thrift institution is a member may not be used to offset an excess inclusion attributable to the thrift institution. In addition, a thrift institution may not offset its losses against an excess inclusion attributable to a Residual Certificate held by any other member of an affiliated group of which the thrift institution is a member.

    In the case of any Residual Certificate held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificate, reduced (but not below zero) by the real estate investment trust's taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to the Residual Certificate as if held directly by such shareholders.

    PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

    Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single class REMIC is defined as (i) a REMIC that is substantially similar to an investment trust under Treasury regulations but for its qualification as a REMIC, or (ii) a REMIC that is substantially similar to

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an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under Code Section 67, which allows such deductions only to the extent that in the aggregate such expenses exceed two percent of the holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Regular Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

    In addition, in a REMIC that is not considered to be a "single-class REMIC" as well as a REMIC that is considered to be a "single-class REMIC," all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense and an individual Residual Certificateholder would be subject to the same limitations and adjustments as described above for Regular Certificateholders.

    SALES OF CERTIFICATES

    If a Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of such Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such Regular Certificate and reduced (but not below zero) by distributions on such Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a Residual Certificate will be determined as described under "Taxation of Owners of Residual Certificates--Basis Rules and Distributions," above. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than 18 months, and 28% for capital assets held for more than 12 months and not more than 18 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

    Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of such Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale.

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    Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

    Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires a Residual Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such Residual Certificateholder's adjusted basis in the newly-acquired asset.

    PROHIBITED TRANSACTIONS AND OTHER REMIC-LEVEL TAXES

    A REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means (i) the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, (ii) the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, (iii) the receipt of compensation for services, or (iv) gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that a Trust Fund that makes an election to be taxed as a REMIC will engage in any prohibited transactions. In addition, under the Code, a REMIC generally will be taxed at a 100% rate on any contribution made to the REMIC after the Start-Up Date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, or (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund. The structure and operation of a Trust Fund that makes an election to be taxed as a REMIC will be designed to avoid the imposition of the 100% tax on contributions.

    To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that a Trust Fund that makes an election to be taxed as a REMIC will receive significant amounts of such income.

    TAX ON TRANSFERS OF RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

    If a Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount, determined under the REMIC Regulations, generally equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer (determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue at the applicable Federal rate based on the date on which the transfer occurs to the date the disqualified organization acquires the residual interest) and (ii) the highest marginal federal income tax rate applicable to corporations. Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating the transferee's social security number and that the transferee is not a disqualified organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by disqualified organizations and that information needed for the application of the tax described herein will be made available. Restrictions on the transfer of the Residual Certificate and certain other provisions that are intended to meet these requirements are contained in the

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Agreement. Certificateholders should consult their advisors regarding the potential impact on them of such restrictions.

    For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Code Section 168(h)(2)(D)), (ii) any organization (other than a cooperative described in Code
Section 521) which is exempt from tax unless such organization is subject to the tax imposed by Code Section 511 or (iii) any organization described in Code
Section 1381(a)(2)(C).

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such pass-through entity equal to the product of
(i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of such interest furnishes to such pass-through entity an affidavit that such record holder is not a disqualified organization and, during such period, the pass-through entity does not have actual knowledge that such affidavit is false. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code
Section 860E(e)(6).

    DISREGARD OF CERTAIN TRANSFERS

    The REMIC Regulations provide that the transfer of a "non-economic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a non-economic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

    A transfer of a Residual Certificate to a foreign person will be disregarded if the Residual Certificate has tax avoidance potential. A Residual Certificate will have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder an amount that will equal at least 30 percent of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. Under the REMIC Regulations a safe harbor is provided under which a transferor is treated as having a reasonable expectation if the 30 percent test would be satisfied were the mortgages held by a REMIC to prepay at each rate within a range of rates from 50 percent to 200 percent of the rate assumed under Code Section 1272(a)(6) with respect to the qualified mortgages (or the rate that would have been assumed had

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
the mortgages been issued with original issue discount). If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income that otherwise would be derived by the transferee from the REMIC.

    TERMINATION

    A REMIC will terminate shortly following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on such Residual Certificate is less than the Residual Certificateholder's adjusted basis in such Residual Certificate, such Residual Certificateholder should be allowed a loss equal to the amount of such difference.

    REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer, which will hold at least a nominal amount of Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

    As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders will generally be required to report such REMIC items consistent with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the Internal Revenue Service concerning any such REMIC item. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury Regulations, with the name and address of such person and other information.

    Reporting of interest income, including any original issue discount, with respect to Regular Certificates is required annually, and may be required more frequently under Treasury Regulations. This requirement extends to certain holders of Regular Certificates who are generally exempt from information reporting on debt instruments. The REMIC also must comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date and requiring such information to be reported to the Internal Revenue Service.

    Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the original issue discount rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the Certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of Certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of Certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. As long as the only "Certificateholder" of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants of DTC rather than

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from the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and certain other persons to complete their reports.)

    The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the Certificateholder's purchase price which the REMIC may not have, it appears that only information pertaining to the appropriate proportionate method of accruing market discount should be required to be reported.

    BACKUP WITHHOLDING

    Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, may be subject to "backup withholding" under Code Section 3406 at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such withholding. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's Federal income tax. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information to the payor but that does not do so in the proper manner.

    FOREIGN INVESTORS

    A Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to Federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate may be eligible for an exception to United States Federal income or withholding tax in respect of a distribution on a Regular Certificate, provided that the Certificateholder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder) and provided that the Certificateholder is not (i) a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C). The application of these requirements in the REMIC context is not entirely clear, and foreign investors seeking to qualify for this exemption should consult their own tax advisors. While the matter is not free from doubt, the foregoing tax exemption may not apply with respect to a Regular Certificate held by a Residual Certificateholder, or by a Certificateholder that owns directly or indirectly a 10% or greater interest in, or is a "controlled foreign corporation" as defined under the Code related to, a Residual Certificateholder. If the Certificateholder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such Certificateholder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income is subject to United States Federal income taxation regardless of its source.

    Unless otherwise stated in the related Prospectus Supplement, Residual Certificateholders that are not United States persons should assume that distributions of income on their Residual Certificates will be subject to a 30% withholding tax (or such lesser rate as may be provided under any applicable tax treaty). In the case of any income on a Residual Certificate that is an excess inclusion, however, the rate of withholding will not be subject to reduction under any applicable tax treaties. (See "--Taxation of Owners of Residual Certificates--Excess Inclusions" above.)

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
    PURCHASE OF BOTH REGULAR AND RESIDUAL CERTIFICATES

    Any Certificateholder holding a "regular interest" in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a "residual interest" in the REMIC and any Certificateholders holding a "residual interest" in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a "regular interest" in the REMIC, without consulting their tax advisors as to any possible adverse tax consequences.

INVESTMENT IN CERTIFICATES NOT REPRESENTING INTERESTS IN A REMIC

    CLASSIFICATION OF TRUST FUND AND CHARACTERIZATION OF INVESTMENT IN
     CERTIFICATES

    For purposes of the following discussion, Certificates of a Series evidencing undivided ownership interests in a notional amount of principal of each Mortgage Loan in a related Trust Fund together with interest thereon are referred to as "P&I Certificates," and Certificates of a Series evidencing an undivided ownership interest in a portion of the interest payable on a Notional Amount of the Mortgage Loans in the related Trust Fund are referred to as "IO Certificates."

    Upon issuance of each Series of Certificates, unless a REMIC election is made with respect to such Series, Mayer, Brown & Platt, counsel to the Depositor, is of the opinion that the related Trust Fund will be treated as a grantor trust under subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. Such opinion will be filed prior to issuance of such Series of Certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K. Moreover, each Certificateholder of a Series will be treated as the owner of the undivided interest specified in its Certificate in each of the Mortgage Loans in the related Trust Fund for each Series. Accordingly, in the case of P&I Certificates, counsel to the Depositor will deliver its opinion that, to the extent that the Trust Fund holds assets described in the Code sections set forth below, (i) subject to the satisfaction of either the applicable holding period or the bona fide business requirement of Code Section 593(d)(1)(D), P&I Certificates owned by a "domestic building and loan association," a "mutual savings bank," or "any cooperative bank without capital stock organized and operated for mutual purposes and without profit" within the meaning of Code Section 593(a) will represent an interest in "qualifying real property loans" within the meaning of Code Section 593(d); (ii) P&I Certificates owned by a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) P&I Certificates owned by a real estate investment trust will represent "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6)(B) and interest in respect of P&I Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B); and (iv) P&I Certificates owned by a REMIC will represent an interest in "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3). It is unclear, however, to what extent, if any, an IO Certificate will be considered to represent such interests. Prospective purchasers should consult their tax advisors regarding whether an IO Certificate will be characterized as representing such assets and whether the income therefrom will be characterized as derived from such assets.

    TAXATION OF OWNERS OF P&I CERTIFICATES

    TREATMENT AS STRIPPED BONDS. The rate at which a Certificateholder will be required to recognize income on its Certificate may be affected by a separation of the right to receive a portion of the interest on each Mortgage Loan in the Trust Fund from the right to receive a portion of the principal. Such a separation will occur with respect to each Mortgage Loan having a Trust Fund issuing IO Certificates. Such a separation also will occur if the amount of the Administration Fee exceeds reasonable compensation such that the Master Servicer is treated as the owner of a portion of the interest payments on the Mortgage Loans. There are no authoritative guidelines for Federal income tax purposes regarding the maximum

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amount of servicing compensation that may be considered reasonable in the context of this or similar transactions. However, the Service has issued guidance establishing an elective "safe harbor" for determining the extent to which amounts that a taxpayer is entitled to receive under certain mortgage servicing contracts represent reasonable compensation. If the safe harbor is potentially applicable in a particular situation, the Mortgage Servicer will disclose in the Prospectus Supplement relating to each Series of Certificates whether it will elect to limit its compensation to an amount that will qualify as reasonable compensation under such safe harbor. Such a separation also may occur upon the issuance of a Certificate that represents an interest in principal payments to be made on Mortgage Loans together with interest payable thereon at a rate in excess of the rate at which interest is payable on such Mortgage Loans. Such Certificateholders may be treated as having purchased two separate instruments: first, a P&I Certificate representing their undivided interests in payments of principal on such Mortgage Loans together with interest payments at a rate at or below the rate at which interest is payable on such Mortgage Loans; and, second, an IO Certificate representing their undivided interests in the remainder of the payments of interest to be made on such Mortgage Loans to which their Certificate entitles them.

    Each Certificateholder in such a Trust Fund will be subject to the "stripped debt" rules of Code Section 1286. As a result, the market discount rules generally would not be applicable to the initial Certificateholders. However, the Service has recently provided guidance under which certain mortgage loans that are stripped bonds may be treated as market discount bonds governed by Code
Section 1278. This treatment is available only if the amount of the original issue discount with respect to the stripped bond is determined to be de minimis (see "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount") or the annual stated rate of interest payable on the stripped bond is no more than 100 basis points lower than the annual stated rate of interest payable on the original bond from which it (and any other stripped bonds or coupons) were stripped. If these requirements are met, and if the stripped bond has market discount (see "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Market Discount"), the Certificateholder may include such market discount as principal is repaid or upon disposition of the Certificate at a gain or may elect to include such income currently on the basis of either ratable accrual or a constant instant rate method. If the market discount rules do not apply, each Certificateholder in such a Trust Fund (whether a cash or accrual method taxpayer) will be required to report the income (including interest that is added to principal as Deferred Interest resulting from negative amortization) that is deemed to accrue for each day with respect to the Certificate under a constant yield to maturity method, in accordance with the original issue discount rules of the Code.

    In general, the amount of such income that accrues for each day would equal
(i) the product of such Certificateholder's adjusted issue price of such P&I Certificate at the beginning of an accrual period and the yield of such P&I Certificate to such holder (ii) allocated ratably to each day in the accrual period. See "--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount" above. Such yield would be computed as the rate (assuming monthly compounding) that, if used to discount the Certificateholder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the Certificateholder purchased such Certificate. In computing accrued income under the stripped debt rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor or its affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

    There is considerable uncertainty, however, concerning the application of Code Section 1272(a)(6) and the OID Regulations to instruments such as the P&I Certificates. Among other things, it is unclear whether provisions of the 1986 Act requiring use of a prepayment assumption in accruing original issue discount would be applicable to the P&I Certificates in the absence of Treasury Regulations or whether use of a prepayment assumption may be permitted without reliance on these rules. It also is not clear whether any other adjustments would be required to reflect differences between an assumed

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prepayment rate and the actual rate of prepayments. Certificateholders are advised to consult their tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to P&I Certificates.

    In the case of a P&I Certificate acquired at a price approximately equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use or non-use of a reasonable prepayment assumption would not cause the income required to be reported under the stripped debt rules to differ materially from the income such Certificateholder would be required to report under an accrual method of accounting if the stripped debt rules did not apply. In the case, however, of a P&I Certificate acquired at a discount from, or premium over, such principal amount, the use of a reasonable prepayment assumption would increase or decrease the yield used in calculating accruals of income, and thus accelerate or decelerate, respectively, the reporting of income.

    If no prepayment assumption is used, then when a Mortgage Loan prepays in full, the holder of a P&I Certificate acquired at a discount generally will recognize ordinary income equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interests in the Mortgage Loan. If a prepayment assumption is used, it appears that no income or loss should be recognized upon a prepayment unless prepayments have occurred at a rate different than the assumed prepayment rate.

    VARIABLE RATE CERTIFICATES. Although the OID Regulations are subject to a different interpretation, in the absence of substantial legal authority to the contrary the Master Servicer intends to treat Mortgage Loans subject to the stripped debt rules and bearing a variable rate of interest as subject to the provisions of the OID Regulations governing variable rate debt instruments. In computing the accrual or original issue discount, the Master Servicer may be required to use the methods described in Code Section 1272(a)(6). With respect to the application of Code Section 1272(a)(6) to the accrual of original issue discount, see generally "--Qualification as a REMIC--Taxation of Owners of Regular Certificates-- Original Issue Discount" above. Under the OID Regulations, interest payments on a variable rate debt instrument may be characterized as qualified stated interest includible in income when accrued, original issue discount includible in income when accrued under the original issue discount rules, or contingent interest payments generally includible in income in the taxable year in which the payments become fixed. Although the OID Regulations generally permit a variety of interest rate adjustment mechanisms to produce "qualified stated interest" (e.g., one or more "qualified floating rates," "qualified inverse floating rates," or "objective rates") where each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate, the use of these formulas may in some cases produce accelerated or deferred interest which must be accrued under a constant yield method (which could require accrual in advance of the receipt of a corresponding payment of cash). Moreover, prospective purchasers of P&I Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate instruments may not apply to the particular rate adjustment mechanisms for the Mortgage Loans or Mortgage Certificates. If variable rate P&I Certificates are not governed by the provisions applicable to variable rate debt instruments, the OID Regulations provide that such Certificates would be subject to the provisions applicable to instruments having contingent payments. See "--Taxation of Owners of IO Certificates--Possible Application of Proposed Contingent Payment Rules" below. The application of those provisions to instruments such as the P&I Certificates is subject to differing interpretations. Prospective purchasers of variable rate P&I Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a P&I Certificate, the Certificateholder will be required to report its pro rata share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. However, if the rules relating to market discount, original issue discount, or premium are applicable, the amount includible

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in income on account of a P&I Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans.

    The original issue discount rules will apply to a P&I Certificate to the extent it evidences an interest in Mortgage Loans or Mortgage Certificates issued with original issue discount. Under the OID Regulations a Mortgage Loan would have original issue discount if the points charged at origination (or other loan discount) exceeded a specified de minimis amount (generally, the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times the weighted average maturity). The OID Regulations also treat certain variable rate mortgage loans as having original issue discount if the loan has an initial rate of interest that differs from that determined by the formula for setting the interest rate during the remainder of the loan or if the loan uses an index that does not vary in a manner approved in the OID Regulations. For a general discussion of the treatment of variable rate interest, see "--Taxation of Owners of P&I Certificates--Variable Rate Certificates" above. Generally, original issue discount would be accrued on the basis of a constant yield to maturity. However, the application of the original issue discount rules to the Mortgage Loans is unclear in certain respects. See "--Treatment as Stripped Bonds," above.

    PREMIUM AND MARKET DISCOUNT. Determination of adjustments to a Certificateholder's income based on premium or market discount with respect to a Certificate requires that the purchase price of the Certificate be allocated among the Mortgage Loans constituting the Trust Fund. Generally, such allocation will provide a tax basis for the Certificateholder's undivided interest in each Mortgage Loan and will be made on the basis of the relative fair market values of the Certificateholder's undivided interest in the Mortgage Loans.

    A Certificateholder that acquires an interest in a Mortgage Loan at a premium may elect under Code Section 171 to amortize such premium under a constant yield to maturity method over the life of the Mortgage Loan. Certificateholders should consult their tax advisors concerning whether a prepayment assumption should be used in calculating yield and concerning possible alternative methods for amortizing premium.

    An investor also should be aware that the Internal Revenue Service may take the position that the method described below for accruing income under the current proposed Treasury Regulations applicable to debt instruments providing for contingent payments applies to a P&I Certificate purchased at such a premium because all or a portion of its issue price (the "Contingent Principal") may not be recovered if the related Mortgage Loans were prepaid. See "--Taxation of Owners of IO Certificates--Possible Application of Proposed Contingent Payment Rules" below. The method of accruing income under the contingent payment rules may be more likely to be applied if the difference between the issue price of the Certificate and the amount of Contingent Principal is substantial.

    If the portion of a P&I Certificate's purchase price allocable to a Mortgage Loan in the Trust Fund is less than the Certificateholder's undivided interest in the Mortgage Loan's "revised issue price" (the sum of the issue price and the previously accrued original issue discount reduced by the sum of all prior payments of the stated redemption price at maturity), such excess is "market discount." A Certificateholder that acquires an interest in a Mortgage Loan with market discount generally will be required under Code Section 1276 to include accrued and previously unrecognized market discount in income as ordinary income to the extent of payments of the stated redemption price at maturity received on the Mortgage Loan at the time that each such payment is received. In addition, on a sale or other disposition of the P&I Certificate, a Certificateholder will be required to include as ordinary income any gain to the extent of accrued and previously unrecognized market discount. Pending the issuance of Treasury Regulations, market discount may be treated as accruing either (i) under a constant yield to maturity method, (ii) in proportion to the original issue discount accruing on a Mortgage Loan, or (iii) in proportion to the stated interest in the absence of original issue discount. Alternatively, a Certificateholder may elect to include accrued market discount in income currently on all market discount obligations acquired by such

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Certificateholder during the taxable year in which such election is made and thereafter. A Certificateholder should be aware that Code Section 1277 may limit the deductibility of interest paid or accrued to purchase or carry a Mortgage Loan that is acquired at a market discount unless the election is made to include accrued market discount in income currently. Certificateholders should consult their tax advisors as to the application of this rule and the advisability of making any elections under the market discount rules in their particular circumstances.

    TAXATION OF OWNERS OF IO CERTIFICATES

    Because the "stripped debt" rules of Code Section 1286 will apply to the IO Certificates, income on the IO Certificates must be accrued under the original issue discount provisions of the Code. The regulations that have been issued to date under Code Section 1286 do not address the treatment of stripped coupons, and it is uncertain how the Section will be applied to securities such as the IO Certificates. The OID Regulations do not include rules relating specifically to "stripped coupons," although they provide guidance as to how the original issue discount sections of the Code will generally be applied. The discussion below assumes that an IO Certificateholder will not own any P&I Certificates. IO Certificateholders should consult their tax advisors concerning the method to be used in reporting income or loss with respect to the IO Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued for each day on the IO Certificates based on a constant yield to maturity method. See "--Taxation of Owners of P&I Certificates--Treatment as Stripped Bonds," above. It is unclear in the absence of Treasury Regulations whether a reasonable prepayment assumption is required or permitted to be applied to calculate such yield to maturity under a provision of the Tax Reform Act of 1986 (the "1986 Act"). The accrual of income on the IO Certificates will be significantly slower if a reasonable prepayment assumption is permitted to be made than if yield is computed assuming no prepayments.

    POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES. Under the OID Regulations, debt instruments providing for contingent payments are subject to different rules than debt instruments providing for non-contingent payments. To the extent that all or a portion of the issue price ("Contingent Principal") of the IO Certificates would not be recovered if the related Mortgage Loans were prepaid, the IO Certificates could be considered to be debt instruments providing for contingent payments within the meaning of the current Treasury Regulations dealing with debt instruments that provide for contingent payments.

    Treasury Regulations concerning the treatment of debt instruments providing for one or more contingent payments became effective on June 14, 1996 (the "Contingent Payment Regulations") for debt instruments issued on or after August 13, 1996. Although the Assets may include debt instruments issued before August 13, 1996 (and thus not technically subject to the Contingent Payment Regulations), the issuer expects to treat any contingent payments on both sets of instruments in accordance with the Contingent Payment Regulations.

    The Contingent Payment Regulations establish a "noncontingent bond method" for the treatment of debt instruments providing for contingent payments that are issued for money or other publicly traded property. Under this method, the holder of a contingent payment debt instrument will generally be required to accrue interest on the debt instrument on the basis of a projected schedule of the contingent and noncontingent payments to be made on the debt instrument prepared by the issuer. Such interest accruals will be required to be calculated on an economic accrual basis applying rules similar to those applicable to noncontingent debt instruments issued with original issue discount treating none of the payments on the debt instrument as "qualified stated interest." In formulating the projected payment schedule, the issuer will be required to take into account the noncontingent payments provided by the debt instrument, any readily available forward price quotes for property rights that are substantially similar to the right to any contingent payments on the debt instrument and any readily available spot price quotes for

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
an option or combination of options that are substantially similar to the right to any contingent payments on the debt instrument. If the debt instrument contains contingent payments for which such forward or spot quotes are not readily available, the payment schedule will be required to result in a reasonable yield for the debt instrument that reflects any quotable contingent payments and the relative expected values of any nonquotable contingent payments.

    In the event that the amount of a contingent payment varies from its projected amount, the holder will generally be required to include such variance as a positive or negative adjustment to income in the year in which the payment is made. Positive adjustments will be treated as ordinary interest income while negative adjustments will result in ordinary loss. The amount of such ordinary loss allowable for the year will be limited to the excess of the total interest accrued to date on the debt instrument over the total amount of any negative adjustments included as ordinary loss in previous years.

    The Contingent Payment Regulations generally treat any gain on sale of a contingent payment debt instrument as ordinary interest income. Loss realized on sale of a contingent payment debt instrument is treated as ordinary loss to the extent of the excess of the total interest accrued on the debt instrument to the date of sale over the total amount of any negative adjustments previously included in income. Any remaining loss is treated as capital loss.

    Under such provisions, each holder of an IO Certificate which has Contingent Principal will generally be required to accrue interest under the "noncontingent bond method." Although the issuer intends to provide to holders a projected schedule under the "noncontingent bond method," holders should consult their own tax advisers regarding the application of the Contingent Payment Regulations.

    ADMINISTRATION FEE, VOLUNTARY ADVANCES AND SUBORDINATED AMOUNT

    The income received with respect to a Certificate generally includes amounts not paid to the Certificateholder because they are used to pay the Administration Fee. Subject to certain limitations on the deductibility by individual Certificateholders of certain categories of expenses under Code
Section 67 and the reduction of certain deductible expenses for individual Certificateholders under Code Section 68 (see "--Qualification as a REMIC--Pass-Through of Miscellaneous Itemized Deductions" above), each Certificateholder may deduct its allocable share of the Administration Fee paid to or retained by the Master Servicer (to the extent such fee constitutes reasonable compensation for the services rendered by the Master Servicer) at such times and in such manner as it would have been deducted under such Certificateholder's tax accounting method had it actually received such amounts and paid them to the Master Servicer. Payments of Voluntary Advances and payments in respect of the Subordinated Amount, if any, to Certificateholders should be treated as having the same character as the payments they replace.

    SALES OF CERTIFICATES

    Except as provided above with respect to accrued market discount (under "--Taxation of Owners of P&I Certificates--If Stripped Bond Rules Do Not Apply," above, and, in the case of banks and other financial institutions, except as provided under Code Section 582(c)), any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of such Certificate, recognized on the sale or exchange of a Certificate by an investor who holds such Certificate as a capital asset, will be capital gain or loss. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than 18 months, and 28% for capital assets held for more than 12 months and not more than 18 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

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
    The adjusted basis of a Certificate will generally equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses and by any distributions with respect to such Certificate.

    Purchasers of Certificates should be aware that, if income must be accrued with respect to such a Certificate as if it were a separate instrument, it may not be possible to determine whether the adjusted tax basis of the Certificate will be recovered in full until all of the Mortgage Loans in the related Trust Fund have been paid or otherwise discharged. Conversely, if income must be accrued with respect to each such Certificateholder's undivided interest in each Mortgage Loan in the related Trust Fund, it is likely that a portion of such Certificateholder's adjusted tax basis will have to be allocated to each such undivided interest. It then should be possible to determine whether the adjusted tax basis allocable to an undivided interest in a Mortgage Loan in the related Trust Fund has been recovered at the time the Mortgage Loan is paid or discharged. Such an approach may result in the earlier recognition of any losses attributable to such a Certificateholder's unrecovered adjusted tax basis than if the Certificate were treated as a separate instrument. However, because of the uncertainties involved and in the absence of substantial legal authority to the contrary, the Master Servicer does not intend to allocate the adjusted tax basis of such a Certificateholder in its Certificate to the undivided interest in each Mortgage Loan represented by the Certificate nor to determine and report whether any such allocable adjusted tax basis has been recovered at the time a Mortgage Loan in the related Trust Fund is paid or discharged. Due to the existence of the Subordinated Amount, the effect of such treatment by the Master Servicer is not expected to be significant with respect to a P&I Certificateholder.

    REPORTING

    The Master Servicer will furnish to each holder of a P&I Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicers (if any) and such other customary factual information as the Master Servicer deems necessary or is required by law to enable holders of Certificates to prepare their tax returns. However, as long as the only "Certificateholder" of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants rather than the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and certain other persons to complete their reports.)

    Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the original issue discount rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the Certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of Certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of Certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. The Trustee intends in reporting information relating to original issue discount to Certificateholders of record (which, in the case of Certificates registered to CEDE & Co., as nominee of DTC, shall be distributed to Certificate Owners by DTC Participants and indirect participants of DTC) to provide such information on an aggregate pool-wide basis. Although there are provisions in the OID Regulations that suggest that the

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computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient Mortgage Loan by Mortgage Loan information should the Internal Revenue Service require computation on that basis. See "--Sales of Certificates" above.

    BACKUP WITHHOLDING

    In general, the rules described in "--Qualification as a REMIC--Backup Withholding" above, will also apply to Certificates.

    FOREIGN INVESTORS

    In general, the discussion with respect to Regular Certificates in "--Qualification as a REMIC-- Foreign Investors" above, applies to Certificates.

                            STATE TAX CONSIDERATIONS

    In addition to the Federal income tax consequences described in "Certain Federal Income Tax Consequences" above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

    On November 13, 1986, the United States Department of Labor (the "DOL") issued a final regulation concerning the definition of what constitutes the assets of a Plan. (29 C.F.R. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as

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
defined in the regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. The related Prospectus Supplement will indicate whether the Certificates constitute publicly-offered securities for the purpose of this exception.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. For example, an investment in the Certificates by a Plan to which the Depositor, the Master Servicer or Trustee is a Party in Interest would constitute a prohibited transaction unless an exemption is available. In addition, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction if any of the mortgagors is a Party in Interest to the Plan unless an exemption applies.

    In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" (as defined below) in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on "single-family residential property" (as defined below), and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Certificates, and at least 50% of the Certificates are purchased by persons independent of the pool sponsor or pool trustee.

    A "mortgage pool pass-through certificate" for the purpose of PTE 83-1 is defined as a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payments of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor. Certain Classes of Certificates may, if specified in the related Prospectus Supplement, not qualify as mortgage pool pass-through certificates as so defined, and therefore PTE 83-1 may not be applicable with respect to such Classes of Certificates, including: (i) Classes of Certificates, such as Subordinated Certificates, entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events; (ii) Classes of Certificates that evidence the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups; (iii) Classes of Certificates that evidence beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments; and (iv) Classes of Certificates that evidence an interest in a Pool organized as a REMIC. In addition, PTE 83-1 applies only where the mortgage pool is limited to single-family residential property. PTE 83-1 defines "single-family residential property" as non-farm property comprising one to four dwelling units, and condominiums. Therefore, PTE 83-1 may not be available for Classes of Certificates representing a beneficial interest in a mortgage pool which includes: (i) multi-family mortgage loans; or (ii) loans secured by shares issued by a cooperative housing association.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. Certain Series or Classes of Certificates may be protected though a subordination of other Classes of Certificates, a subordination by shifting of interests, a reserve fund or other form of credit enhancement described in the related Prospectus Supplement. In the absence of a ruling that the system of insurance or other protection with respect to a Series or Class of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In addition, such subordination or other form of credit enhancement maintained with respect to a Series or Class of Certificates will not satisfy the first general condition referred to above unless it is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. With respect to the second general condition referred to above, the Trustee will not be affiliated with the Depositor. There can be no assurance that the third general condition will be satisfied with respect to the Certificates.

    One or more exemptions may be available, however, with respect to certain transactions to which PTE 83-1 is not applicable, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
Prohibited Transaction Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Exemption 84-14, regarding transactions effected by a "qualified professional asset manager," or Prohibited Transaction Exemption 95-60, regarding investments by insurance company general account. However, even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all of the transactions involved.

    The DOL has issued individual exemptions to a number of firms that may serve as underwriter for a particular Series of Certificates (collectively referred to as the "Underwriter Exemption") which apply to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which such firm is the placement agent or underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects. The related Prospectus Supplement will indicate whether the particular underwriter has been granted an Underwriter Exemption.

    The Underwriter Exemption contains several requirements, some which differ from those in PTE 83-1. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments and a certificate denominated as debt that represents an interest in a REMIC. The Underwriter Exemption contains an expanded definition of "trust," which may include obligations secured by shares issued by a cooperative housing association and loans secured by multi-family residential and commercial real property, as well as loans secured by single-family residential real property. In addition, the Underwriter Exemption does not require the loans, the property securing the loans or the Certificateholders to be covered by a system of Insurance. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the Investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. The general conditions applicable to the Underwriter Exemption include: (i) the acquisition of the

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certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; (ii) the rights and interests evidenced by the certificates must not be "subordinated" to the rights and interests evidenced by other certificates of the same trust; (iii) certificates acquired by a Plan must have received a rating at the time of their acquisition that it is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.; (iv) the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities; and (v) any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

    It is not clear whether the exemptions referenced above apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

    Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of an exemption, and the potential consequences in the specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

    The Depositor may sell the Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser, or (iii) through agents. The Prospectus Supplement relating to a Series of Certificates will set forth the terms of the offering of such Series of Certificates including the name or names of any underwriters, dealers or agents, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase or retain some or all of one or more Classes of Certificates of such Series. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the Depositor or an affiliate of the Depositor may pledge Certificates retained or purchased by the Depositor in connection with borrowings or use them in repurchase transactions.

    If any Certificates of any Series are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to purchase such Certificates. The Certificates may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Certificates will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the related Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligation of the underwriters to purchase any

Certificates of the related Series will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any are purchased.

    Underwriters and agents who participate in the distribution of a Series of Certificates may be entitled under agreements which may be entered into by the Depositor to indemnification by the Depositor against certain liabilities, including liabilities under the Securities Act, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

    The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers for the Certificates of such Series.

    Certain affiliates of the Depositor, including ABN AMRO Incorporated ("AAI"), may act as agents or underwriters in connection with the sale of a Series of Certificates. AAI is a separately incorporated, wholly-owned indirect non-bank subsidiary of ABN AMRO Bank N.V. ("ABN AMRO"). AAI is not a bank. Securities sold, offered or recommended by AAI are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, any bank or thrift affiliate of AAI and involve investment risks, including the possible loss of principal.

    Any affiliate of the Depositor acting as agent or underwriter in connection with the sale of a Series of Certificates will be named, and its affiliation with the Depositor described, in the Prospectus Supplement with respect to such Series. With respect to underwritten offerings, any such affiliates not named in the Prospectus Supplement will not be parties to the related underwriting agreement, will not be purchasing the related Certificates from the Depositor and will have no direct or indirect participation in the underwriting of such Certificates, although such affiliates may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. An affiliate of the Depositor may act as a placement agent with respect to Certificates not offered through underwriters. If an affiliate does act as placement agent on behalf of the Depositor in the sale of Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. To the extent permitted by law, certain affiliates of the Depositor, including AAI, may purchase Certificates acting as principal.

    The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

    There is currently no secondary market for the Certificates. The Depositor does not intend to make a secondary market for the Certificates. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

                                LEGAL INVESTMENT

    Unless otherwise specified in the Prospectus Supplement for a Series, the Certificates rated in one of the two highest rating categories by one or more Rating Agencies will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage-related securities" the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities to invest in "mortgage-related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should review any applicable or proposed rules, regulations and guidelines and consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

    Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws to meet requirements for legal investments.

                                 LEGAL MATTERS

    The legality of the Certificates of each Series, including certain Federal income tax consequences with respect thereto, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois and, as to certain matters relating to corporate law, Kirk P. Flores, Esq., in-house counsel to the Depositor and the Master Servicer.

                                     RATING

    It is a condition to the issuance of the Certificates offered by means of this Prospectus and the related Prospectus Supplement that they shall have received a rating of not less than Investment Grade by the Rating Agency or Agencies identified in such Prospectus Supplement.

    Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions of payments required pursuant to the Agreement pursuant to which the certificates are issued on the underlying mortgage loans. These ratings address the structural, legal and issuer tax-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

    A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of similar ratings on different securities.

                        INDEX OF SIGNIFICANT DEFINITIONS

    Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                                                     PAGE
                                                                                             --------------------
10 percent shareholder.....................................................................  88
1986 Act...................................................................................  93
AAI........................................................................................  100
ABN AMRO...................................................................................  100
accelerated amortization...................................................................  21
accredited investor........................................................................  99
Accrual Period.............................................................................  46
Act........................................................................................  72
adjusted issue price.......................................................................  80, 83
Administration Fee.........................................................................  10
Advances...................................................................................  13
Agreement..................................................................................  1, 7, 37
Anti-deficiency............................................................................  24
Applicable Amount..........................................................................  84
applicable Federal rate....................................................................  83
Appraised value............................................................................  24
ARMs.......................................................................................  6, 19
Asset Group................................................................................  5
Assets.....................................................................................  77
Assumed Reinvestment Rate..................................................................  46
Back-Up Master Servicer....................................................................  5, 62
Backup Withholding.........................................................................  88
Balloon Payment............................................................................  23
Bankruptcy Bond............................................................................  67
BIF........................................................................................  23
Business Day...............................................................................  38
Buydown Fund...............................................................................  20
Buydown Loans..............................................................................  20
CEDEL......................................................................................  9
CEDEL Participants.........................................................................  52
CERCLA.....................................................................................  72
Certificate Account........................................................................  8
Certificate Balance........................................................................  46
Certificate Owners.........................................................................  3
Certificate Registrar......................................................................  39
Certificateholder..........................................................................  51, 87, 95
Certificates...............................................................................  1, 8
Citibank...................................................................................  9
Classes....................................................................................  1
Cleanup Costs..............................................................................  72
clearing agency............................................................................  51
clearing corporation.......................................................................  7, 51
Closing Date...............................................................................  42
Co-op Loans................................................................................  20
Code.......................................................................................  13

                                                                                                     PAGE
                                                                                             --------------------
Commission.................................................................................  3
Committee Report...........................................................................  79
Compounding Certificates...................................................................  38
Contingent Payment Regulations.............................................................  93
Contingent Principal.......................................................................  92, 93
controlled foreign corporation.............................................................  88
Cooperative................................................................................  52
Custodians.................................................................................  40
Cut-off Date...............................................................................  13
daily accruals.............................................................................  83
daily portions.............................................................................  79
defective obligation.......................................................................  40, 42
Deferred Interest..........................................................................  10, 21
Depositaries...............................................................................  9, 50
Depositary.................................................................................  50
Depositor..................................................................................  1, 5
Determination Date.........................................................................  44
disqualified organization..................................................................  86
Distribution Date..........................................................................  39
DOL........................................................................................  96
domestic building and loan association.....................................................  77, 89
DTC........................................................................................  3
DTC Participants...........................................................................  52
Due-on-Sale................................................................................  72
Eligible Investments.......................................................................  44
ERISA......................................................................................  14
Euroclear..................................................................................  9
Euroclear Operator.........................................................................  52
Euroclear Participants.....................................................................  52
Event of Default...........................................................................  63
evidence of indebtedness...................................................................  77, 85
excess inclusion...........................................................................  83
Exchange Act...............................................................................  3
FDIC.......................................................................................  23
FHA........................................................................................  25
FHA Loans..................................................................................  25
FHLMC......................................................................................  23, 28
FHLMC Act..................................................................................  27
FHLMC Certificates.........................................................................  27
First of the Month Mortgage Loans..........................................................  38
Fixed-Rate Mortgage Loans..................................................................  22
FNMA.......................................................................................  23, 28
FNMA Certificates..........................................................................  28
foreclosure property.......................................................................  82, 86
Forward Purchase Agreement.................................................................  7, 42
Fractional Undivided Interest..............................................................  38
Global Securities..........................................................................  53
GNMA.......................................................................................  25
GNMA Certificates..........................................................................  26
GNMA I Certificates........................................................................  26

                                                                                                     PAGE
                                                                                             --------------------
GNMA II Certificates.......................................................................  26
government securities......................................................................  77
Gross Margin...............................................................................  21
Guide......................................................................................  23
Housing Act................................................................................  25
HUD........................................................................................  23
Index......................................................................................  20
indirect participants......................................................................  52
Initial Deposit............................................................................  12, 66
Installment Due Date.......................................................................  20
Interest Remittance Amount.................................................................  32
Investment Grade...........................................................................  8
IO Certificates............................................................................  10, 89
issue price................................................................................  78
Issuer.....................................................................................  5
L/C Bank...................................................................................  66
Lease......................................................................................  74
Legal investments..........................................................................  15
Limited Mortgage Documentation Program.....................................................  24
Loan-to-Value Ratio........................................................................  24
Market Discount............................................................................  92
Master Servicer............................................................................  1, 5
Maximum Adjustment.........................................................................  21
Maximum Rate...............................................................................  22
Minimum Rate...............................................................................  22
Monthly Payments...........................................................................  6, 20
Morgan.....................................................................................  9
Mortgage Asset Seller......................................................................  1
Mortgage Assets............................................................................  1, 5
Mortgage Certificates......................................................................  1, 6
Mortgage Interest Rates....................................................................  6, 21
Mortgage Loans.............................................................................  1, 6
Mortgage Notes.............................................................................  6
Mortgage Pass-Through Rate.................................................................  31
Mortgage pool pass-through certificate.....................................................  97
Mortgage-related securities................................................................  15, 100, 101
Mortgagor..................................................................................  10
mutual savings bank........................................................................  77
Negatively Amortizing ARMs.................................................................  21
Net Margin.................................................................................  31
Non-Accelerated Certificates...............................................................  38
Non-economic residual interest.............................................................  86
Noncontingent bond method..................................................................  93
Nonrecoverable Advances....................................................................  48
Notional Balance...........................................................................  47
OID Regulations............................................................................  75
original issue discount....................................................................  14, 78
P&I Certificates...........................................................................  89
Parties in Interest........................................................................  97
Pass-through entity........................................................................  86

                                                                                                     PAGE
                                                                                             --------------------
pass-through interest holder...............................................................  84
pass-through interest holders..............................................................  83
Pass-Through Rate..........................................................................  1, 10, 19
Paying Agent...............................................................................  38
Payment Caps...............................................................................  21
Percentage Interest........................................................................  38, 45
permitted investments......................................................................  44, 76
Plans......................................................................................  96
PO Certificates............................................................................  9
Pool.......................................................................................  1, 19
Pool Distribution..........................................................................  44
Pre-Funding Account........................................................................  7, 42
Prepayment Assumption......................................................................  79
Prepayment Certificates....................................................................  38, 48
Prepayment Interest Shortfall..............................................................  10
Prepayment Period..........................................................................  45
Prepayment Premium.........................................................................  23
Principal Balance..........................................................................  38
Private Certificates.......................................................................  28
prohibited transactions....................................................................  85
Prospectus Supplement......................................................................  1
PTE 83-1...................................................................................  97
PUDs.......................................................................................  20
Qualified Lender...........................................................................  1
qualified mortgages........................................................................  76
qualified stated interest..................................................................  78
qualified stated interest payments.........................................................  78
qualifying real property loans.............................................................  77
Rating Agency..............................................................................  8
real estate assets.........................................................................  77
Realized Losses............................................................................  12
Record Date................................................................................  39
Registration Statement.....................................................................  4
Regular Certificates.......................................................................  14, 75
regular interests..........................................................................  81, 82, 89
REMIC......................................................................................  2, 13
REMIC Regulations..........................................................................  75
Replacement Certificates...................................................................  53
Repository.................................................................................  37
Reserve Fund...............................................................................  12, 66
Residual Certificates......................................................................  48, 75
Residual Holder............................................................................  38
residual interests.........................................................................  38, 82, 89
Revised Issue Price........................................................................  80
Rules......................................................................................  51
SAIF.......................................................................................  23
Scheduled Amortization Date................................................................  46, 47
Securities Act.............................................................................  4
Senior Certificates........................................................................  1, 8
Sequential Pay Certificates................................................................  38, 47

                                                                                                     PAGE
                                                                                             --------------------
Series.....................................................................................  1
Servicer...................................................................................  58
Servicing Agreement........................................................................  20
Shifting Interest Certificates.............................................................  38
Shifting Interest Credit Enhancement.......................................................  11, 65
Shortfall..................................................................................  12
significant value..........................................................................  83
single-class REMIC.........................................................................  83
Single-family residential property.........................................................  97
SMMEA......................................................................................  15, 100
Special Hazard Amount......................................................................  67
Special Hazard Insurance Policy............................................................  67
Special Hazard Insurer.....................................................................  67
Specified Reserve Fund Balance.............................................................  12, 66
Sponsor....................................................................................  73
Startup Day................................................................................  76
Stripped Certificates......................................................................  38, 49
Stripped debt..............................................................................  90
Subordinate Certificates...................................................................  1, 8
Subordinated Amount........................................................................  11
Subsequent Documents.......................................................................  3
Superlien..................................................................................  73
Surplus....................................................................................  48
Tax matters person.........................................................................  87
taxable mortgage pool......................................................................  85
Terms and Conditions.......................................................................  52
Title V....................................................................................  73
Trust......................................................................................  98
Trust Fund.................................................................................  1, 8
Trustee....................................................................................  19
Underwriter Exemption......................................................................  98
Underwriters...............................................................................  100
United States person.......................................................................  88
USA........................................................................................  6
VA.........................................................................................  25
variable rate debt instruments.............................................................  78

                               TABLE OF CONTENTS

                                                     PAGE
                                                     -----
PROSPECTUS SUPPLEMENT...........................           3
REPORTS TO CERTIFICATEHOLDERS...................           3
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.....................................           3
ADDITIONAL INFORMATION..........................           4
SUMMARY.........................................           5
RISK FACTORS....................................          16
THE POOLS.......................................          19
  General.......................................          19
  The Mortgage Loans............................          19
    General.....................................          19
    General Characteristics of the Mortgage
      Loans.....................................          20
    Description of ARMs.........................          21
    Description of the Fixed-Rate Mortgage
      Loans.....................................          22
    Assumption..................................          22
    Description of Qualified Lenders............          22
    Payment Provisions of the Mortgage Loans....          23
    Underwriting Policies.......................          23
  Mortgage Certificates.........................          25
    General.....................................          25
    GNMA, FHLMC and FNMA Certificates...........          25
    Private Certificates........................          28
THE DEPOSITOR...................................          29
USE OF PROCEEDS.................................          30
PREPAYMENT AND YIELD CONSIDERATIONS.............          31
  General.......................................          31
    Determination of Mortgage Pass-Through
      Rates.....................................          31
    Determination of Certificate Pass-Through
      Rate......................................          31
  Yield.........................................          31
    Price.......................................          32
    Effective Pass-Through Rate.................          32
    Other Yield Considerations..................          32
  Maximum and Minimum Rates, Maximum Adjustment,
    Payment Caps and Deferred Interest..........          33
  Distribution Shortfalls.......................          33
  Classes of Certificates.......................          34

                                                     PAGE
                                                     -----
MATURITY CONSIDERATIONS.........................          34
  General.......................................          34
  Maturity......................................          34
  Prepayment Considerations.....................          34
DESCRIPTION OF THE CERTIFICATES.................          37
  General.......................................          37
  Assignment of Mortgage Loans..................          39
    General.....................................          39
  Representations and Warranties................          41
  Forward Commitments: Pre-Funding Account......          42
  Payments on Mortgage Loans....................          43
  Distributions on the Certificates.............          44
  Advances and Limitations Thereon..............          48
  Adjustment to Master Servicing Fees in
    Connection with Prepayment Interest
    Shortfall...................................          49
  Example of Distribution.......................          49
  Registration of Certificates..................          50
  Global Clearance, Settlement and Tax
    Documentation Procedures....................          53
    Initial Settlement..........................          54
    Secondary Market Trading....................          54
    Certain U.S. Federal Income Tax
      Documentation Requirements................          56
  Reports to Certificateholders.................          57
  Reports to the Trustee........................          58
  Collection and Other Servicing
    Procedures..................................          58
  Hazard Insurance..............................          59
  Realization Upon Defaulted Mortgage Loans.....          60
  Administration Fees, Compensation and Payment
    of Expenses.................................          61
  Evidence as to Compliance.....................          61
  Certain Matters Regarding the Master
    Servicer....................................          61
  Back-Up Master Servicer.......................          62
  Special Servicing Agreements..................          62
  Events of Default.............................          63
  Rights Upon Default...........................          63
  Amendment.....................................          64
  Termination...................................          64

                                                     PAGE
                                                     -----
CREDIT ENHANCEMENTS.............................          65
  General.......................................          65
  Subordination.................................          65
  Shifting Interest Credit Enhancement..........          65
  Overcollateralization.........................          66
  Reserve Fund..................................          66
  Letter of Credit..............................          66
  Surety Bond...................................          67
  Special Hazard Insurance Policy...............          67
  Bankruptcy Bond...............................          67
  Cross-Support Features........................          67
  Other Arrangements for Credit Enhancements....          67
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.....          68
  General.......................................          68
  Foreclosure...................................          68
  Rights of Redemption..........................          69
  Anti-Deficiency Legislation and Other
    Limitations on Lenders......................          69
  Junior Liens; Rights of Senior
    Lienholders.................................          71
  "Due-on-Sale" Clauses.........................          72
  Environmental Legislation.....................          72
  Subordinate Financing.........................          73
  Applicability of Usury Laws...................          73
  Enforceability of Certain Provisions..........          73
  Co-op Loans...................................          74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........          75
  General.......................................          75
  REMIC.........................................          75
    Classification of REMICS....................          75
  Qualification as a REMIC......................          75
    Characterization of Investments in
      Certificates..............................          77
    Taxation of Owners of Regular
      Certificates..............................          78
    Constant Yield Election.....................          80
                                                     PAGE
                                                     -----
    Effects of Defaults and Delinquencies.......          81
    Taxation of Owners of Residual
      Certificates..............................          81
    Pass-Through of Miscellaneous Itemized
      Deductions................................          83
    Sales of Certificates.......................          84
    Prohibited Transactions and Other
      REMIC-Level Taxes.........................          85
    Tax on Transfers of Residual Certificates to
      Certain Organizations.....................          85
    Disregard of Certain Transfers..............          86
    Termination.................................          87
    Reporting and Other Administrative
      Matters...................................          87
    Backup Withholding..........................          88
    Foreign Investors...........................          88
    Purchase of Both Regular and Residual
      Certificates..............................          89
  Investment in Certificates Not Representing
    Interests in a REMIC........................          89
    Classification of Trust Fund and
      Characterization of Investment in
      Certificates..............................          89
    Taxation of Owners of P&I Certificates......          89
    Taxation of Owners of IO Certificates.......          93
    Administration Fee, Voluntary Advances and
      Subordinated Amount.......................          94
    Sales of Certificates.......................          94
    Reporting...................................          95
    Backup Withholding..........................          96
    Foreign Investors...........................          96
STATE TAX CONSIDERATIONS........................          96
ERISA CONSIDERATIONS............................          96
PLAN OF DISTRIBUTION............................          99
LEGAL INVESTMENT................................         100
LEGAL MATTERS...................................         101
RATING..........................................         101
INDEX OF SIGNIFICANT DEFINITIONS................         102

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated.

              SEC Registration Fee. . . . . . . . . . . . .        $ 295
              Blue Sky Fees and Expenses. . . . . . . . . .       10,000
              Legal Fees and Expenses . . . . . . . . . . .      250,000
              Accounting Fees and Expenses. . . . . . . . .      100,000
              Trustee's Fees and Expenses
                (including counsel fees). . . . . . . . . .       25,000
              Printing and Engraving Fees . . . . . . . . .       50,000
              Rating Agency Fees. . . . . . . . . . . . . .      100,000
              Miscellaneous . . . . . . . . . . . . . . . .       25,000
                                                               ---------
                     Total  . . . . . . . . . . . . . . . .    $ 560,295
                     ______________________

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Pooling and Servicing Agreement will provide that neither the Registrant nor any of its directors, officers, employees or agents shall have any liability to the trust fund (the "Trust Fund") created thereunder or to any of the holders of the Certificates, except with respect to liabilities resulting from willful misfeasance, bad faith or gross negligence. The Agreement will further provide that, with the exceptions stated above, the Registrant and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with legal actions relating to the Pooling and Servicing Agreement or the Certificates.

       It is expected that the Underwriting Agreement will provide, under certain circumstances, for indemnification of the Registrant and other certain persons.

ITEM 16.  EXHIBITS

       (a)    Financial Statements.  Not applicable.
       (b)    Exhibits:
              1.1*   Form of Underwriting Agreement.
              3.1*   Certificate of Incorporation of Registrant
              3.2*   Bylaws of Registrant
              4.1*   Form of Pooling and Servicing Agreement, including forms of
                     Class A and Class B Certificates and Residual Certificates
                     attached as Exhibits A, B and C thereto.
              4.2*   Form of Mortgage Loan Purchase Agreement
              5.1    Opinion of Mayer, Brown & Platt re legality.
              8.1    Opinion of Mayer, Brown & Platt as to tax matters (included as part of Exhibit
                     5.1).
              23.1   Consent of Mayer, Brown & Platt (included as part of
                     Exhibit 5.1).
              24.1   Power of Attorney (included at page II-3)

* Incorporated by reference to Registration Statement 333-42127

ITEM 17.  UNDERTAKINGS

       (a)    Undertaking in respect of indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (b)    Undertakings pursuant to Rule 415.

       The Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (c)    Undertakings pursuant to Rule 430A.

       The Registrant hereby undertakes:

       1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective; and

       2. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (d) Undertakings in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on the 9th day of June, 1998.


                                           ABN AMRO Mortgage Corporation


                                           By /s/Stewart W. Fleming
                                              ---------------------
                                              Name:  Stewart W. Fleming
                                              Title: Vice President and Director


                                  POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Stewart W. Fleming, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of ABN AMRO Mortgage Corporation), to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent of any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE               TITLE                                   DATE
       ---------               -----                                   ----
/s/Joseph Krul            Chairman of the Board and President        June 9, 1998
---------------------
Joseph Krul

/s/Michael Maher          Chief Financial Officer and Treasurer      June 9, 1998
---------------------
Michael Maher

/s/Stanley H. Rhodes      Senior Vice President and Director         June 9, 1998
---------------------
Stanley H. Rhodes

/s/Stewart W. Fleming     Vice President and Director                June 9, 1998
---------------------
Stewart W. Fleming

/s/Martin Eisenberg       Vice President                             June 9, 1998
---------------------
Martin Eisenberg

                                    EXHIBIT INDEX


                                                          Sequentially
Exhibit No.     Description                               Numbered Page
-----------     -----------                               -------------
  1.1*          Form of Underwriting Agreement.

  3.1*          Certificate of Incorporation of Registrant

  3.2*          Bylaws of Registrant

  4.1* Form of Pooling and Servicing Agreement, including forms of Class A and Class B
                Certificates and Residual Certificates
                attached as Exhibits A, B and C thereto.

  4.2*          Form of Mortgage Loan Purchase Agreement

  5.1           Opinion of Mayer, Brown & Platt re legality.

  8.1 Opinion of Mayer, Brown & Platt as to tax matters (included as part of Exhibit 5.1).

 23.1 Consent of Mayer, Brown & Platt (included as part of Exhibit 5.1).

 24.1           Power of Attorney (included at page II-3)

* Incorporated by reference to Registration Statement 333-42127